Exhibit 99.1

GROWING TOGETHER

CPKC
7455
CPKC

2026 NOTICE OF ANNUAL MEETING AND MANAGEMENT PROXY CIRCULAR

2026 NOTICE OF ANNUAL MEETING AND MANAGEMENT PROXY CIRCULAR13199-

2026 MANAGEMENT PROXY CIRCULAR TABLE OF CONTENTS

Your vote is important!
We encourage you to read the proxy circular before exercising your vote.

Please vote as early as possible so your CPKC common shares are represented at the meeting. Computershare Trust Company of Canada, our transfer agent, must receive your vote no later than 9:00 am (Mountain), on Tuesday April 28, 2026.

Refer to pages 99 and 101 of the proxy circular for detailed instructions on how to vote.

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS

To our Shareholders

You are invited to our 2026 annual meeting of shareholders (Meeting) if you held common shares of Canadian Pacific Kansas City Limited (CPKC) at the close of business on March 9, 2026.

When Wednesday, April 29, 2026 9:00 a.m. (Mountain Daylight Time)	Webcast Virtual meeting via webcast at: https://meetings.lumiconnect.com/400-909-565-002	Record Date March 9, 2026

We will cover five items of business:

1.	Receive the audited consolidated financial statements for the year ended December 31, 2025;
2.	Appoint the auditor;
3.	Have a say on our approach to executive pay at CPKC;
4.	Have a say on our approach to climate change; and
5.	Elect Directors.

We will also consider other business that may properly come before the meeting.

This year’s meeting will be held as a virtual meeting. The meeting will permit registered shareholders and duly appointed proxyholders to participate virtually via live webcast online at https://meetings.lumiconnect.com/400-909-565-002. Hosting a virtual meeting will enable greater participation by our shareholders by allowing shareholders who might not otherwise be able to travel to a physical meeting to attend online. The accompanying proxy circular provides important and detailed instructions about how to participate at the meeting.

As we have done in the past few years and to continue to reduce environmental impact, we are using the “notice and access” procedures permitted under applicable Canadian securities laws for distribution of the proxy circular and other related meeting materials to shareholders. Under the notice and access procedures, instead of sending paper copies of the proxy circular and related meeting materials, shareholders who hold shares as of March 9, 2026 will be able to access and review the materials online. Shareholders will receive a package with a notice and instructions of how to access the materials electronically on a website. The notice will also explain how to obtain a paper copy of the meeting materials upon request. For additional information, see Part VI - Delivery of Meeting Materials and Voting Information on page 97 of the proxy circular. Shareholders may contact Kingsdale Advisors, CPKC’s strategic advisor by telephone at 1-866-879-7649 (toll-free in North America) or 647-251-9709 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com.

We look forward to your participation in our meeting on April 29, 2026.

Cassandra P. Quach

Vice-President,

Chief Legal Officer and Corporate Secretary

Calgary, Alberta

March 10, 2026

About the information in this proxy circular

Note regarding presentation

Our shares are listed for trading on the Toronto Stock Exchange (TSX) and the New York Stock Exchange (NYSE). We are classified as a foreign private issuer pursuant to applicable U.S. securities laws and are therefore exempt from the proxy rules under the U.S. Securities Exchange Act of 1934, as amended (Exchange Act). This document is prepared in compliance with applicable Canadian securities laws and regulations. Additionally, as a foreign private issuer, we are permitted to follow home country practice instead of certain governance requirements set out in the NYSE rules, provided that we disclose any significant differences between our governance practices and those required by NYSE rules on our website at investor.cpkcr.com/governance.

Non-GAAP measures

This proxy circular includes certain measures that do not have standardized meaning and are not defined by generally accepted accounting principles in the United States (GAAP) and, therefore, may not be comparable to similar measures used by other companies. These non-GAAP measures include core adjusted operating income (OI), core adjusted operating ratio (OR), core adjusted diluted earnings per share (EPS), core adjusted return on invested capital (ROIC), adjusted free cash, and adjusted net debt to adjusted earnings before interest, tax, depreciation and amortization (EBITDA) included in the compensation discussion and analysis beginning on page 34. You can find more information about non-GAAP measures and the definitions of these measures on page 104.

Forward-looking information

This proxy circular contains certain forward-looking information and forward-looking statements (collectively, “forward-looking information”) within the meaning of applicable securities laws relating to our compensation programs, operations, anticipated financial performance, business prospects, planned capital expenditures and strategies, and board and committee composition and roles, among other things, including with respect to the environment, social, governance and sustainability priorities, policies, practices, programs, goals, targets, strategies and objectives of CPKC. Any statements about our expectations, beliefs, plans, goals, targets, predictions, forecasts, objectives, assumptions, information and statements about possible future events, conditions and results of operations or performance are not historical facts and may be forward-looking. Forward-looking information in this proxy includes, but is not limited to, plans or objectives of management for future operations, 2026 PSU performance measures, plans relating to the implementation of a share buyback program; information regarding sustainability-related actions we plan to take in the future, including our Climate Strategy and our goals and commitments for reducing greenhouse gas (GHG) emissions, our Commitment to Climate Action or other sustainability-related commitments; the availability of carbon emissions-reduction tools and technologies; and assumptions related to the foregoing. Forward-looking information is often, but not always, made through the use of words or phrases such as “anticipates”, “aims”, “believes”, “can”, “could”, “may”, “predicts”, “potential”, “should”, “will”, “estimates”, “plans”, “targets”, “milestones”, “projects”, “continuing”, “ongoing”, “expects”, “intends” and similar words or phrases suggesting future outcomes.

The forward-looking statements contained in this proxy circular are based on current expectations, estimates, projections and assumptions, having regard to the Company’s experience and its perception of historical trends, and include, but are not limited to, expectations, estimates, projections and assumptions related to: changes in business strategies; North American and global economic growth and conditions; commodity demand growth; sustainable industrial and agricultural production; commodity prices and interest rates; foreign exchange rates; effective tax rates; performance of our assets and equipment; sufficiency of our budgeted capital expenditures in carrying out our business plan; geopolitical conditions; applicable laws, regulations and government policies, including, without limitation, those relating to regulation of rates, tariffs, import/export, trade, taxes, wages, labour and immigration; the availability and cost of labour, services and infrastructure; labour disruptions; the satisfaction by third parties of their obligations to the Company; and carbon markets, evolving sustainability strategies, and scientific or technological developments. Although the Company believes the expectations, estimates, projections and assumptions reflected in the forward-looking statements presented herein are reasonable as of the date hereof, there can be no assurance that they will prove to be correct. Current conditions, economic and otherwise, render assumptions, although reasonable when made, subject to greater uncertainty.

2 CPKC

Undue reliance should not be placed on forward-looking statements as actual results may differ materially from those expressed or implied by forward-looking statements. By their nature, forward-looking statements involve numerous inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including, but not limited to, the following factors: changes in business strategies and strategic opportunities; general Canadian, U.S., Mexican and global social, economic, political, credit and business conditions; risks associated with agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures, including competition from other rail carriers, trucking companies and maritime shippers in Canada, the U.S. and Mexico; North American and global economic growth and conditions; industry capacity; shifts in market demand; changes in commodity prices and commodity demand; uncertainty surrounding timing and volumes of commodities being shipped by the Company; inflation; geopolitical instability; changes in laws, regulations and government policies, including, without limitation, those relating to regulation of rates, tariffs, import/export, trade, wages, labour and immigration; changes in taxes and tax rates; potential increases in maintenance and operating costs; changes in fuel prices; disruption of fuel supplies; uncertainties of investigations, proceedings or other types of claims and litigation; compliance with environmental regulations; labour disputes; changes in labour costs and labour difficulties; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; sufficiency of budgeted capital expenditures in carrying out business plans; services and infrastructure; the satisfaction by third parties of their obligations; currency and interest rate fluctuations; exchange rates; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; trade restrictions, including the imposition of any tariffs, or other changes to international trade arrangements; the effects of current and future multinational trade agreements on or other developments affecting the level of trade among Canada, the U.S. and Mexico; climate change and the market and regulatory responses to climate change; anticipated in-service dates; success of hedging activities; operational performance and reliability; customer, regulatory and other stakeholder approvals and support; regulatory and legislative decisions and actions; the adverse impact of any termination or revocation by the Mexican government of Kansas City Southern de Mexico, S.A. de C.V.’s concession; public opinion; various events that could disrupt operations; including severe weather, such as droughts, floods, avalanches, volcanism and earthquakes, and cybersecurity attacks, as well as security threats and governmental response to them, and technological changes; acts of terrorism, war or other acts of violence or crime or risk of such activities; insurance coverage limitations; material adverse changes in economic and industry conditions; the outbreak of a pandemic or contagious disease and the resulting effects on economic conditions; the demand environment for logistics requirements and energy prices; restrictions imposed by public health authorities or governments; fiscal and monetary policy responses by governments and financial institutions; disruptions to global supply chains; the realization of anticipated benefits and synergies of the Canadian Pacific Railway Limited (CP) and Kansas City Southern (KCS) (CP-KCS) transaction and the timing thereof; the satisfaction of the conditions imposed by the U.S. Surface Transportation Board (STB) in its March 15, 2023 decision; the successful integration of KCS into the Company; the focus of management time and attention on the CP-KCS integration and other disruptions arising from the CP-KCS integration; estimated future dividends; financial strength and flexibility; debt and equity market conditions, including the ability to access capital markets on favourable terms or at all; cost of debt and equity capital; improvement in data collection and measuring systems; industry-driven changes to methodologies; and the ability of the management of the Company to execute key priorities, including those in connection with the CP-KCS transaction. The foregoing list of factors is not exhaustive.

These and other factors that could cause actual results to differ materially from those described in the forward-looking statements contained in this proxy circular are detailed from time to time in reports filed by the Company with securities regulators in Canada and the United States, which can be accessed on SEDAR+ (www.sedarplus.ca) and EDGAR (www.sec.gov). Reference should be made to “Part I – Item IA – Risk Factors” and “Part II – Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward Looking Statements” in the Company’s annual report on Form 10-K and “Part II – Item IA – Risk Factors” and “Part I – Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Statements” in the Company’s interim reports on Form 10-Q. The forward-looking statements contained in this proxy circular are made as of the date hereof. Except as required by law, the Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, or the foregoing assumptions and risks affecting such forward-looking statements, whether as a result of new information, future events or otherwise.

2026 MANAGEMENT PROXY CIRCULAR 3

In addition, our environmental, social, governance and sustainability priorities, policies, practices, programs, milestones, goals and objectives (including CPKC’s climate strategy and our Commitment to Climate Action) remain under development as we continue to refine our analysis of and response to potential future climate and other risks and opportunities, and as the science, data and methodology underlying our analysis and strategy continue to evolve over time. We may make changes to our existing strategies and initiatives as a result. Therefore, in future disclosures, we may present information (including both forward-looking and historical information) that differs from the information contained in this proxy circular. Unless indicated otherwise or the context otherwise requires, forward-looking information in this proxy circular speaks only as of the date hereof. We undertake no obligation to update or otherwise revise such information, unless we are required by applicable law.

Explanatory notes

Kansas City Southern transaction

On December 14, 2021, the Company completed its acquisition of KCS pursuant to an Agreement and Plan of Merger (Merger Agreement) with KCS. On April 14, 2023 (the Control Date), following final approval granted by the U.S. Surface Transportation Board on March 15, 2023 (STB March 15 Decision), CP obtained control of KCS.

For more information regarding the KCS acquisition, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and our Notice of Special Meeting and Management Proxy Circular dated November 1, 2021 in respect of the special meeting of shareholders held on December 8, 2021 in connection with the KCS acquisition (Special Meeting). For more information regarding the STB March 15 Decision and the completion of the transactions contemplated under the Merger Agreement, see our Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission (SEC) on EDGAR (www.sec.gov) and filed on SEDAR+ (www.sedarplus.ca) on March 16, 2023, March 17, 2023 and April 14, 2023 and our Material Change Reports filed on SEDAR+ on March 16, 2023, March 20, 2023 and April 14, 2023. Unless indicated otherwise or the context otherwise requires, in this proxy circular, references to Canadian Pacific Kansas City Limited, CPKC, the Company, the Corporation, “we”, “us” or “our” with respect to or including a time period prior to April 14, 2023 (being the Control Date) means the Company as it existed prior to (i) completion of the acquisition of control of KCS and (ii) its name change from “Canadian Pacific Railway Limited” to “Canadian Pacific Kansas City Limited”. Any references herein to “on a standalone basis” or other references to “standalone” refer to the Company either prior to the acquisition of control of KCS, or otherwise excluding KCS.

In this document, unless indicated otherwise or the context otherwise requires:

•

“Board” means the Board of Directors of CPKC

•

“Control Date” means April 14, 2023, the date on which CPKC (through an indirect wholly owned subsidiary) assumed control of KCS’s railroad operations pursuant to the final, non-appealable March 15, 2023 approval by the U.S. Surface Transportation Board of such control

•

“CP” means the Company either prior to the acquisition of control of KCS, or otherwise excluding KCS, as described in “Explanatory notes” starting on page 4

•

“KCS” means Kansas City Southern

•

“KCS transaction” and “KCS acquisition” each mean the transactions contemplated under the Merger Agreement

•

“shares” means common shares of CPKC

•

“shareholders” means holders of our shares

•

“you” and “your” refer to shareholders of Canadian Pacific Kansas City Limited

•

“we”, “us”, “our”, “CPKC”, “Company” and “Corporation” refer to Canadian Pacific Kansas City Limited (known as Canadian Pacific Railway Limited until April 14, 2023 or the Control Date) and, where applicable, its subsidiaries (which excludes KCS with respect to the period prior to April 14, 2023)

•

all amounts are in Canadian dollars

•

any 2025 amounts paid in United States dollars (US$) have been converted to Canadian dollars using the Bank of Canada average exchange rate for the year ended December 31, 2025 ($1.3978 = US$1.00) unless otherwise stated

•

information in this document is as of March 10, 2026 unless otherwise indicated

For more information

You can find more information about CPKC, including our 2025 annual report, on our website (investor.cpkcr.com), on SEDAR+ (www.sedarplus.ca) and on EDGAR (www.sec.gov). You can also ask us for a free copy of the annual report by writing to:

Office of the Corporate Secretary

Canadian Pacific Kansas City Limited

7550 Ogden Dale Road S.E.

Calgary, Alberta T2C 4X9

4 CPKC

ABOUT CPKC

Founded in 1881 to connect Canada, CPKC delivers transportation solutions across the only rail network connecting North America including Canada, the United States and Mexico - connecting communities and economies across North America. We create long-term sustainable value for our shareholders and the broader economy by delivering safely and efficiently for our customers. We leverage our precision scheduled railroading foundations: provide service; control costs; optimize assets; operate safely; and develop people in all that we do. CPKC’s culture is guided by three core values: accountability, diversity and pride. These values drive our actions, foster respect and inspire our journey towards excellence.

Our proud railroaders are building on the legacy of the people who envisioned and built our historic railroad. Throughout our history, CPKC railroaders have defied expectations and overcome challenges, making accountability and the drive to deliver results a defining part of our culture. The dedication of our people powers our railroad as we work together to redefine what a Class I railroad can achieve - always aiming for greater things ahead.

At CPKC, our reach goes where others cannot, forging new connections and opportunities. Together with our railroaders, partners, and customers, we are “Growing Together”, shaping the future of railroading for generations to come.

Our network

2026 MANAGEMENT PROXY CIRCULAR 5

MESSAGE FROM THE CHAIR OF THE BOARD

Dear Shareholders,

On behalf of the Board of Directors, we are pleased to invite you to the shareholder meeting for Canadian Pacific Kansas City Limited (CPKC). CPKC’s 2026 annual meeting of shareholders will take place online on April 29, 2026 at 9:00 a.m. (Mountain Daylight Time) and will be streamed via live webcast at: https://meetings.lumiconnect.com/400-909-565-002. As in past years, shareholders will be able to vote as they would in an in-person shareholder meeting. Shareholders who usually vote by proxy ahead of the meeting will be able to do so in the usual way. More details about voting can be found at page 97 of this proxy circular.

Items at the meeting

At the meeting, you will vote on several items of business, including the election of directors, the “say on pay” non-binding advisory vote on our approach to executive compensation, approval of our auditor and a non-binding advisory vote on our approach to climate change.

Growing together

We are honoured to address you at a pivotal moment in CPKC’s journey. Our theme for the 2026 Proxy Circular is “Growing Together,” a reflection of our collective progress, ambition, and commitment to excellence as North America’s only transnational rail network crossing Canada, the U.S. and Mexico. Since the transformative merger that created CPKC nearly three years ago, we have made significant strides in strengthening our operations, delivering value for our customers and engaging with the communities we serve. Our continued growth is the product of our dedicated employees, innovative management, and the enduring trust and partnership of you, our shareholders.

Under the leadership of our exceptional management team, led by President and Chief Executive Officer Keith Creel, CPKC has realized meaningful milestones in operational efficiency, market reach, and sustainable growth. Our supply chain solutions have been recognized for reliability and resilience, supporting industries vital to North America’s economic prosperity. Additionally, CPKC has focused investment in infrastructure and technology, innovating advanced automation and digital tools across our network. These initiatives support safer workplaces, reduce emissions, and drive productivity, ensuring we remain an industry leader as the landscape evolves. Our commitment to operational excellence continues to be the cornerstone of our value proposition to shareholders.

Financially, CPKC delivered robust earnings growth, fortified our balance sheet, and increased our dividend program along with a new share buy-back program reflecting our commitment to shareholder returns. The CPKC leadership team continues to deliver on its strategy and the commitments made to shareholders, regulators and customers to operate safely across Canada, the U.S. and Mexico. This industry-leading management team was recognized by Extel Insights as the top scoring company in all of Canada, across all sectors, for the fourth year in a row.

In 2025, the Board remained actively engaged across the breadth of the network, including holding meetings in Calgary, the home of our global headquarters, and our annual strategy meetings in Kansas City, our U.S. headquarters and the heart of our network. It was an opportunity to see the operations and the tangible value being created by the CPKC combination. We will continue to meet across the CPKC network to connect with the operations and initiatives that enable our growth.

CPKC continues to progress development of the groundbreaking Hydrogen Locomotive Program with expansion of the fleet to seven units and the Hyion collaboration with CSX to manufacture additional units. Importantly, in 2025 we continued to operate the safest railroad in North America, and we continued to leverage the strength of our Home Safe program which has been instrumental in lowering the number of workplace injuries. I am proud of the CPKC family of railroaders and congratulate the entire team on continuing to deliver safely.

The award winning CPKC Holiday Train crossed Canada and the U.S. for the 27th year in 2025 raising a record $2 million and collecting more than 175,000 pounds of food for local food banks in 194 communities. The CPKC Women’s Open was held in Mississauga, Ont., and helped raise a record $4.5 million to support heart health in Ontario.

6 CPKC

Governance, Board Renewal and Succession

Our Board has high expectations of performance for management and we hold ourselves to the same high expectations. We are continually evaluating ourselves to ensure compliance with the standards of good governance and that each member continues to function efficiently and effectively with each other and management. When evaluating the composition of the Board and potential new members, we look to enhance the skills and experience of the Board.

I am pleased that, as part of the Company’s ongoing board succession planning, Gordon Trafton, a current member of the CPKC Board, has been appointed Vice-Chair of the Board. Additionally, on January 27, 2026, CPKC’s Board welcomed Marc Parent as a new director. He brings valuable experience in engineering, aerospace and operations leadership to the Board. We are pleased to nominate Katharine (Kate) Stevenson to the Board in 2026. Kate brings experience in finance, telecommunications and board governance. We are excited to welcome both Marc and Kate who in addition to their valuable expertise and fresh perspectives, will help guide CPKC as the company continues to build on its unique network and navigate global uncertainly.

You can read more about each of our director nominees commencing on page 16.

Shareholder engagement

As we have done each year for the past decade, the Board continued its proactive engagement with shareholders. This year, I was joined in these discussions by Gordon Trafton (Vice-Chair and Chair of the Risk and Sustainability Committee), and Matthew Paull (Chair of the Management Resources and Compensation Committee). Our engagement with shareholders focused on several key themes including:

•	the recently announced evolution of CPKC’s Board and governance structure;
•	progress on integration following the CP–KCS combination;
•	updates on CPKC’s climate strategy and feedback on our annual “say on climate” advisory vote;
•	executive compensation, talent retention, and succession planning; and
•	broader industry considerations, including potential further consolidation and evolving trade policy dynamics.

The Board greatly values our ongoing dialogue with shareholders, and we carefully consider the perspectives shared with us as we continue to refine our governance and sustainability approach. Through these engagements, we have heard that shareholders continue to view our say on climate vote as an important mechanism for accountability and transparency. At the same time, several shareholders have provided feedback that an annual vote is not necessary given the long-term nature of sustainability strategy and reporting.

In response, the Board has determined that we will continue to provide comprehensive sustainability disclosures and to report our sustainability progress annually to shareholders, while transitioning the say on climate vote to a three-year cycle. Following this year’s say on climate vote, the next shareholder vote on this matter will be held at the Company’s annual meeting in 2029.

I thank you for your ongoing commitment to CPKC and look forward to your participation in our virtual shareholder meeting on April 29, 2026. In this proxy circular, you will find important information and instructions about how to participate at the virtual meeting. Please remember to vote your shares by proxy or online during the meeting. If you have any questions or require assistance voting, you can contact our strategic shareholder advisor and solicitation agent, Kingsdale Advisors at 1-866-879-7649 (toll free in North America) or at 647-251-9709 (for collect calls outside of North America and for banks and brokers) or by email at contactus@kingsdaleadvisors.com.

Sincerely,

Isabelle Courville

Board Chair

2026 MANAGEMENT PROXY CIRCULAR 7

PROXY HIGHLIGHTS

You have received this management proxy circular (proxy circular) because you owned shares of CPKC at the close of business on March 9, 2026 and are therefore entitled to participate in our 2026 annual meeting of shareholders and vote your shares.

The 2026 annual meeting will be held in a virtual format which will be conducted via live webcast online, allowing shareholders to participate regardless of where they are located. Shareholders will be able to vote on all business brought forth before the meeting and submit questions for consideration as they would at an in-person shareholders’ meeting. Questions that are not answered at the 2026 annual meeting will be addressed via email following the meeting. Shareholders that usually vote by proxy ahead of the meeting will be able to do so in the usual way. To the knowledge of the directors and executive officers of the Corporation, as of the date hereof, there is no person or company that beneficially owns, or controls or directs, directly or indirectly, voting securities carrying 10 percent or more of the voting rights attached to any class of voting securities of the Corporation.

Registered shareholders and duly appointed proxyholders will be able to participate in the meeting, participate in the question-and-answer session, and vote, all in real time, provided they follow the instructions in our proxy circular. Non-registered (or beneficial) shareholders that have not appointed themselves or another person as their proxyholder may attend the meeting online as guests.

In our continuing effort to reduce environmental impacts and improve sustainability, we have once again adopted the “notice and access” procedures permitted under applicable Canadian securities laws. Under the notice and access procedures, we can post electronic versions of the proxy circular and meeting materials online. Instructions for accessing these materials online will be mailed to shareholders in a notice. Shareholders can still obtain paper copies of the proxy circular and meeting materials upon request. For additional information, see Part VI - Delivery of Meeting Materials and Voting Information beginning on page 97.

Management is soliciting your proxy for the meeting, to be held virtually via live webcast as outlined below.

We are soliciting proxies by mail, in person, by phone or by electronic communications. The Corporation will be bearing the cost of soliciting proxies. The Corporation has retained Kingsdale Advisors to provide a broad array of strategic advisory, governance, strategic communications, digital and investor campaign services on a global retainer basis in addition to certain fees accrued during the life of the engagement upon the discretion and direction of the Corporation. Shareholders may contact Kingsdale Advisors, the Corporation’s strategic advisor by telephone at 1-866-879-7649 or 1-647-251-9709 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com.

 2026 Meeting details

 When

 Wednesday, April 29, 2026

 9:00 a.m. (Mountain
 Daylight Time)

 Where

 Virtual meeting

 via webcast online at:

 https://meetings.lumiconnect.com/
 400-909-565-002

 Method of Delivery

 Meeting materials are
 being delivered to
 shareholders under the
 “notice and access”
 provisions of applicable
 Canadian securities laws

Business of the meeting	Voting Recommendation	For more information

1. Receive the audited consolidated financial statements for the year ended December 31, 2025

The audited consolidated financial statements are included in our 2025 annual report, available under our corporate profile on SEDAR+ (www.sedarplus.ca), EDGAR (www.sec.gov) and on our website (investor.cpkcr.com)

page 12
2. Appoint the auditor Ernst & Young LLP was first appointed our auditor in 2021. The Board recommends you vote FOR the appointment of Ernst & Young LLP as our auditor.	FOR	page 12

3. Have a say on our approach to executive pay (advisory vote)

We continue to engage with investors with respect to our compensation program. The Board recommends you vote FOR our approach to executive compensation.

	FOR	page 13

4. Have a say on our approach to climate change (advisory vote)

We continue to engage stakeholders including our shareholders, on our climate objectives and actions. The Board recommends that you vote FOR our approach to climate change.

	FOR	page 13

5. Election of directors

You will be asked to elect 14 directors to serve on our Board this year. Each director nominee is qualified, experienced and committed to serving on the Board. The Board recommends you vote FOR each nominee.

	FOR	page 14

8 CPKC

PROXY HIGHLIGHTS

Governance highlights

CPKC’s commitment to good corporate governance is integral to our business. Highlights of our strong corporate governance practices, along with our key governance policies and practices are set out below. A full listing of CPKC’s key governance policies and practices are available at investor.cpkcr.com.

active oversight of CPKC’s strategy, initiatives and risk management	diverse, engaged board with demonstrated commitment to refreshment and independence	commitment to shareholder rights and an active shareholder engagement program

Key governance policies and practices

•

Code of ethics

•

Code of ethics for Chief Executive Officer and senior financial officers

•

Business ethics reporting policy

•

Disclosure and insider trading/reporting policy

•

By-Law No. 2 (Advance notice by-law)

•

Corporate Governance Principles and Guidelines

•

Board diversity policy

•

Global Anti-Corruption Policy

•

Dodd-Frank Clawback policy

Our 2026 director nominees

Name	Age	Director since	Position	Independent	2025 Standing committee memberships(1)	2025 meeting attendance	2025 voting results (in favour)	Other public company boards

Hon. John Baird, P.C.	56	May 2015	Senior Advisor Bennett Jones LLP Former Minister Transport and Infrastructure, Canada		• Corporate Governance, Nominating & Social Responsibility (Chair) • Risk and Sustainability	86%(2)	97.54%	3

Isabelle Courville	63	May 2013	Chair, CPKC		• Ex-officio member of all Committees	100%	97.99%	2

Keith Creel	57	May 2015	President and CEO CPKC		N/A	100%	99.85%	-

Amb. Antonio Garza (Ret.)	66	June 2023	Senior Advisor, White & Case, LLP		• Corporate Governance, Nominating & Social Responsibility • Risk and Sustainability	100%	98.99%	1

Arturo Gutiérrez Hernández	60	Nov 2024	CEO, Arca Continental, S.A.B de C.V.		• Audit and Finance • Integration	100%	97.26%	1

Hon. Edward Hamberger	75	July 2019	Former President and CEO Association of American Railroads		• Integration (Chair) • Risk and Sustainability	100%	99.81%	-

Janet Kennedy	65	June 2023	Former VP, North America Regions, Google Cloud		• Audit and Finance (Chair) • Integration	100%	99.87%	2

Henry Maier	72	June 2023	Former President & CEO, FedEx Ground		• Audit and Finance • Management Resources and Compensation • Integration	100%	99.08%	-

Marc Parent	65	Jan 2026	Former President & CEO, CAE Inc.		N/A	N/A	N/A	1

Matthew Paull	74	Jan 2016	Former Senior Executive Vice-President and CFO McDonald’s Corporation		• Audit and Finance • Management Resources and Compensation (Chair)	100%	97.55%	-

Jane Peverett	67	Dec 2016	Former President and CEO BC Transmission Corporation		• Audit and Finance • Corporate Governance, Nominating & Social Responsibility	100%	98.64%	3

Andrea Robertson	62	July 2019	Chair, Calgary Airport Authority		• Corporate Governance, Nominating & Social Responsibility • Integration • Management Resources and Compensation	100%	98.52%	-

Katharine Stevenson	63	N/A	Chair, CIBC		N/A	N/A	N/A	1

Gordon Trafton	72	Jan 2017	Vice-Chair, CPKC		• Management Resources and Compensation • Risk and Sustainability (Chair)	100%	99.05%	-

You can read more about each nominated director in the profiles beginning on page 19 and the skills matrix on page 86.

(1) As of December 31, 2025.

(2) Mr. Baird was absent from the January committee meetings due to the passing of an immediate family member. His absence was approved by the Chair.

2026 MANAGEMENT PROXY CIRCULAR 9

Compensation highlights

Our executive compensation program is designed in a manner consistent with our commitment to align pay with performance, our business strategy and the interests of our shareholders.

performance targets align with our strategy	emphasis on financial and safety measures	focus on building shareholder value

Key compensation governance
policies and practices

•

Pay for performance philosophy

•

Align with shareholder interests

•

Share ownership requirements

•

Performance-based vesting

•

Caps on incentive plan payouts

•

Independent advice from external
consultants for the Management
Resources and Compensation
Committee and management

•

Shareholder engagement program

•

Dodd-Frank Clawback Policy

direct link between pay and performance	majority of executive pay is at risk	executives are CPKC shareholders

The table below shows how we have aligned our Named Executive Officers’ (NEOs) pay to performance in 2025.

Pay for performance alignment	How we do it
At-risk compensation	93 percent of CEO target compensation is at-risk 82 percent average of other NEO target compensation is at-risk
NEO’s performance assessments and accomplishments	Comprehensive review of NEO accomplishments starting on page 53 CEO’s individual performance factor cannot exceed the corporate performance factor
Incentive program is tied directly to financial and safety results as well as shareholder value creation	Explanation of how our corporate performance results and relative total shareholder return (TSR) are tied to 2025 annual incentive and 2023 performance share unit (PSU) payouts are on pages 46 and 52
Incentive payouts are formulaically determined	Descriptions of how we determine our short-term and long-term incentive awards are provided on pages 44 and 47

You can read more about executive compensation and the decisions made by the Management Resources and Compensation Committee (Compensation Committee) and the Board in the compensation discussion and analysis beginning on page 34.

10 CPKC

PROXY HIGHLIGHTS

Sustainability highlights

CPKC is committed to conducting business in an environmentally and socially responsible manner while we continue to safely and efficiently operate our railway.

focused on the safety of employees, communities and the environment	committed to climate action and reducing GHG emissions from our locomotive operations	fostering employee growth, leadership development and a culture of accountability and continuous improvement

Key sustainability policies and practices

•

Board committee oversight of risk and sustainability

•

Executive oversight of implementation of sustainability objectives

•

Annual sustainability reporting informed by recognized disclosure frameworks

•

Third-party assurance of GHG emissions data

•

Regular stakeholder engagement on our sustainability approach and practices

•

Human Rights Policy

•

Environmental Policy

•

Supplier Code of Conduct

first North American Class I railroad to participate in the United Nations Global Compact	integrating responsible procurement practices in our supply chain	investing in local programs and supporting economic development in communities along our network

Awards and Recognitions

CPKC was proud to have received several awards, rankings and other notable recognitions, including the following:

2026 MANAGEMENT PROXY CIRCULAR 11

PART II – BUSINESS OF THE SHAREHOLDER MEETING

You will vote on four items of business at the Meeting (items 2 - 5 below). Except as disclosed in this proxy circular, none of the Company’s directors or officers since the beginning of the last financial year, or the nominated directors, or their respective associates or affiliates, have a material interest in any of the items that are being voted on.

1. Receive the financial statements

Our audited consolidated financial statements for CPKC for the year ended December 31, 2025 and the auditor’s report thereon will be presented at the Meeting.

The audited consolidated financial statements for the most recently completed financial year are included in our 2025 annual report which is being distributed to shareholders using the “notice and access” procedures under applicable Canadian securities laws. The annual report is available on our website (investor.cpkcr.com/financials), on SEDAR+ (www.sedarplus.ca) and EDGAR (www.sec.gov) or you can ask our Corporate Secretary by mail to the Office of the Corporate Secretary, 7550 Ogden Dale Road S.E., Calgary, Alberta T2C 4X9 to send you a copy.

2. Appointment of auditor

You will vote on appointing Ernst & Young LLP (EY) as the Company’s independent registered public accounting firm (auditor) for the fiscal year ending December 31, 2026. EY was first appointed auditor in 2021 and the Board recommends that they be re-appointed as the Company’s auditor until the close of the next annual meeting of shareholders. Last year, at our 2025 annual and special meeting, we received a 99.61% percent vote FOR the reappointment of EY as the Company’s auditor.

You may vote FOR or WITHHOLD your vote with respect to the appointment of EY as our independent registered accounting firm.

EY’s audit and non-audit fees are approved by the Audit and Finance Committee. You can read more about the Audit and Finance Committee on pages 30 and 80.

The table below shows the fees we paid to EY in 2025 and 2024 for audit and non-audit services. Representatives of EY will participate at the Meeting and will have an opportunity to make a statement and respond to any questions from shareholders.

For the year ended December 31	2025	2024

Audit fees for audit of our annual financial statements, reviews of quarterly reports and services relating to statutory and regulatory filings or engagements (including attestation services and audit of financial statements of certain subsidiaries and certain pension and benefits plans), and advice on accounting and/or disclosure matters	$6,702,400	$6,268,200

Audit-related fees for services related to the audit but not included in the audit fees above, including securities filings	$350,000	$—

Tax fees for services relating to tax compliance, tax planning and tax advice	$187,900	$510,900

All other fees	$—	$—

Total	$7,240,300	$6,779,100

The Board recommends you vote FOR the appointment of EY as our auditor.

12 CPKC

PART II – BUSINESS OF THE SHAREHOLDER MEETING

3. Have a say on our approach to executive compensation

You will have an opportunity to vote on the Company’s approach to executive pay at the Meeting. As this is an advisory vote, the results are non-binding, but will give the Board important feedback on our approach to executive compensation.

Last year, at our 2025 annual and special meeting, we received a 87.74% percent vote FOR our non-binding advisory resolution on executive compensation. The Compensation Committee continues to work hard to ensure our compensation program pays for performance, aligns with sound principles, supports long-term sustainable value, is clear and transparent and aligns with shareholder interests.

You can vote FOR or AGAINST the following non-binding resolution on executive pay as described in this proxy circular:

“RESOLVED, on an advisory basis and not to diminish the role and responsibilities of the Board of Directors, that the shareholders accept the Company’s approach to the compensation of the named executive officers of Canadian Pacific Kansas City Limited as disclosed in the Company’s proxy circular (which includes the compensation discussion and analysis, the compensation tables and the discussion accompanying the compensation tables) delivered prior to the 2026 annual meeting of shareholders.”

The Board recommends you vote FOR the advisory resolution approving the Company’s approach to executive compensation.

The Board will consider this year’s results, other feedback it receives, as well as best practices in compensation and governance when reviewing our executive compensation in the future.

You can read about executive compensation in the compensation discussion and analysis beginning on page 34.

4. Have a say on our approach to climate change

We are asking shareholders to vote on an advisory say on climate resolution approving the Company’s approach to climate change. As this is an advisory vote, the results are non-binding. Last year at our 2025 annual and special meeting, we received a 91.66% vote FOR our non-binding advisory resolution on the Company’s approach to climate change.

CPKC recognizes that climate change presents both risks and opportunities to our business. To give stakeholders a clear view of our approach, we recently released CPKC’s Climate Insights report—a resource that brings together important climate-related information in an accessible document. Replacing our 2021 Climate Strategy, this report outlines our climate governance, strategic approach, risk management practices, metrics and emissions objectives.

As the Company advances its climate strategy, the Board has undertaken active and ongoing engagement with shareholders. Through these engagements, we have heard that shareholders view our say on climate vote as an important mechanism for accountability and transparency, while also expressing that an annual vote is not necessary given the long-term nature of sustainability strategy and reporting. In response, the Board has determined that we will continue to provide comprehensive sustainability disclosures and to report our sustainability progress annually to shareholders while moving to a say on climate vote every three years. Following this year, the next say on climate vote will take place at the Company’s annual meeting in 2029.

To guide the Company’s near-term climate actions, in 2023, CPKC established a 2030 GHG emissions reduction target for the Company’s locomotive operations using the Science Based Targets initiative (SBTi) sectoral-based approach for freight railroads and a well-below 2°C global warming scenario. This target, which was validated by SBTi, represents a commitment to:

•

reduce our scope 1, 2, and 3 well-to-wheel locomotive emissions by 36.9 percent per gross ton-mile by 2030 from a 2020 base year. Locomotive operations represent the Company’s largest source of emissions.

After a strategic review of our GHG reduction targets and an assessment of evolving SBTi standards and operational factors, the Company has decided to defer formal validation of a 1.5°C-aligned target through the SBTi at this time. This decision reflects several key considerations, including that SBTi continues to update its Corporate Net-Zero Standard 2.0 (which is currently in draft form), and the fact that SBTi has not yet developed a freight rail-specific methodology that supports an intensity-based approach aligned with the 1.5°C pathway. We also considered the evolving and diverging expectations from governments, regulators, standard-setters, investors and other stakeholders across the jurisdictions in which we operate, as well as the availability of commercially viable low-emission technologies for the freight rail sector at this time.

2026 MANAGEMENT PROXY CIRCULAR 13

CPKC’s commitment to driving emissions reductions remains unchanged, and we will continue to regularly report on our climate actions and performance to our stakeholders. An update on the Company’s progress on our climate objectives and actions in 2025, including further detail on the decision to defer setting a 1.5ºC-aligned target at this time, is included in Part V of this proxy circular.

The Board is asking shareholders to vote at the meeting on the following advisory say on climate resolution:

“RESOLVED, on an advisory basis and not to diminish the roles and responsibilities of the Board of Directors, that the shareholders of Canadian Pacific Kansas City Limited approve the Company’s approach to climate change as disclosed in this proxy circular.”

Although the vote is non-binding, the Risk and Sustainability Committee will review and consider the voting results taking into account shareholder perspectives. CPKC expects to inform shareholders in due course about any updates to our strategic approach to climate change through the Company’s ongoing climate-related disclosures.

The Board recommends you vote FOR the advisory resolution approving the Company’s approach to climate change.

You can read about our approach to climate change in Part V of this proxy circular beginning on page 89.

5. Elect directors

Our governing documents require us to have between five and 20 directors on our Board. This year there are 14 nominees for election to the Board, of which 13 nominees currently serve on the board. Mr. Marc Parent was appointed to the Board effective January 27, 2026 and Ms. Katharine Stevenson is a first-time nominee. See “About the Director Nominees” beginning on page 16 for further information on each nominated director.

Each nominee director has expressed their willingness to serve on our Board. If before the Meeting, however, we learn that a nominee is unable to serve, the people named on your proxy or voting instruction form may be able to use their discretion to vote for another qualified nominee.

Directors who are elected at the Meeting will serve from the date of the Meeting until the close of our next annual meeting of shareholders, unless a director resigns or is otherwise removed earlier.

You can vote FOR or AGAINST each nominated director.

The Board recommends you vote FOR each nominated director.

Other Business

We will consider any other business that is properly brought before the Meeting. As of the date of this proxy circular, neither management nor the Board is aware of any other items of business that may be brought before the Meeting.

Shareholder proposals

The Company did not receive any shareholder proposals requiring disclosure in this proxy circular.

If you want to submit a shareholder proposal for our 2027 annual meeting, it must be mailed to the Office of the Corporate Secretary, 7550 Ogden Dale Road S.E., Calgary, Alberta T2C 4X9, with a copy via email at shareholder@cpkcr.com.

Under Canadian law, shareholder proposals can only be considered for the annual meeting if they are submitted during a specific period. Shareholder proposals must be submitted between 90 and 150 days before the one-year anniversary of the previous annual meeting. As such, the period during which our Corporate Secretary must receive shareholder proposals in order for them to be considered for inclusion in the circular for the 2027 annual meeting is from November 30, 2026 to and including January 29, 2027. Submitting a shareholder proposal does not guarantee that it will be included in the proxy materials.

14 CPKC

PART II – BUSINESS OF THE SHAREHOLDER MEETING

Communications and engagement

The Board believes in the importance of having regular and constructive communication with shareholders and other stakeholders to create an open, candid and productive dialogue.

The Board communicates information about the Board, individual directors, executive compensation, our sustainability initiatives and practices and our corporate governance practices through our annual proxy circular. Shareholders can also contact the Board directly with any questions or concerns. Letters or emails should be marked confidential and addressed to the Chair of the Board at the following address:

Chair of the Board

c/o Office of the Corporate Secretary

7550 Ogden Dale Road S.E., Calgary, Alberta T2C 4X9

Or by email to: shareholder@cpkcr.com or Office_OfTheCorporateSecretary@cpkcr.com

You can communicate with the Chair of the Board anonymously, but we encourage you to identify yourself so we can acknowledge your communication.

Active shareholder engagement program

Since 2016, members of the Board have actively engaged with shareholders, proxy advisors and advocacy groups throughout the year. The meetings may cover a wide range of topics including executive compensation, board composition and diversity, sustainability, executive retention and succession planning, and integration oversight.

The Board’s approach to shareholder engagement is summarized in the diagram below.

Annual general meeting
After the annual meeting
reflect on the vote results
discuss potential actions in response to results and identify compensation and governance topics of most interest to shareholders organize engagement meetings
ENGAGEMENT
Shareholder engagement
engage with shareholders and proxy advisory firms to better understand investors' views on executive compensation and governance topics review current practices and evaluate potential changes in light of feedback received
Prior to next annual meeting
publish annual report and proxy statement
follow up on engagement conversations, seek feedback and discuss board decisions and rationale

Shareholder engagement

Since 2016, members of the Board have engaged annually with our shareholders. In the first quarter of 2026, we engaged with many of our top institutional shareholders, collectively representing approximately 30 percent of our public float. The meetings were attended by the Company’s Chair of the Board, the Vice-Chair and Chair of the Risk and Sustainability Committee, the Chair of the Compensation Committee and a representative from the Company’s Investor Relations department.

The objective of the meetings was to provide shareholders an update on the Company’s key topics such as governance including how the Board is evolving, the KCS integration, sustainability, compensation, and of particular focus was succession and retention planning. We also asked shareholders for their views on the evolving landscape of sustainability; in particular, their views on CPKC’s annual say on climate vote. Other topics of interest raised by shareholders included potential industry consolidation and evolving trade policy.

2026 MANAGEMENT PROXY CIRCULAR 15

ABOUT THE DIRECTOR NOMINEES

The Board is elected by shareholders to oversee management and act in the best interest of the Company.

The key to proper stewardship is assembling a Board that is qualified, experienced, diverse and operates independently of management.

Independence

Thirteen of the 14 nominated directors, including both the Chair and the Vice-Chair of the Board, and all committee members, are independent. Mr. Creel is not independent because he is the Company’s President and Chief Executive Officer.

Qualified and experienced

We strive to maintain a well-rounded and diverse Board that balances transportation industry experience with independence. Our directors bring to our board a mix of core skills and experience across a broad range of industries. The institutional knowledge of incumbent CPKC directors will continue to complement the skills required to have an effective and dynamic CPKC Board. Our director nominees have skills in the following areas:

industry knowledge	accounting and financial literacy	senior executive leadership and strategic oversight

human resources & executive compensation	environment, health & safety	risk management/ cybersecurity

For our detailed list of each director’s skills and qualifications and to learn more about their individual skills, see the skills matrix on page 86.

Diversity

The Corporate Governance, Nominating and Social Responsibility Committee (Governance Committee) considers highly qualified candidates to be directors based on a balance of skills, background, experience and knowledge. Subject to applicable law, the Governance Committee also considers other factors such as age, gender, geographical representation from the regions in which we operate, cultural heritage (including Indigenous peoples and members of visible minorities) and different abilities (including persons with disabilities) of director candidates. We also consider our Board diversity policy.

The director nominees have an average age of 66 years and nominee directors that served on the board in 2025 have an average tenure of 7.1 years. Five of the 14 nominees (36%) are women. The Chair of the Board is a woman and three of our nominee directors self-identify as members of a visible minority group, making the majority of the Board members of designated groups as defined in the Employment Equity Act (Canada). For more information about Board diversity, see page 74. A copy of our Board of Directors Diversity Policy can be found at investor.cpkcr.com/governance.

Serving on other boards

Canadian Pacific Railway Company (CPRC) is our principal operating entity in Canada and it directly or indirectly owns all of the voting shares of our other subsidiaries. Our directors serve as directors of both Canadian Pacific Kansas City Limited and CPRC and the two boards meet concurrently. CPRC is a reporting issuer in Canada because of its outstanding public debt securities.

16 CPKC

PART II – ABOUT THE DIRECTOR NOMINEES

None of the nominated directors serve on more than three other public company boards (see page 78 for more information on serving on other boards). Each of our nominees, other than Ms. Stevenson, currently serves as a director of CPRC.

The Board believes that all of our directors have demonstrated the ability to devote sufficient time and attention to fulfill their duties to the Board.

Meeting attendance

We expect directors to attend, in person, via telephone or video conference, all board meetings and all of their committee meetings. Meeting materials are provided to directors in advance. If a director cannot attend a meeting, they can provide their comments to the Chair of the Board, committee chair or the Corporate Secretary beforehand and that person will ensure the comments and views are considered at the meeting.

2025 board and committee attendance

The following table summarizes director attendance in 2025. The independent directors met in camera without management present at each board, Audit and Finance Committee and Compensation Committee meeting. Other committees also convened in camera from time to time.

(1)

Totals in this chart reflect attendance for all formal Board and committee sessions in 2025 as applicable for each director. The Board and committees also met informally from time to time during the year to discuss various matters of importance.

(2)	Mr. Baird was absent from the January committee meetings due to the passing of an immediate family member. His absence was approved by the Board Chair.
(3)	Ms. Courville is an ex-officio member of all standing Committees and may attend committee meetings at her discretion.
(4)	Mr. Gutierrez was appointed to the Audit and Finance Committee and the Integration Committee on April 30, 2025.
(5)	Ms. Kennedy attended 100% of the Audit and Finance Committee meetings for which she was eligible (7/7), having recused herself from three meetings.

2026 MANAGEMENT PROXY CIRCULAR 17

Director Nominee Profile Highlights

Our Board nominees are highly qualified and experienced, each bringing a strong commitment to effective governance and oversight. Collectively, they possess a breadth of skills and backgrounds that enable robust oversight of CPKC’s management, strategy, and long-term value creation. All nominees have agreed to serve on our Board.

Our Board composition reflects strong governance practices, including regular Board refreshment based on our evolving strategic needs and proactive director succession planning. Our nominees bring complementary backgrounds, a diversity of viewpoints, and a broad range of relevant skills and experiences that are critical to the Board’s ability to provide effective oversight of the Company. Their varying tenure on the Board supports a balance of historical insight and new perspectives, strengthening our ability to oversee the Company’s business, strategy, and operations.

Share Ownership

All directors are CPKC shareholders and must meet our share ownership requirements within five years of joining the Board, further aligning their interests with those of our shareholders. Share ownership figures are as of March 9, 2026, and reflect shares beneficially owned or controlled, directly or indirectly, by each director, including holdings under the Directors’ Deferred Share Unit (DDSU) Plan. The Corporate Governance and Nominating Committee reviews compliance with these guidelines annually to ensure alignment with best practices.

Below is a summary of certain information about our Board nominees.

Director Nominee Expertise

Director Nominee Attributes(1)

Our Director Nominees	Tenure		Age

	Less than 4 years	6	55-64	6

	5 to 10 years	7	65-74	7

	11+ years	1	75+	1

	Independence		Gender
	93%	of our director nominees are independent	36%		of our director nominees are women

	Board Refreshment		Ethnicity
	six	new directors over the past 3 years	21%		of our director nominees are ethnically diverse

(1)	Figures reflect all director nominees standing for election at the Meeting.

18 CPKC

PART II – ABOUT THE DIRECTOR NOMINEES

Isabelle Courville(1) Chair
Independent Age: 63 Director since: May 1, 2013 Residence: Mont-Tremblant, Québec, Canada 2025 voting results: 97.99% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings experience in the following areas: senior executive leadership, accounting & financial literacy, accounting & financial expertise, environment, health & safety, and climate expertise, executive compensation/human resources, transportation industry knowledge, governance, government/regulatory affairs and legal, risk management, sales & marketing and strategic oversight.

CURRENT PUBLIC COMPANY DIRECTORSHIPS

Veolia Environnement S.A. (2015 to present)

•	Chair Research, Innovation and Sustainable Development Committee
•	Member of Nominations Committee and Purpose Committee

Emera Inc. (2025 to present)

•	Member of the Audit Committee and Management Resources and Compensation Committee

OVERALL 2025 ATTENDANCE(2)		100%

Meeting Attendance

Board	7 of 7	100%
Audit and Finance	10 of 10	100%
Governance	4 of 4	100%
Compensation	5 of 5	100%
Risk and Sustainability	3 of 3	100%
Integration	4 of 4	100%

BUSINESS EXPERIENCE

•	President of Hydro-Québec Distribution and Hydro-Québec TransÉnergie (2007 to 2013)
•	20 years of experience in the Canadian telecommunications industry, including President of Bell Canada’s Enterprise Group (2003 to 2006) and President and Chief Executive Officer of Bell Nordiq Group (2002 to 2003)

PAST PUBLIC COMPANY DIRECTORSHIPS

•	SNC-Lavalin Group Inc. (2017 to 2023)
•	Laurentian Bank of Canada (2007 to 2019) (Chair of the Board)
•	Gecina S.A. (2016 to April 2017)
•	TVA Group (2013 to 2016)

OTHER EXPERIENCE

Other Boards - Current

•	Institute for Governance of Private and Public Organizations (IGOPP) (2016 to present) (member of Governance and Ethics Committee)

Other Boards - Past

•	Institute of Corporate Directors (ICD) (2013 to 2017)
•	Quebec Institute of Corporate Directors (IAS) (2013-2022)

EDUCATION

•	Bachelor’s degree in Engineering Physics, École Polytechnique de Montréal
•	Bachelor’s degree in Civil Law, McGill University
•	Doctorate Honoris Causa, Université de Montréal
•	Fellow of the Institute of Corporate Directors

SHARE OWNERSHIP

Shares: 0

DDSUs: 71,223

Meets share ownership requirements

Gordon Trafton(3) Vice-Chair(4)
Independent Age: 72 Director since: January 1, 2017 Residence: Naperville, Illinois, U.S.A. 2025 voting results: 99.05% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings experience in the following areas: senior executive leadership, accounting & financial literacy, environment, health & safety, and climate expertise, executive compensation/human resources, transportation industry knowledge, governance, government/regulatory affairs and legal, risk management, sales & marketing and strategic oversight.

CURRENT PUBLIC COMPANY DIRECTORSHIPS None

OVERALL 2025 ATTENDANCE		100%

Meeting Attendance

Board	7 of 7	100%
Compensation	5 of 5	100%
Risk and Sustainability (Chair)	3 of 3	100%

BUSINESS EXPERIENCE

•	Consultant, Brigadier Consulting (2014 to 2015)
•	Consultant, CPKC (f/k/a Canadian Pacific Railway Limited) (2013)
•	Special Advisor to the Canadian National Railway (CN) leadership team (2009 to his retirement in 2010)
•	Senior Vice-President Strategic Acquisitions and Integration, CN (2009 to 2010)
•	Senior Vice-President, Southern Region, CN (2003 to 2009)
•	Vice-President, Operations Integration, CN (2001 to 2003)
•	Vice-President, Transportation and IT Services, Illinois Central Railroad (1999 to 2001)
•	Held a number of leadership positions with Illinois Central Railroad and Burlington Northern Railroad

OTHER EXPERIENCE

Other Boards - Current

•	Leeds School of Business Advisory Board, University of Colorado Boulder (2012 to present)
•	Sacred Cow Consulting, Inc., Advisory Board (2020 to present)
•	Pacific National (2023 to present)

EDUCATION

•	Bachelor of Science, Transportation Management from the Leeds School of Business, University of Colorado Boulder

SHARE OWNERSHIP

Shares: 0

DDSUs: 34,613

Meets share ownership requirements

(1) Ms. Courville meets the SEC definition of “Audit Committee Financial Expert”.

(2) Ms. Courville is an ex-officio member of all standing committees and may attend committee meetings at her discretion.

(3) Identifies as a visible minority.

(4) Mr. Trafton was appointed as Vice-Chair of the Board on January 28, 2026.

2026 MANAGEMENT PROXY CIRCULAR 19

Hon. John Baird, P.C.
Independent Age: 56 Director since: May 14, 2015 Residence: Toronto, Ontario, Canada 2025 voting results: 97.54% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings experience in the following areas: senior executive leadership, accounting & financial literacy, environment, health & safety, and climate expertise, transportation industry knowledge, investment management, governance, government/regulatory affairs and legal, risk management and strategic oversight.

CURRENT PUBLIC COMPANY DIRECTORSHIPS

Canfor Corporation/Canfor Pulp Products Inc. (2016 to present)

•	Chair of the Board

FWD Group Holdings Limited (2021 to present)

•	Chair of Compensation Committee, member of Nominating and Corporate Governance Committee and Risk Committee

OVERALL 2025 ATTENDANCE(1)		86%

Meeting Attendance

Board	7 of 7	100%
Governance (Chair)	3 of 4	75%
Risk and Sustainability	2 of 3	67%

BUSINESS EXPERIENCE

•	Senior Advisor at the law firm of Bennett Jones LLP (2015 to present)
•	Senior Advisor at Eurasia Group (a geopolitical risk consultancy) (2015 to present)
•	Member of the International Advisory Board, Barrick Gold Corporation (2015 to present)
•	President at Grantham Finchley Consulting Inc. (2015 to present)

PAST PUBLIC COMPANY DIRECTORSHIPS

•	Osisko Gold Royalties Ltd. (2020 to 2024)

OTHER EXPERIENCE

Other Boards - Current

•	FWD Management Holdings Limited (2021 to present) (Chair of Compensation Committee, member of Nominating and Corporate Governance Committee and Risk Committee)

Other Boards - Past

•	PineBridge Investments (2015-2025)

Other experience

•	Served as Canadian Foreign Minister, Minister of Transport and Infrastructure, Minister of Environment, and President of the Treasury Board during his three terms as a Member of the Canadian Parliament (2006 to 2015)
•	Appointed to the Privy Council in 2006
•	Former Minister of Community and Social Services and Minister of Energy in the Government of Ontario
•	Senior Advisor to Community Living Ontario, an organization that supports individuals with developmental disabilities

EDUCATION

•	Honours Bachelor of Arts (Political Studies), Queen’s University

SHARE OWNERSHIP

Shares: 0

DDSUs: 51,054

Meets share ownership requirements

Keith Creel
Not Independent Age: 57 Director since: May 14, 2015 Residence: Wellington, Florida, U.S.A. 2025 voting results: 99.85% for

DIRECTOR SKILLS AND QUALIFICATIONS

President and Chief Executive Officer of the Company since January 31, 2017. Brings experience in the following areas: senior executive leadership, accounting & financial literacy, environment, health & safety, and climate expertise, executive compensation/human resources, transportation industry knowledge, governance, government/regulatory affairs and legal, risk management, sales & marketing and strategic oversight.

CURRENT PUBLIC COMPANY DIRECTORSHIPS

None

OVERALL 2025 ATTENDANCE		100%

Meeting Attendance

Board	7 of 7	100%

BUSINESS EXPERIENCE

•	Became the first President and Chief Executive Officer of CPKC on April 14, 2023 with the combination of Canadian Pacific and Kansas City Southern
•	President and Chief Executive Officer of CP (2017 to April 14, 2023)
•	President and Chief Operating Officer of CP (2013 to 2017)
•	Executive Vice-President and Chief Operating Officer of Canadian National Railway Company (CN) (2010 to 2013)
•	Other positions at CN included Executive Vice-President, Operations, Senior Vice-President Eastern Region, Senior Vice-President Western Region, and Vice-President of CN’s Prairie division (2002 to 2010)
•	Superintendent and general manager at Grand Trunk Western Railroad (1999 to 2002)
•	Trainmaster and director of corridor operations at Illinois Central Railway prior to its merger with CN in 1999
•	Began his railroad career in 1992 as an intermodal ramp manager at Burlington Northern Railway in Birmingham, Alabama

INDUSTRY RECOGNITIONS

•	Named “Railroad Innovator” for 2024 & 2014 by Progressive Railroading
•	Named “2021 CEO of the Year” and “2021 Strategist of the Year” by The Globe and Mail’s Report on Business Magazine
•	Named “Railroader of the Year” for 2022 & 2021 by Railway Age magazine

OTHER EXPERIENCE

Other Boards - Current

•	Representative on Association of American Railroads

Other experience

•	Commissioned officer in the U.S. Army and served in the Persian Gulf War in Saudi Arabia

EDUCATION

•	Bachelor of Science in Marketing, Jacksonville State University
•	Advanced Management Program, Harvard Business School

SHARE OWNERSHIP

Shares(2): 99,898

DSUs: 167,445

PSUs: 325,567

Options(3): 2,171,035

Meets executive share ownership requirements (see page 37)

(1)	Mr. Baird was absent from the January committee meetings due to the passing of an immediate family member. His absence was approved by the Board Chair.
(2)	Reflects CPKC shares in Employee Share Purchase Plan, 401(k) and personal accounts.
(3)	Reflects stock options outstanding as of Record Date.

20 CPKC

PART II – ABOUT THE DIRECTOR NOMINEES

Amb. Antonio Garza (Ret.)(1)
Independent Age: 66 Director since: June 15, 2023 Residence: Mexico City, Mexico (U.S. Citizen) 2025 voting results: 98.99% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings experience in the following areas: senior executive leadership, accounting & financial literacy, environment, health & safety, and climate expertise, transportation industry knowledge, governance, government/regulatory affairs and legal, risk management and strategic oversight.

CURRENT PUBLIC COMPANY DIRECTORSHIPS

The Greenbriar Companies (2021 to present)

•	Member of the Audit Committee and Chair of the Nominating and Corporate Governance Committee

OVERALL 2025 ATTENDANCE		100%

Meeting Attendance

Board	7 of 7	100%
Governance	4 of 4	100%
Risk and Sustainability	3 of 3	100%

BUSINESS EXPERIENCE

•	Senior Advisor to the law firm of White & Case LLP, Mexico City (2025 to present); served as Counsel to the firm (2009-2025)
•	Chairman, Vianovo Ventures (2009 to present)

PAST PUBLIC COMPANY DIRECTORSHIPS

•	Kansas City Southern (2010 to April 13, 2023)
•	MoneyGram International (2012 to 2023)
•	Americas Technology Acquisition Corp (2020-2022)
•	Basic Energy Services (2010 to 2016)

OTHER EXPERIENCE

Other Boards - Current

•	Southern Methodist University (Board of Trustees)
•	George W. Bush Foundation (Director)
•	Americas Council/Council of the Americas Society (Director)
•	Texas Tribune (Director)
•	American Chamber de Mexico (Honorary Director)

Other Experience

•	United States Ambassador to Mexico (2002 to 2009)
•	Chairman, Texas Railroad Commission (1998 to 2002)
•	Partner, Bracewell Law Firm (1997)
•	Secretary of State, State of Texas (1995 to 1997)
•	Senior Policy Advisor, Governor of the State of Texas (1994 to 1997)
•	Cameron County Judge (1988 to 1994)

EDUCATION

•	JD (Doctor of Jurisprudence), Southern Methodist University School of Law
•	BBA Finance, University of Texas at Austin

RECOGNITIONS

•	Distinguished Alumni at both the University of Texas at Austin and the Southern Methodist University, Dallas, TX
•	Inducted into the McCombs School of Business Hall of Fame, University of Texas at Austin
•	Recipient of the Orden Mexicana del Aguila Azteca (Mexican Order of the Aztec Eagle), the highest honor awarded by the Mexican Government on a non-citizens

SHARE OWNERSHIP

Shares: 12,828

DDSUs: 10,029

Meets share ownership requirements

Arturo Gutiérrez Hernández(1)
Independent Age: 60 Director since: November 1, 2024 Residence: Monterrey, Mexico 2025 voting results: 97.26% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings experience in the following areas: senior executive leadership, accounting & financial literacy, environment, health & safety, and climate expertise, executive compensation/human resources, investment management, governance, government/regulatory affairs and legal, risk management, sales & marketing, and strategic oversight.

CURRENT PUBLIC COMPANY DIRECTORSHIPS

KKR & Co. Inc. (2021 to present)

•	Member of the Conflicts Committee

OVERALL 2025 ATTENDANCE(2)		100%

Meeting Attendance

Board	7 of 7	100%
Audit and Finance	3 of 3	100%
Integration	2 of 2	100%

BUSINESS EXPERIENCE

•	Arca Continental, S.A.B. de C.V. (2001 - present)
¡	Chief Executive Officer (2019 - present)
¡	Deputy Chief Executive Officer (2017 - 2019)
¡	Chief Operating Officer (2011 - 2017)
¡	Vice President, Mexico Beverages (2008 - 2011)
¡	Vice President, Human Resources (2006 - 2008)
¡	Vice President, Corporate Planning (2003 - 2006)
¡	General Counsel and Secretary of the Board (2001 - 2008)

EDUCATION

•	Bachelor degree in Law, Escuela Libre de Derecho
•	Master’s degree in Law, Harvard University - Fullbright/Garcia Robles Scholar

SHARE OWNERSHIP

Shares: 0

DDSUs: 4,553

Expected to meet share ownership requirements in 2029

(1)	Identifies as a visible minority.
(2)	Mr. Gutierrez was appointed to the Audit and Finance Committee and the Integration Committee on April 30, 2025.

2026 MANAGEMENT PROXY CIRCULAR 21

Hon. Edward Hamberger
Independent Age: 75 Director since: July 15, 2019 Residence: Delray Beach, Florida, U.S.A. 2025 voting results: 99.87% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings experience in the following areas: senior executive leadership, accounting & financial literacy, environment, health & safety, and climate expertise, executive compensation/human resources, transportation industry knowledge, governance, government/regulatory affairs and legal, risk management and strategic oversight.

CURRENT PUBLIC COMPANY DIRECTORSHIPS

None

OVERALL 2025 ATTENDANCE		100%

Meeting Attendance

Board	7 of 7	100%
Risk and Sustainability	3 of 3	100%
Integration (Chair)	4 of 4	100%

BUSINESS EXPERIENCE

•	President and Chief Executive Officer, Association of American Railroads (1998 to 2019)

OTHER EXPERIENCE

Other Boards - Past

•	Transportation Institute, University of Denver (2002 to 2024)
•	Business Advisory Committee, Kellogg School of Management, Northwestern University (2000 to 2019)
•	TTCI (Chair of the Board) (1998 to 2019)
•	Railinc Corporation (1998 to 2019)
•	Mineta Transportation Institute, San Jose State University (2005 to 2019)
•	Baker Donelson, Management Committee (1989 to 1998)
•	Asociación Mexicana de Ferrocarriles (2005 to 2008)

Other Experience

•	Served as Assistant Secretary for governmental affairs at the U.S. Department of Transportation (1987 to 1989)

EDUCATION

•	Juris Doctor, Georgetown University
•	Master of Science, Foreign Service, Georgetown University
•	Bachelor of Science, Foreign Service, Georgetown University

SHARE OWNERSHIP

Shares: 0

DDSUs: 24,955

Meets share ownership requirements

Janet Kennedy(1)
Independent Age: 65 Director since: June 15, 2023 Residence: Naples, Florida, U.S.A. 2025 voting results: 99.87% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings experience in the following areas: senior executive leadership, accounting & financial literacy, accounting & financial expertise, executive compensation/human resources, transportation industry knowledge, investment management, governance, risk management, sales & marketing, information technology and strategic oversight.

CURRENT PUBLIC COMPANY DIRECTORSHIPS

Duluth Holdings Inc. (2023 to present)

•	Member of the Audit Committee

TriNet Group, Inc. (2025 to present)

•	Member of the Finance and Audit Committee and Compensation and Human Capital Management Committee

OVERALL 2025 ATTENDANCE		100%

Meeting Attendance

Board	7 of 7	100%
Audit and Finance (Chair)(2)	7 of 7	100%
Integration	4 of 4	100%

BUSINESS EXPERIENCE

•	Vice President, North America Regions of Google Cloud at Google (2019 to April, 2023)
•	Partner/Principal, Americas Advisory Digital Transformation Leader of Ernst & Young (2018 to 2019)
•	Vice President of US Digital Transformation for Microsoft Corp. (2018 to 2019)
•	President of Microsoft Canada (2013 to 2017)
•	Vice President, U.S. Enterprise of Microsoft Corp. (2009 to 2013)
•	Vice President, Central Region EPG for Microsoft Corp. (2002 to 2013)
•	Business Unit Executive for IBM (1990 to 2002)

PAST PUBLIC COMPANY DIRECTORSHIPS

•	Kansas City Southern (2017 to 2018 and from 2019 to April 13, 2023)

OTHER EXPERIENCE

Other Boards - Past

•	Information Technology Association of Canada (2013 to 2017)
•	Business Council of Canada (2014 to 2017)

EDUCATION

•	BSIM, Industrial Mgmt/Industrial Engineering, Purdue University, Daniels School of Business
•	MBA, Queens University of Charlotte
•	Directors Consortium 2018, Stanford Graduate School of Business Executive Education
•	Diligent Board Certification for Cybersecurity & Risk

SHARE OWNERSHIP

Shares: 7,944

DDSUs: 10,914

Expected to meet share ownership requirements in 2028

(1)	Ms. Kennedy meets the SEC definition of “Audit Committee Financial Expert”.
(2)	Ms. Kennedy attended 100% of the Audit and Finance Committee meetings for which she was eligible (7/7), having recused herself from three meetings.

22 CPKC

PART II – ABOUT THE DIRECTOR NOMINEES

Henry Maier
Independent Age: 72 Director since: June 15, 2023 Residence: Gallatin, Tennessee, U.S.A. 2025 voting results: 99.08% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings experience in the following areas: senior executive leadership, accounting & financial literacy, executive compensation/human resources, transportation industry knowledge, governance, risk management, sales & marketing and strategic oversight.

CURRENT PUBLIC COMPANY DIRECTORSHIPS

None

OVERALL 2025 ATTENDANCE		100%

Meeting Attendance

Board	7 of 7	100%
Audit and Finance	10 of 10	100%
Compensation	5 of 5	100%
Integration	4 of 4	100%

BUSINESS EXPERIENCE

•	President and Chief Executive Officer of FedEx Ground (2013 to 2021)
•	Executive Vice President, Strategic Planning, Communications, and Contractor Relations for FedEx Corp. (2009 to 2013)

PAST PUBLIC COMPANY DIRECTORSHIPS

•	CH Robinson Worldwide Inc. (2022 to 2025)
•	CarParts.com (2021 to 2025)
•	CalAmp Corp. (2021 to 2024)
•	Kansas City Southern (2017 to April 13, 2023)

OTHER EXPERIENCE

Other Boards - Past

•	United Way of Southwestern Pennsylvania

EDUCATION

•	Bachelor of Arts in Economics, University of Michigan

SHARE OWNERSHIP

Shares: 26,206

DDSUs: 6,329

Meets share ownership requirements

Marc Parent(1)
Independent Age: 65 Director since: January 27, 2026 Residence: Westmount, Québec, Canada 2025 voting results: N/A

DIRECTOR SKILLS AND QUALIFICATIONS

Brings experience in the following areas: senior executive leadership, accounting & financial literacy, environment, health & safety, and climate expertise, executive compensation/human resources, transportation industry knowledge, governance, government/regulatory affairs and legal, risk management, sales & marketing, information technology and strategic oversight.

CURRENT PUBLIC COMPANY DIRECTORSHIPS

Telus Corporation (2017 to present)

•	Member of the Pension Committee and People, Culture and Compensation Committee

OVERALL 2025 ATTENDANCE(1)	N/A

BUSINESS EXPERIENCE

•	President & Chief Executive Officer of CAE Inc. (2009 to 2025)
•	Executive Vice President & Chief Operating Officer of CAE Inc. (2008 to 2009)
•	Group President, Simulation Products & Military Training & Services of CAE Inc. (2006 to 2008)
•	Group President, Civil Simulation Products of CAE Inc. (2005 to 2006)
•	Vice President and General Manager Challenger Programs for Bombardier Aerospace (2004 - 2005)
•	Vice President and General Manager, U.S. Operations for Bombardier Aerospace (2003 - 2004)
•	Vice President and General Manager of Operations of the Toronto facility Bombardier Aerospace (2001 - 2003)
•	Vice President, Operations of the de Havilland site in Toronto Bombardier Aerospace (2000 - 2001)
•	Vice President Program Management for Product Development Bombardier Aerospace (1998 - 2000)

PAST PUBLIC COMPANY DIRECTORSHIPS

•	CAE Inc. (2008 to 2025)

OTHER EXPERIENCE

Other Boards - Current

•	McGill University Health Centre Foundation (2024 to present)

Other Boards - Past

•	Aero Montreal (2008 to 2010)
•	Aerospace Industries Association of Canada (2007 to 2025)

EDUCATION

•	Bachelor of Engineering, École Polytechnique de Montréal
•	Graduate, Harvard Business School of Advanced Management Program
•	Honorary Doctorate, École Polytechnique de Montréal
•	Airline Transport Pilot License, Transport Canada and FAA (current and active)

RECOGNITIONS

•	Member of the Order of Canada and the Order of Québec
•	2022 Inducted into Canada’s Aviation Hall of Fame
•	2022 Industry Leader of the Year, Living Legends of Aviation
•	2022 Aviation Week’s Philip J. Klass Award for Lifetime Achievement
•	2024 Living Legend of Aviation Inductee

SHARE OWNERSHIP

Shares: 13,933

DDSUs: 0

Expected to meet share ownership requirements in 2031

(1)	Mr. Parent joined the board effective January 27, 2026.

2026 MANAGEMENT PROXY CIRCULAR 23

Matthew Paull(1)
Independent Age: 74 Director since: January 26, 2016 Residence: Wilmette, Illinois, U.S.A. 2025 voting results: 97.55% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings experience in the following areas: senior executive leadership, accounting & financial literacy, accounting & financial expertise, executive compensation/human resources, investment management, governance, government/regulatory affairs and legal, risk management and strategic oversight.

CURRENT PUBLIC COMPANY DIRECTORSHIPS

None

OVERALL 2025 ATTENDANCE		100%

Meeting Attendance

Board	7 of 7	100%
Compensation (Chair)	5 of 5	100%
Audit and Finance	10 of 10	100%

BUSINESS EXPERIENCE

•	Senior Executive Vice-President and Chief Financial Officer of McDonald’s Corporation (2001 until his retirement in 2008)
•	Before joining McDonald’s in 1993, was a partner at Ernst & Young where he managed a variety of financial practices during his 18-year career and consulted with many leading multinational corporations

PAST PUBLIC COMPANY DIRECTORSHIPS

•	Air Products and Chemicals, Inc. (2013 to 2025) (Chair of Audit and Finance Committee and member of Corporate Governance and Nominating Committee and Executive Committee)
•	Chipotle Mexican Grill Inc. (2016 to 2020) (member of Compensation Committee)
•	Best Buy Co. (2003 to 2013) (Lead independent director and chair of Finance Committee)
•	WMS Industries Inc. (2012 to 2013)
•	KapStone Paper and Packaging Corporation (2010 to 2018)

OTHER EXPERIENCE

Other Boards - Current

•	Rowan, Inc. (2024 to present)

Other Boards - Past

•	Pershing Square Capital Management, L.P. (2008 to 2023) (member of Advisory Board)

EDUCATION

• Master’s degree in Accounting, University of Illinois

• Bachelor’s degree, University of Illinois

SHARE OWNERSHIP

Shares: 18,690

DDSUs: 54,925

Meets share ownership requirements

Jane Peverett(1)
Independent Age: 67 Director since: December 13, 2016 Residence: West Vancouver, British Columbia, Canada 2025 voting results: 98.64% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings experience in the following areas: senior executive leadership, accounting & financial literacy, accounting & financial expertise, environment, health & safety, and climate expertise, executive compensation/human resources, governance, government/regulatory affairs and legal, risk management and strategic oversight.

CURRENT PUBLIC COMPANY DIRECTORSHIPS

Northwest Natural Gas Company (2007 to present)

•	Chair of the Audit Committee
•	Member of Governance Committee and the Organization and Executive Compensation Committee

Capital Power Corporation (2019 to present)

•	Member of the Audit Committee and the Health, Safety and Environment Committee

Suncor Energy Inc. (2023 to present)

•	Member of the Audit Committee and Governance Committee

OVERALL 2025 ATTENDANCE		100%

Meeting Attendance

Board	7 of 7	100%
Audit and Finance	10 of 10	100%
Governance	4 of 4	100%

BUSINESS EXPERIENCE

•	President & Chief Executive Officer of BC Transmission Corporation (electrical transmission) (2005 to 2009)
•	Vice-President, Corporate Services and Chief Financial Officer of BC Transmission Corporation (2003 to 2005)(3)
•	President of Union Gas Limited (a natural gas storage, transmission and distribution company) (2002 to 2003)
•	Other positions at Union Gas Limited: President & Chief Executive Officer (2001 to 2002); Senior Vice-President Sales & Marketing (2000 to 2001) and Chief Financial Officer (1999 to 2000)(3)

PAST PUBLIC COMPANY DIRECTORSHIPS

•	Encana Corp. (2003 to 2017)
•	Postmedia Network Canada Corp. (2013 to 2016)
•	Hydro One Limited (2015 to 2018)
•	CIBC (2009 to April 2023)

OTHER EXPERIENCE

Other Boards - Current

•	CSA Group (2019 to present) (Chair of the Board)
•	British Columbia Institute of Corporate Directors Advisory Board (2014 to present) (Advisory Board Member)

EDUCATION

•	Bachelor of Commerce degree, McMaster University
•	Master of Business Administration degree, Queen’s University
•	Certified Management Accountant
•	A Fellow of the Society of Management Accountants
•	Holds the ICD.D designation from the Institute of Corporate Directors

SHARE OWNERSHIP

Shares: 0

DDSUs: 34,645

Meets share ownership requirements

(1)	Mr. Paull and Ms. Peverett meet the SEC definition of “Audit Committee Financial Expert”.

24 CPKC

PART II – ABOUT THE DIRECTOR NOMINEES

Andrea Robertson
Independent Age: 62 Director since: July 15, 2019 Residence: Calgary, Alberta, Canada 2025 voting results: 98.52% for

DIRECTOR SKILLS AND QUALIFICATIONS

Brings experience in the following areas: senior executive leadership, accounting & financial literacy, environment, health & safety, and climate expertise, executive compensation/human resources, transportation industry knowledge, governance, government/regulatory affairs and legal, risk management, and strategic oversight.

CURRENT PUBLIC COMPANY DIRECTORSHIPS

None

OVERALL 2025 ATTENDANCE		100%

Meeting Attendance

Board	7 of 7	100%
Governance	4 of 4	100%
Compensation	5 of 5	100%
Integration	4 of 4	100%

BUSINESS EXPERIENCE

•	Chair of the Board, Calgary Airport Authority (2023 to present)
•	President & Chief Executive Officer, Shock Trauma Air Rescue Service (STARS) (2011 to 2023)
•	President & Chief Operating Officer, STARS (2011 to 2012)
•	Chief Nursing and Health Professions Officer, Alberta Health Services (2009 to 2011)
•	Vice President, Foothills Medical Centre (2008 to 2009)
•	Vice President, Alberta Children’s Hospital (2008 to 2009)
•	Vice President, South Health Campus (2005 to 2007)

OTHER EXPERIENCE

Other Boards - Current

•	Medavie Inc. (2025 to present)
•	The Calgary Airport Authority (2017 to present)

Other Boards - Past

•	Bow Valley College (2015 to 2018)
•	United Way (2007 to 2013)
•	University of Alberta, Faculty of Medicine & Dentistry (2021 to 2023)

EDUCATION

•	Executive Leadership, Harvard University
•	ICD.D Rotman School of Business
•	Masters in Health-Care Administration, Central Michigan University
•	Baccalaureate of Nursing, University of Calgary
•	Executive Fellowship, Wharton University
•	Championing Sustainability from the Boardroom, Stanford Doerr School of Sustainability

SHARE OWNERSHIP

Shares: 0

DDSUs: 21,832

Meets share ownership requirements

Katharine Stevenson
Independent Age: 63 Director since: N/A Residence: Toronto, Ontario, Canada 2025 voting results: N/A

DIRECTOR SKILLS AND QUALIFICATIONS

Brings experience in the following areas: senior executive leadership, accounting & financial literacy, accounting & financial expertise, executive compensation/human resources, information technology, investment management, governance, government/regulatory affairs and legal, risk management, and strategic oversight.

CURRENT PUBLIC COMPANY DIRECTORSHIPS

Canadian Imperial Bank of Commerce (CIBC) (2011 to present)

•	Chair of Board

OVERALL 2025 ATTENDANCE(1)	N/A

BUSINESS EXPERIENCE

Ms. Stevenson has extensive business and corporate governance experience, having served on numerous public company and not-for-profit boards in Canada and the US over the past two decades, where she has consistently assumed leadership roles. For over 20 years she was a financial executive in the telecommunications and financial services industry, including executive roles in treasury, corporate finance and business development. Ms. Stevenson is a director of CIBC Bancorp USA Inc., CIBC Bank USA and Vice Chair of the Board of Directors of Unity Health Toronto.

OTHER EXPERIENCE

Other Boards - Current

•	CIBC Bank USA/CIBC Bancorp USA Inc. (2020 to present)
•	Unity Health Toronto (2021 to present)

PAST PUBLIC COMPANY DIRECTORSHIPS

•	Open Text Corporation (2008 to 2025)
•	Capital Power Corporation (2017 to 2023)
•	CAE Inc. (2007 to 2019)

EDUCATION

•	Bachelor of Arts (Magna Cum Laude), Harvard University
•	Member of the Institute of Corporate Directors (ICD.D)
•	Doctor of Laws, honoris causa, Carleton University

RECOGNITIONS

•	Named Top 100 Most Powerful Women in Canada
•	2025 ICD Fellowship Award

SHARE OWNERSHIP

Shares: 2,000

DDSUs: 0

Expected to meet share ownership requirements in 2031

2026 MANAGEMENT PROXY CIRCULAR 25

Additional information on our director nominees

Other than as disclosed below, none of the nominated directors is, or has been in the last 10 years:

(a) a director, chief executive officer or chief financial officer of a company that:

•

was subject to a cease trade or similar order or an order that denied the issuer access to any exemptions under securities legislation for over 30 consecutive days, that was issued while the proposed director was acting in that capacity, or

•

was subject to a cease trade or similar order or an order that denied the issuer access to an exemption under securities legislation for over 30 consecutive days, that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in that capacity

(b) a director or executive officer of a company that, while that proposed director was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets,

(c) become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold their assets, or

(d) subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities commission, or any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

Ms. Peverett was a director of Postmedia Network Canada Corp. (Postmedia) from April 2013 to January 2016. On October 5, 2016, Postmedia completed a recapitalization transaction under a court-approved plan of arrangement under the CBCA. Approximately US$268.6 million of debt was exchanged for shares that represented approximately 98 percent of the outstanding shares of Postmedia at that time. Postmedia repaid, extended and amended the terms of its outstanding debt obligations.

Mr. Maier served as a director of CalAmp Corp. (CalAmp) from 2021 to 2024. CalAmp was a publicly traded company whose common shares were listed on the NASDAQ during this period. CalAmp was incorporated in Delaware. On June 3, 2024, CalAmp entered into a restructuring support agreement with its principal lender, Lynrock Lake Fund LP (Lynrock), who became the equity holder of CalAmp following a series of restructuring transactions. With the support of Lynrock, on June 3, 2024, CalAmp and certain of its subsidiaries (collectively, the Debtors) filed a voluntary petition in the United States Bankruptcy Court for the District of Delaware (the Bankruptcy Court) for relief under Chapter 11 of Title 11 of the United States Code, thereby commencing Chapter 11 cases for the Debtors. On July 11, 2024, the Bankruptcy Court entered an order confirming the Debtors’ Joint Plan of Reorganization (the Plan), with an effective date of July 31, 2024. Pursuant to the Plan, Mr. Maier ceased to be a director of CalAmp. After consummating the Plan, CalAmp emerged from Chapter 11 of the Bankruptcy Code on September 23, 2024, with Lynrock as the sole shareholder of CalAmp.

26 CPKC

PART II – ABOUT THE DIRECTOR NOMINEES

2025 Director Compensation

The Governance Committee reviews director compensation every two to three years based on the directors’ responsibilities, time commitment and the compensation provided by comparable companies. The Board last reviewed director compensation in April 2025. At that time, the annual board retainer was increased from US$280,000 to US$300,000 and the additional Board Chair retainer was increased from US$195,000 to US$225,000 per year. No changes were made to the additional committee chair retainers. The chairs of the Compensation Committee and the Audit and Finance Committee receive an additional US$40,000 per year. All other committee chairs receive an additional US$30,000 per year.

We paid directors a total of approximately $5,101,678 in 2025 as detailed in the table below. Directors receive a flat fee retainer to cover their ongoing oversight and responsibilities throughout the year, and they do not receive additional compensation for attendance at Board and committee meetings.

Directors receive 100 percent of their annual retainer in director deferred share units (DDSUs) until they have met their share ownership requirements. After that, directors are required to receive at least 50 percent of their compensation in DDSUs. The totals listed in the chart below represent (1) the approximate dollar value of DDSUs credited to each director’s DDSU account in 2025, based on the closing fair market value of our shares on the grant date plus (2) the cash portion paid if a director elected to receive a portion of their compensation in cash.

Mr. Creel does not receive compensation in respect of his role as a director because he is compensated in respect of his role as President and CEO (see pages 53 and 59 for details). He is therefore not included in the chart below.

All figures in the chart below are in Canadian dollars.

Name	Fees earned(2) (paid in cash) ($)	Share-based awards(1)(2) (DDSUs) ($)	All other compensation(2)(3) ($)	Total ($)	% of Total Fees Taken in DDSUs

Hon. John Baird, P.C.	0	449,343	1,000	450,343	100

Isabelle Courville	353,190	353,190	1,000	707,380	50

Amb. Antonio Garza (Ret)(4)	0	410,124	51,719	461,843	100

Arturo Gutiérrez Hernández	0	410,124	1,398	411,522	100

Hon. Edward Hamberger	0	452,058	1,398	453,456	100

Janet Kennedy	0	466,036	1,398	467,434	100

Henry Maier	205,062	205,062	1,398	411,522	50

Matthew Paull	0	466,036	1,398	467,434	100

Jane Peverett	203,822	203,822	1,000	408,644	50

Andrea Robertson	203,822	203,822	1,000	408,644	50

Gordon Trafton	226,029	226,029	1,398	453,456	50

(1)

The value of the share-based awards has been calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC 718) using the grant date fair value, which is prescribed by the Directors’ Deferred Share Unit Plan.

(2)

All directors fees are initially determined in U.S. dollars. The value of director share-based awards, and cash and other payments, as applicable, is paid as follows: Ms. Kennedy and Messrs. Garza, Gutierrez, Hamberger, Maier, Paull and Trafton were paid in U.S. dollars and their amounts have been converted to Canadian dollars using the 2025 average exchange rate of $1.3978. Ms. Courville, Peverett and Robertson and Mr. Baird were paid in Canadian dollars based on the exchange rate on the grant date.

(3)

Each director was provided with a $1,000 donation in local currency to the charity of their choice in December 2025 in gratitude for their year of service. This amount appears under All other compensation.

(4)

Mr. Garza was paid annual director fees of U.S.$36,000 by CPKC’s wholly owned subsidiary, Kansas City Southern de Mexico, S.A. de C.V. (KCSM), for serving as Chairman of its board of directors. This amount has been converted to Canadian dollars using the 2025 average exchange rate of $1.3978.

You can read more about our director compensation program beginning on page 81.

2026 MANAGEMENT PROXY CIRCULAR 27

Incentive plan awards

Outstanding share-based awards and option-based awards

The table below shows all vested and unvested equity incentive awards held by directors that are outstanding as of December 31, 2025.

On July 21, 2003, the Board suspended any additional grants of options under the director stock option plan. There are no outstanding options under that plan.

Non-employee directors are not granted stock options under the Management Stock Option Incentive Plan.

	Share-based awards

Name	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested ($)	Market or payout value of vested share-based awards not paid out or distributed ($)(1)

Hon. John Baird, P.C.	-	-	5,147,279

Isabelle Courville	-	-	7,180,640

Amb. Antonio Garza (Ret)	-	-	1,009,762

Arturo Gutiérrez Hernández			458,391

Hon. Edward Hamberger	-	-	2,512,574

Janet Kennedy	-	-	1,098,878

Henry Maier	-	-	637,222

Matthew Paull	-	-	5,530,086

Jane Peverett	-	-	3,492,845

Andrea Robertson	-	-	2,201,061

Gordon Trafton	-	-	3,485,022

(1)

Calculated based on the closing price of our shares on December 31, 2025 (the last trading day of the year) on the TSX ($101.05), in the case of directors resident in Canada, and on the NYSE (U.S.$73.63) which was converted to Canadian dollars using the year-end exchange rate of $1.3706, in the case of the directors resident in the U.S. and Mexico.

28 CPKC

PART II – ABOUT THE DIRECTOR NOMINEES

2025 Board and Committee reports overview

In 2025, the Board had five standing committees to assist it in fulfilling its duties and responsibilities:

•

Audit and Finance Committee

•

Corporate Governance, Nominating and Social Responsibility Committee

•

Management Resources and Compensation Committee

•

Risk and Sustainability Committee

•

Integration Committee

Each committee has terms of reference approved by the Board that set out the committee’s responsibilities. Each committee has fulfilled all of its responsibilities in 2025. All committee memberships are as of December 31, 2025 unless otherwise noted.

Independence

Each committee is made up solely of independent directors, according to the independence criteria of the NYSE corporate governance rules and applicable Canadian securities laws.

Meeting in camera

Each committee has the opportunity to meet in camera, without management present. In camera sessions are required at the end of each meeting of the Audit and Finance Committee, the Compensation Committee and the Board. You can read about each director in the profiles beginning on page 19. Copies of the terms of reference for the Board and committees are available on our website (investor.cpkcr.com/governance).

Integration Committee

Responsible for overseeing the integration of KCS following the Company’s acquisition of control of KCS. The Integration Committee also provides advice to management regarding the integration of KCS and evaluates, approves and monitors the integration plan. The members as of December 31, 2025 were as follows:

MEMBERS

Hon. Edward Hamberger (Chair)

Isabelle Courville

Arturo Gutiérrez

Janet Kennedy

Henry Maier

Andrea Robertson

2025 HIGHLIGHTS

Four formal meetings and a number of informal meetings to discuss matters before the Committee.

Strategic risk

•

reviewed steps required for post control plans, and monitored the integration plan

Safety and environmental processes and systems

•

received updates on the safety integration plan and environmental matters

Culture

•

reviewed the development of an integrated future CPKC culture

•

reviewed updates on Mexican integration matters

Synergies

•

monitored achievement of revenue and cost synergies following the Company’s control of KCS

Corporate Governance, Nominating and Social Responsibility Committee

Responsible for monitoring and assessing the functioning of the Board and committees and for developing and implementing good corporate governance practices, identifying qualified director candidates and recommending director nominees for election to the Board. Also has oversight responsibility in respect of major issues of public policy relevant to our business and reviews and assesses initiatives of the Corporation related to social responsibility and diversity and inclusion.

MEMBERS

Hon. John Baird, P.C. (Chair)

Isabelle Courville

Amb. Antonio Garza (Ret.)

Jane Peverett

Andrea Robertson

2025 HIGHLIGHTS

Four formal meetings in 2025 in addition to a number of informal meetings to discuss the matters before the committee.

Corporate governance

•	reviewed and updated our corporate governance principles and guidelines
•	reviewed and confirmed the terms of reference for the Board and committees
•	reviewed and confirmed the position descriptions for the Board Chair, CEO and committee chairs
•	reviewed Board age and term limits
•	received and approved management proxy circular and related disclosures
•	reviewed the Code of Business Ethics
•	reviewed shareholder engagement feedback

Board performance

•	set Board goals for 2025 relating to strategic planning, Board succession, shareholder engagement, director education and mentorship
•	engaged in a peer review process as part of the director evaluation process
•	evaluated the performance of the Board, committees, Board Chair, committee chairs and individual directors for 2025

Board composition for 2025

•	reviewed the director skills matrix to ensure that the current directors have the skills and experience to meet the Board’s needs
•	completed a director search for directors with business experience in Canada as part of director succession planning

Director development

•	continuing education provided through board and committee meetings as well as participation in industry conferences
•	reviewed our director orientation and onboarding process

2026 MANAGEMENT PROXY CIRCULAR 29

Audit and Finance Committee

Responsible for fulfilling all public company audit committee legal obligations and assists the Board in fulfilling its oversight responsibilities in relation to the disclosure of financial statements and information derived from them, including the review and integrity of the financial statements, the integrity and quality of our financial reporting and internal controls, our compliance with applicable legal and regulatory requirements, the qualifications, independence, engagement, compensation and performance of the external auditor, and the performance of our internal audit function. The Audit and Finance Committee is also responsible for assisting the Board with oversight of additional matters including financing plans and programs, financial risks and contingent exposures, and the pension plans sponsored by the Company. The Audit and Finance Committee has in camera meetings with the external auditor, the Chief Internal Auditor, and the Chief Financial Officer at each meeting. In addition, the Audit and Finance Committee holds in camera sessions without management present at each meeting.

The Audit and Finance Committee has been established in accordance with the Exchange Act, NYSE standards and National Instrument 52-110 Audit Committees.

MEMBERS

Janet Kennedy (Chair)

Isabelle Courville

Arturo Gutiérrez

Henry Maier

Matthew Paull

Jane Peverett

2025 HIGHLIGHTS

Ten formal meetings in 2025 in addition to a number of informal meetings to discuss the matters before the Committee.

External auditor

•	oversaw the pre-approval of audit and non-audit services provided by the external auditor, including a discussion on which non-audit services the external auditor is prohibited from providing
•	reviewed the performance of the external auditor and recommended to the Board the re-appointment of the Company’s external auditor for fiscal year 2025
•	reviewed the non-audit review reports of the auditor of our interim financial statements each quarter
•	received assurance from the external auditor that the annual audit was performed in a manner consistent with accepted standards
•	met with the external auditor to discuss independence and other required matters under the Public Company Accounting Oversight Board (PCAOB) standards governing communications with audit committees
•	received the external auditor’s written disclosure required by the PCAOB about its communication regarding independence
•	reviewed the formal statement from the external auditor confirming its independence and the policies regarding hiring of the external auditor’s employees or former employees
•	reviewed the external auditor’s annual audit plan
•	approved the external auditor’s annual compensation

Risk oversight

•	reviewed and monitored our material financial disclosure
•	confirmed our Audit and Finance Committee financial experts
•	received report from the Chief Legal Officer to review all legal and regulatory matters and claims that could have a material impact on our financial position
•	received updates from management on cybersecurity

Financial disclosure review and internal controls

•	met with management, the internal auditor and the external auditor to review the adequacy and effectiveness of the financial reporting process, the internal control procedures and the disclosure controls
•	reviewed our procedures for receiving and addressing complaints on accounting, internal accounting controls or auditing matters
•	reviewed and recommended for Board approval the interim financial reports on Form 10-Q and quarterly earnings releases
•	reviewed management methodologies for critical accounting estimates
•	reviewed management progress on adoption of future accounting standards
•	met with management and the external auditor to review our annual audited consolidated financial statements and then recommended them to the Board for approval and to be included in our annual report on Form 10-K

Treasury

•	reviewed and monitored the Company’s compliance with financial covenants
•	reviewed and monitored the Company’s financing plan
•	reviewed and monitored the Company’s shareholder return strategy

Internal audit

•	directly oversaw the internal audit function, its performance, activities, organizational structure, leadership and resources
•	reviewed and approved the internal audit function’s charter, strategic plan, and annual audit plan
•	reviewed the internal audit function’s periodic quality assessment results and performance measures
•	received updates from the Chief Internal Auditor quarterly
•	reviewed reports and recommendations on issues identified by the internal audit function, and monitored management’s responses and corrective actions
•	reviewed process for receiving, retaining and resolving complaints received on the Company’s alert line
•	reviewed the effectiveness of select cybersecurity controls

Pension plans

•	reviewed pension plan financial statements and external auditor’s reports
•	reviewed pension plan performance for the Canadian defined benefit pension plans
•	reviewed and approved pension plan amendments

2025 AUDIT COMMITTEE FINANCIAL EXPERTS

All members of the Audit and Finance Committee are “financially literate” as required by the NYSE and applicable Canadian securities laws. As of December 31, 2025, the following Audit and Finance Committee members have been determined to be “audit committee financial experts” as defined by the SEC:

•

Isabelle Courville

•

Janet Kennedy

•

Matthew Paull

•

Jane Peverett

30 CPKC

PART II – ABOUT THE DIRECTOR NOMINEES

Management Resources and Compensation Committee

Responsible for fulfilling public company compensation committee legal obligations and assisting the Board with the appointment and compensation of executive officers, overseeing compensation philosophy and programs, establishing performance objectives and evaluating performance and succession plans of certain senior officers. The Management Resources and Compensation Committee holds in camera sessions without management present at each meeting.

MEMBERS

Matthew Paull (Chair)

Isabelle Courville

Henry Maier

Andrea Robertson

Gordon Trafton

2025 HIGHLIGHTS

Five formal meetings in 2025 in addition to a number of informal meetings to discuss the matters before the Committee.

CEO performance and compensation

•	reviewed the assessment process and established performance objectives for the year
•	evaluated the CEO’s performance and recommended his compensation to the Board

Executive compensation

•	reviewed the CEO’s assessment of NEOs and other direct reports of the CEO and recommended their 2025 compensation to the Board
•	reviewed and approved the payout of the 2024 short-term incentive plan and 2022 PSU plan
•	reviewed and approved the plan design and performance metrics for the 2025 short-term and long-term incentive plans
•	monitored executive share ownership compliance
•	reviewed and approved officer appointments
•	reviewed and approved amendments to the Restricted Share Unit Plan
•	reviewed and approved pension plan amendments
•	reviewed the committee’s Terms of Reference

Succession planning and organizational health

•	reviewed the succession plans for the CEO and other executive roles, including the process for developing and retaining top talent
•	reviewed the results of the CPKC employee pulse survey
•	reviewed leadership development and recognition programs for CPKC employees

Risk oversight

•	continued oversight of comprehensive compensation risk with the review of the executive compensation program, incentive plan design and policies to reward performance and align management interests with shareholders’ interests

You can read about compensation governance on page 38 and executive compensation generally beginning on page 34.

Risk and Sustainability Committee

Responsible for assisting the Board in its oversight responsibilities with respect to our strategic and integrated risk practices, the robustness of our safety and environmental processes and systems and the long-term sustainability model for the conduct of our business.

MEMBERS

Gordon Trafton (Chair)

Hon. John Baird, P.C.

Isabelle Courville

Amb. Antonio Garza (Ret.)

Hon. Edward Hamberger

2025 HIGHLIGHTS

Three formal meetings in 2025 and a number of informal meetings to discuss the matters before the Committee.

Oversight of risk and safety

•	reviewed management’s approach on safety matters, including safety management systems, disability management, technical training and operating practices and rules
•	reviewed management’s risk structure and its ability to manage and respond to risk
•	reviewed risk mitigation matters including risk management, casualty management, security and damage prevention
•	reviewed the Company’s insurance strategy to mitigate and transfer risks
•	reviewed emergency response processes
•	reviewed rail technology and innovations and their role in managing risk and enhancing safety
•	received updates from management on transportation of hazardous materials
•	reviewed summary of Safety Management Systems (SMS)/Risk Reduction Program in Canada and the U.S.
•	received updates from management on security (including Canada, U.S. and Mexico)

Oversight of sustainability

•	Committee Chair engaged several shareholders in discussions, including on sustainability matters
•	engagement with management on the Company’s key GHG emissions reduction efforts, including progress on fuel saving and energy management technologies, the Company’s locomotive fleet renewal program and other important ongoing climate initiatives
•	received an update from management on the results of its strategic review and decision to defer formal validation of a 1.5°C-aligned target through the SBTi
•	received updates from management on the Company’s low carbon innovation and value chain engagement initiatives, including the hydrogen locomotive program and customer engagement on carbon reduction and renewable fuel initiatives
•	received updates from management on top risks, including risks related to sustainability topics
•	reviewed public policy and regulatory developments in Canada, the U.S. and Mexico relevant to the Company’s strategic approach to climate change and broader sustainability objectives and disclosures
•	provided oversight with respect to key sustainability disclosures and engagement with third-party sustainability information providers and ratings organizations

2026 MANAGEMENT PROXY CIRCULAR 31

PART III – EXECUTIVE COMPENSATION

MESSAGE FROM THE CHAIR OF THE MANAGEMENT RESOURCES AND COMPENSATION COMMITTEE

Fellow Shareholders,

Under the leadership of President and CEO Keith Creel, CPKC delivered another solid year as the organization continues to realize the full potential of its historic combination.

Ongoing commitment to shareholder engagement

As Chair of the Management Resources and Compensation Committee (MRCC), I continue to meet regularly with our institutional shareholders to share our progress and to listen to your perspectives on executive compensation. Your feedback remains essential as we structure programs that attract, motivate, and retain our industry-leading management team, while ensuring accountability for performance and long-term value creation.

In Q1 2026, we engaged with shareholders representing approximately 30 percent of shares outstanding. In our discussions, shareholders have expressed their support for CPKC’s approach to executive compensation and retention. Several have reiterated the importance of Return on Invested Capital (ROIC) as a long-term performance measure. We value this dialogue, and your feedback continues to inform and strengthen our approach.

Corporate performance

In 2025, CPKC delivered best-in-class earnings and volume growth. The Company achieved a reported operating ratio of 62.8 percent while core adjusted operating ratio(1) improved to a record-low 59.9 percent, demonstrating commitment to controlling costs while capitalizing on unique market growth opportunities.

Safety remains the foundation of everything we do at CPKC. The Company had record safety performance, building and improving upon its long track record as the safest railroad in North America. This reflects the dedication of every CPKC employee to protecting one another, our customers, and the communities in which we operate.

A thoughtful and balanced approach

The MRCC takes a measured and rigorous approach to compensation decisions. Each year, we conduct an independent review of market trends and pay practices across the Class 1 railroads. We work closely with our independent compensation advisor to ensure that CPKC’s programs remain competitive, aligned with business objectives, and grounded in a strong pay-for-performance philosophy.

In 2025, following a comprehensive review of Class 1 railroad compensation disclosures, the MRCC determined that the CEO’s pay was not as competitively positioned relative to peers as intended, particularly in light of his performance and tenure. To address this misalignment, the Board approved a mid-year adjustment to the CEO’s compensation. This adjustment was entirely performance-based and delivered exclusively in the form of performance share units (PSUs). Additional details can be found on page 48. Inclusive of this change, 93 percent of the CEO’s 2025 target total direct compensation is at-risk, underscoring our continued commitment to aligning rewards with shareholders’ interests.

Our commitment to ensuring pay-for-performance alignment was further reflected in the Committee’s evaluation of 2025 results. As outlined on page 46, the 2025 short-term incentive plan (STIP) achieved a corporate performance factor of 121 percent driven predominantly by exceptional performance in safety. Recognizing that overall corporate financial results, while strong, fell short of expectations, the Board made the decision to cap the CEO’s individual performance rating at 100 percent. The individual performance ratings for the Company’s top officers were similarly capped at 100 percent, impacting 30 officers in total.

(1)	Core adjusted operating ratio is a non-GAAP measure. This measure is defined and reconciled on pages 71 – 74 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

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PART III – EXECUTIVE COMPENSATION

The 2023 PSU plan generated a performance factor of 91 percent. Although free cash flow(2) generation was above target over the three-year performance period, relative total shareholder return lagged both the broader market and key benchmark indices. The below-target payout further reflects our disciplined application of pay-for-performance principles, ensuring compensation remains aligned with shareholders’ experience.

Incentive plan design for 2026

In 2026, there will be no changes to the design of CPKC’s incentive programs. The Company will continue to use the same performance measures and weightings for both STIP and LTIP, ensuring consistency and alignment with corporate and shareholder priorities.

We know shareholders like ROIC as a PSU performance measure and we continue to believe this is an appropriate metric in a capital-intensive industry such as ours. It remains our intent to return to it as a key performance measure at the appropriate time.

Annual say on pay vote

On behalf of the MRCC, I encourage you to review the compensation discussion and analysis included in this circular and to cast your vote on our approach to executive compensation at this year’s annual meeting.

We welcome your comments and questions at any time. Please contact the Office of the Corporate Secretary at CPKC or email shareholder@cpkcr.com.

Thank you for your continued trust and support.

Sincerely,

Matthew Paull

Chair, Management Resources and Compensation Committee

(2)	Free Cash Flow is derived from CPKC’s Adjusted free cash, which is a non-GAAP measure. This measure is further defined and discussed in Part VII – Other Information About Non-GAAP measures.

2026 MANAGEMENT PROXY CIRCULAR 33

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy circular.

Our executive compensation program is designed to pay for performance, to align management interests with our business strategy and the interests of our shareholders, and to engage and retain our executives. This section of our proxy circular provides shareholders with descriptions of our compensation programs and 2025 compensation decisions for our Named Executive Officers (NEOs), listed below.

2025 NAMED EXECUTIVE OFFICERS
Keith E. Creel President and Chief Executive Officer
Nadeem S. Velani Executive Vice-President and Chief Financial Officer
John K. Brooks Executive Vice-President and Chief Marketing Officer
Mark A. Redd Executive Vice-President and Chief Operating Officer
James D. Clements Executive Vice-President Strategic Planning and Corporate Services

Where to find it

Compensation Discussion and Analysis	34
Our Approach to Executive Compensation	35
Compensation Governance	38
Compensation Program	43
2025 Executive Compensation	44
Named Executive Officer Profiles	53
Share Performance	58

Executive Compensation Details	59
Summary Compensation Table	59
Incentive Plan Awards	61
Retirement Plans	65
Termination and Change in Control	68
CEO Pay Ratio	69

34 CPKC

PART III – EXECUTIVE COMPENSATION

Our approach to executive compensation

Our executive compensation program supports our operations-focused culture, is linked to the critical metrics that drive the achievement of our strategic plan without taking on undue risk, and is designed to create long-term sustainable value for our shareholders. The key elements of our approach to executive compensation include:

•	competitive market pay practices to attract and retain talent
•	a compensation mix that is incentive-driven with a large portion of total direct compensation that is variable or “at-risk” to support our pay-for-performance culture
•	compensation components paying out over multiple performance periods to link to our short- and long-term business strategy
•	alignment of management’s interests with those of our shareholders through share ownership requirements and equity-based compensation with strong ties to total shareholder return performance

We have five key foundations designed to focus us on our goal of being the best railroad company in North America:

Compensation mix

Attracting and retaining high performing executives is key to our long-term sustainable growth and success. Built into our compensation pay mix is a significant emphasis on incentive-driven pay where the proportion of at-risk pay increases by level. Executives earn more if we perform well, and less when performance is not as strong. A significant component of executive at-risk pay is equity-based compensation, which links directly to the value of our shares, ensuring alignment with the interest of our shareholders. We also require our executives to own CPKC equity and our share ownership guidelines increase by executive level (see page 37).

Target total direct compensation mix for our NEOs is shown in the graph. 93 percent of our CEO’s and an average of 82 percent of our other NEOs’ target total direct compensation is at risk.

2026 MANAGEMENT PROXY CIRCULAR 35

Benchmarking

Our comparator group in 2025 remains unchanged from the prior year and consists of five Class 1 railroad peers as well as 14 capital-intensive North American companies. For certain positions within the organization, we apply a heavier weighting to Class 1 railroad peers.

Our compensation peer group is comprised of 11 Canadian companies and eight (8) U.S. companies that are similar in geography, size, industry and business complexity. Size criteria considers metrics such as market capitalization, enterprise value, total assets and EBITDA.

Class 1 Railroads	North American Capital-Intensive Companies

BNSF Railway Company	Air Canada	Enbridge Inc.	Suncor Energy Inc.

Canadian National Railway Company	Barrick Mining Corporation	FedEx Corporation	TC Energy Corporation

CSX Corporation	BCE Inc.	Nutrien Ltd.	TELUS Corporation

Norfolk Southern Corporation	Canadian Natural Resources Ltd.	Old Dominion Freight Line Inc.	United Parcel Service Inc.

Union Pacific Corporation	Cenovus Energy Inc.	Republic Services Inc.

Compensation pays out over time

36 CPKC

PART III – EXECUTIVE COMPENSATION

Executives are CPKC shareholders

We require executives and senior management employees to own equity in the Company so they have a stake in our future success. Share ownership requirements are set as a multiple of base salary and increase by level. The ownership requirement must be achieved within five years of the employee being appointed to their position and can be met by holding common shares or deferred share units (DSUs). Notional shares in the form of PSUs, restricted share units (RSUs), and stock options do not count towards ownership requirements. Once executives have met their initial shareholding requirements, they are required to maintain compliance, which is reported annually to the Compensation Committee. The CEO must maintain the ownership level for one year after the cessation of employment.

Executives have the opportunity to participate in the Senior Executive’s DSU Plan (see page 66 for further plan details). DSUs must be held for a minimum of six months after the executive leaves the Company. The units are redeemed for cash, with (i) Canadian-resident executives being entitled to elect a date of payment between a date six months following their departure from the Company and December 15th of the following calendar year, in compliance with Canadian tax rules; and (ii) U.S.-resident executives being paid six months after their departure from the Company, in compliance with U.S. tax regulations.

The table below shows the share ownership requirement by executive level, applicable to 141 executives and senior management employees in 2025.

Executive Level	Ownership requirement (as a multiple of base salary)	In 2024, CPKC increased the share ownership requirements for the CEO, as well as the Executive Vice-President and Senior Vice-President levels.
CEO	7x
Executive Vice-President	5x
Senior Vice-President	3x
Vice-President	1.5 to 2x
Senior management	1x

Equity ownership (as at December 31, 2025)

Executive	Requirement (as a multiple of salary)	Minimum ownership value ($)(1)	Shares ($)(2)	Deferred share units ($)(2)	Total ownership value ($)(2)	Total ownership (as a multiple of salary)

Keith Creel	7x	12,952,170	10,069,948	16,898,066	26,968,014	14.57x

Nadeem Velani	5x	5,305,265	321,699	7,515,955	7,837,654	7.39x

John Brooks(3)	5x	5,084,926	1,519,927	1,743,221	3,263,148	3.21x

Mark Redd	5x	5,040,382	2,754,865	2,773,724	5,528,589	5.48x

James Clements	5x	3,128,395	1,479,987	4,012,744	5,492,731	8.78x

(1)	Minimum ownership values for Messrs. Creel, Brooks and Redd have been converted to Canadian dollars using a year-end exchange rate of $1.3706.
(2)

Values for Messrs. Creel, Brooks and Redd are based on US$73.63, the closing NYSE share price on December 31, 2025 (the last trading day of the year), converted to Canadian dollars using a year-end exchange rate of $1.3706. Values for Messrs. Velani and Clements are based on $101.05, the closing TSX share price on December 31, 2025.

(3)	Mr. Brooks has until January 2029 to meet share ownership requirements.

2026 MANAGEMENT PROXY CIRCULAR 37

Compensation governance

Disciplined decision-making process

Executive compensation decisions involve management, the Compensation Committee and the Board. The Board has final approval for setting, amending and adopting any equity compensation plans or awards, subject to applicable shareholder approval requirements. The Compensation Committee also receives advice and support from external consultants from time to time and, since June 2020, has retained Frederic W. Cook & Co., Inc. (FW Cook) as an independent compensation consultant to provide objective analysis and assessment of the Company’s executive compensation program. Since 2024, management has received advice and support from Laulima Consulting Inc., but not FW Cook.

38 CPKC

PART III – EXECUTIVE COMPENSATION

Qualified and experienced Compensation Committee

The Compensation Committee is responsible for our compensation philosophy, strategy and program design. The Compensation Committee consists of five independent directors. The Compensation Committee has the relevant skills, background and experience to carry out its duties. The table below shows the key skills and experience of each member:

Compensation Committee members also have specific human resources and compensation-related experience, including:

•	direct responsibility for executive compensation matters
•	membership on human resources committees
•	compensation plan design, administration, compensation decision-making, risk management and understanding the Board’s role in the oversight of these practices
•	understanding the principles and practices related to leadership development, talent management, succession planning and employment contracts
•	engagement with investors on compensation issues
•	financial literacy, oversight of financial analysis related to compensation plan design and practices
•	pension benefit oversight, investment management
•	recruitment of senior executives

The Compensation Committee has no interlocks or insider participation. None of the members were employed by or had any relationship with CPKC during 2025 requiring disclosure under Item 404 or Item 407(e)(4) of Regulation S-K of the Exchange Act. You can read about the background and experience of each nominee in the director profiles beginning on page 19.

Our Compensation Committee members also serve on other standing committees. Mr. Paull and Mr. Maier are members of the Audit and Finance Committee, Mr. Maier and Ms. Robertson are members of the Integration Committee, Ms. Robertson is a member of the Governance Committee, and Mr. Trafton is a member of and chairs the Risk and Sustainability Committee. Ms. Courville, in her capacity as Chair of the Board, is an ex-officio member of all standing committees and may attend committee meetings at her discretion. This cross-membership provides directors with a broader perspective of risk oversight and a deeper understanding of our enterprise risks, ultimately strengthening overall risk management.

2026 MANAGEMENT PROXY CIRCULAR 39

Independent advice

The Compensation Committee and management retain separate independent executive compensation advisors to provide advice on compensation-related matters and to avoid any conflicts of interest.

Compensation Committee advisor FW Cook	Management Compensation advisor Laulima Consulting

•

Compensation Committee retains FW Cook to act as an independent compensation advisor, attending committee meetings (unless otherwise requested by the Committee Chair)

•

Compensation Committee approves all compensation-related fees and work performed by FW Cook

• Management engages Laulima Consulting to provide analysis and advice on compensation-related matters

The table below shows the fees paid to FW Cook and Laulima Consulting for compensation advisory services.

	2025		2024

	Committee advisor	Management advisor	Committee advisor	Management advisor

Fees	FW Cook(1)	Laulima Consulting	FW Cook	Laulima Consulting

Executive compensation-related fees	$63,565	$78,808	$58,158	$ 52,453

All other fees(2)	$ 0	$ 0	$ 0	$209,810

Total fees	$63,565	$78,808	$58,158	$262,263

(1)	FW Cook fees have been converted to Canadian dollars using the average exchange rate for 2025 of $1.3978.
(2)	Fees of $209,810 paid to Laulima Consulting in 2024 were for broad-based compensation advice.

Compensation risk

Effective risk management is integral to achieving our business strategies and to our long-term success. The Board believes that our executive compensation program should not increase our risk profile. The Compensation Committee is responsible for overseeing compensation risk. It reviews the executive compensation program, incentive plan design and our policies and practices to ensure they encourage the right decisions and actions to reward performance and align management interests with shareholder interests.

Incentive plan targets are linked to our corporate objectives and our corporate risk profile. The Compensation Committee believes that our approach to goal setting, establishing performance measures and targets and evaluating performance results helps mitigate risk-taking that could reward poor judgment by executives or have a negative effect on shareholder value.

Risk review

The Compensation Committee conducts a comprehensive compensation risk review periodically to ensure that we have identified any compensation risks and have appropriate measures in place to mitigate those risks. An independent consultant assists the Compensation Committee with the review, which includes oversight of:

•	the targets for STIP and the PSU plan, anticipated payout levels and the risks associated with achieving targeted performance
•	the design of the long-term incentive awards, which reward sustainable financial and operating performance
•	the compensation program, policies and practices to ensure alignment with our enterprise risk management practices

The last risk review was completed in 2023 and concluded that no risks were identified within the Company’s compensation programs that were reasonably likely to have a material adverse effect on the Company.

40 CPKC

PART III – EXECUTIVE COMPENSATION

Managing compensation risk

Our commitment to risk mitigation of the Company’s executive compensation program is reflected in the following practices and policies:

Key policies

In addition to the Code of Business Ethics and the Business Ethics Reporting Policy for the Company, a number of other policies act to mitigate compensation risk. You can read more about our code of business ethics and other policies beginning on page 83.

Clawbacks

In compliance with the U.S. Securities and Exchange Commission (SEC) mandatory clawback rule and the New York Security Exchange (NYSE) listing standards, the Company adopted and implemented a Dodd-Frank clawback policy for certain executive officers, effective December 1, 2023 (Dodd-Frank Clawback Policy). The Dodd-Frank Clawback Policy mandates the recovery of erroneously awarded incentive-based compensation received by covered executives during the three completed fiscal years immediately preceding the date that the Company is required to prepare an accounting restatement. Recovery of incentive-based compensation pursuant to our Dodd-Frank policy is on a “no-fault” basis, meaning that misconduct, fault or responsibility by the covered executive officer is not required to trigger recovery. The Dodd-Frank Clawback Policy applies to each current and former “executive officer” of the Company as defined under Item 401(b) of Regulation S-K, including our NEOs.

For the Company’s senior executives not subject to the Dodd-Frank Clawback Policy, we amended our pre-existing clawback policy (the Senior Executive Clawback Policy) to align the restatement requirement with the Dodd-Frank Clawback Policy, effective December 1, 2023. The Senior Executive Clawback Policy allows the Board to recoup short- and long-term incentive compensation paid to a current or former senior executive not subject to the Dodd-Frank Clawback Policy if:

•

the incentive-based compensation received would have been lower based on an accounting restatement that corrects an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period; and

•

the senior executive engaged in gross negligence, fraud or intentional misconduct that caused or contributed to the need for the restatement or correction, as admitted by the senior executive or as reasonably determined by the Board.

2026 MANAGEMENT PROXY CIRCULAR 41

In such an instance, reimbursement of all or a portion of the applicable incentive-based compensation paid to the senior executive or former senior executive under the Company’s incentive plans will be sought, as permitted by applicable laws and to the extent the Board determines that it is in the best interest of the Company to seek reimbursement (including to ensure compliance with applicable laws).

The adoption of the Dodd-Frank Clawback Policy and the amendment to the Senior Executive Clawback Policy reflect the Board’s continued commitment to the stewardship of good governance and accountability of corporate executives to our shareholders. We expect to amend our clawback policy going forward as may be required by changes in applicable laws and listing requirements.

Anti-hedging

Our disclosure and insider trading and reporting policy prohibits directors, executive officers and employees from buying financial instruments that are designed to hedge or offset a decrease in the market value of equity awards or shares they hold directly or indirectly.

Anti-pledging

Our anti-pledging policy prohibits directors and executive officers from holding any CPKC securities in a margin account or otherwise pledging the securities as collateral for a loan.

Non-compete and non-solicitation

We are mindful of the demand for experienced and talented railroaders, particularly those with backgrounds in precision scheduled railroading. To manage retention risk, our long-term incentive award agreements contain non-compete, non-solicitation and other restrictive clauses, including non-disclosure restrictions.

42 CPKC

PART III – EXECUTIVE COMPENSATION

Compensation program

Total direct compensation consists of salary, short-term incentive and a long-term incentive award. Executives also receive pension benefits and perquisites as part of their overall compensation.

Element	Purpose	Risk mitigating features	Why it is important

Salary Fixed cash (see page 44)	• competitive level of fixed pay to reflect scope of responsibilities and market data • reviewed annually	• benchmarked against our comparator group to ensure market competitiveness	• attract and retain talent • no automatic or guaranteed increases to promote a performance culture

Short-term incentive Variable cash bonus (see page 44)

•

performance-based incentive to reward achievement of annual corporate and individual objectives to attract and retain highly qualified leaders

•

established target awards based on level of employee; all non-union employees are eligible for STIP (approximately 5,000 employees in 2025)

•

year-end performance is measured against predetermined, approved targets

•

actual payouts are based on the achievement of corporate and individual objectives

•

payouts range from 0 percent to a maximum of 200 percent of target awards

•

motivate high corporate and individual performance

•

performance metrics are aligned to the Company’s strategic plan and approved annually

•

align personal objectives with area of responsibility and role in achieving financial, safety and operating results

Long-term incentive Performance share units (see page 47)	• equity-based incentive to align with shareholder interests and focuses on three-year performance • accounts for 60 percent of an executive’s long-term incentive award • vests after three years	• use predefined return and financial metrics • the number of units that vest is based on a performance factor that is capped • no guarantee of a minimum payout	• focuses the leadership team on achieving challenging medium-term performance goals • payout based on share price and company performance • attract and retain highly qualified leaders

Long-term incentive Stock options (see page 47)

•

equity-based incentive to align with long-term performance and growth in share price

•

accounts for 40 percent of an executive’s long-term incentive award

•

vests over four years, term is seven years

		• focuses on appreciation in our share price, aligning with shareholder interests • only granted to senior management and executives	• focuses the leadership team on creating sustainable long-term value

Deferred compensation Deferred share units (see page 66)

•

encourages share ownership while aligning management interests with growth in shareholder value

•

executives and senior management can elect to receive their short-term incentive and their annual PSU grant in DSUs if they have not yet met their share ownership requirement

•

company provides a 25 percent match of the deferral amount in DSUs, subject to a cap

•

deferral limited to the amount required to meet the executive’s share ownership guidelines

•

helps retain key executive talent

•

matching DSUs vest after three years and matching performance DSUs vest immediately

•

sustained alignment of executive and shareholder interests because the value of DSUs is tied directly to our share price

•

cannot be redeemed for cash until a minimum of six months after the executive leaves the Company

Pension Defined contribution and defined benefit pension plans (see page 65)	• pension benefit based on pay, age and service and is competitive with the market • supplemental plan for senior management and executives	• balances risk management of pay packages that have a high percentage of variable pay	• attract and retain highly qualified leaders

Perquisites Flexible spending account (see page 60)	• market competitive benefit to support health and well-being	• capped perquisites for the CEO and executives	• attract and retain highly qualified leaders

2026 MANAGEMENT PROXY CIRCULAR 43

2025 Executive compensation

Salary

We review salaries every year based on the executive’s performance, leadership abilities, responsibilities and experience as well as succession and retention considerations. The Compensation Committee also considers the economic outlook and competitive pay practices of the comparator group before recommending the salary increases for Board approval. The table below outlines the base salaries of all NEOs, which are set in U.S. dollars consistent with industry practice. As Mr. Clements became a NEO in 2024, his 2024 salary has been converted using the 2024 average exchange rate of $1.3698.

Executive	2025 (in USD)	percent change from 2024	2024 (in USD)

Keith Creel	1,350,000	0%	1,350,000

Nadeem Velani	775,000	3%	750,000

John Brooks	742,000	3%	718,000

Mark Redd	735,500	3%	712,000

James Clements	457,000	4%	440,356

Short-term incentive plan (STIP)

The short-term incentive award focuses executives on achieving strong annual operating results emphasizing financial and safety measures. The table below summarizes the terms of our current STIP.

Purpose	• performance-based incentive to achieve predefined annual corporate and individual performance goals that are tied directly to our strategy and operational objectives
Term	• measure performance over a one-year period
Payout

•

corporate performance is assessed against financial and safety measures

•

individual performance is assessed based on individual performance objectives

•

awards are pro-rated for eligibility in calendar performance year and can range from 0 to 200 percent of base salary

•

cash awards are paid out in February following the performance year

Restrictions

•

must meet minimum level of corporate and individual performance; no payment is made if corporate performance is below a specified hurdle rate

•

performance modifier for each metric and actual award is capped at 200 percent of target for exceptional performance to limit payout and excessive risk-taking

We calculate each STIP award by multiplying the executive’s base salary by their short-term incentive target as well as the corporate and individual performance factors as shown below:

Our STIP target is based on a percentage of base salary and the payout opportunity ranges from 0 percent to 200 percent of the executive’s target. For executives, the STIP target is weighted at 75 percent for corporate results and 25 percent for individual performance, whereas most other employees have greater emphasis placed on individual and departmental goals with their corporate and individual performance weighted at 50 percent each. This is based on our view that the annual bonus should be tied to overall corporate performance and the areas of our business that each employee can influence directly.

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PART III – EXECUTIVE COMPENSATION

The corporate performance factor consists of financial and safety measures of varying weights that total 100 percent. The year end result of each measure is assessed against predetermined targets that are set at the beginning of the year (see page 46 for a complete review of the targets and results for the 2025 STIP). The individual performance factor is based on the executive’s performance against annual objectives and additional predetermined quantitative and qualitative goals that reflect the strategic and operational priorities critical to each executive’s role.

2025 STIP awards

The table below shows the calculation of the STIP awarded to each NEO based on the 2025 corporate and individual performance factors. The salaries of Messrs. Creel, Brooks, and Redd have been converted to Canadian dollars using an average exchange rate of $1.3978 for 2025.

Assessing corporate performance

CPKC’s results demonstrate exceptional execution in a challenging market. Despite macroeconomic and trade policy headwinds in 2025, applying our Precision Scheduled Railroading model enabled us to control costs while capitalizing on our unique growth opportunities.

CPKC continues to deliver as North America’s safest railway. In 2025, for the third consecutive year, CPKC led the industry with the lowest FRA-reportable train accident frequency among Class 1 railroads, building on Canadian Pacific’s legacy of 17 consecutive years of industry leadership.

CPKC delivered record revenues and best-in-class earnings growth in 2025. From a financial perspective, revenues increased four percent to $15.1 billion, we delivered a reported operating ratio of 62.8 percent and core adjusted operating ratio(1) improved to a CPKC record-low 59.9 percent, a 140 bps improvement year over year. We reported diluted EPS of $4.51 and core adjusted diluted EPS(1) of $4.61, an increase of eight percent.

The hard work and dedication of the CPKC family in 2025 resulted in a STIP corporate performance payout of 121 percent.

Assessing individual performance

Individual performance objectives are set at the start of every financial year. The Compensation Committee sets the individual performance factor for the CEO. The CEO reviews the performance of his direct reports against their objectives, and recommends their individual performance factors to the Compensation Committee. The individual performance factor ranges from 0 to 200 percent.

The individual performance factor for the CEO cannot exceed the STIP corporate performance factor, which ensures alignment with the Company’s overall performance.

(1)

Core adjusted operating ratio and core adjusted diluted EPS are non-GAAP measures. These measures are defined and reconciled on pages 71 – 74 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

2026 MANAGEMENT PROXY CIRCULAR 45

Recognizing that overall corporate financial results, while strong, fell short of expectations, the Board made the decision to cap the CEO’s individual performance rating for 2025 at 100 percent. The individual performance ratings for the Company’s top officers were similarly capped at 100 percent, impacting 30 officers in total.

See the profiles beginning on page 53 to read about each executive’s individual performance highlights in 2025.

2025 STIP scorecard results

The table below shows the 2025 scorecard and results. Targets were set with stretch goals to motivate strong performance and create shareholder value as we continue to focus on our multi-year plan and remain a leader in safety. There is no payout on a measure if corporate performance is below threshold. If all corporate measures are below threshold, then only the individual performance factor is used to calculate the award payment. Corporate results between 50 and 200 percent of target are interpolated.

Consistent with our plan design, STIP results are routinely adjusted (favourably and unfavourably) for certain planning assumptions and other one-time items outside of normal business. As a result, STIP results will differ from reported GAAP results. In 2025, results were adjusted for differences between actual and budgeted foreign exchange rates, fuel prices, land sales and regulatory impacts not fully quantifiable at the time of target setting.

Performance measure (Weighting)	Why the measure is important	Threshold (50%)	Target (100%)	Maximum (200%)	2025 STIP Result	Score

Financial measures

STIP Operating ratio (35%)(1)(2) Operating expenses divided by total revenues	Focuses the Company on growth at a low incremental cost	61.3%	60.4%	59.3%	60.4%	100%

STIP Operating income (35%)(1)(3) ($ millions) Total revenues less total operating expenses	Highlights the importance of revenue growth to our corporate strategy	6,024	6,216	6,528	6,112	73%

Safety measures(4)

FRA Train Accident Frequency (15%) Number of FRA-reportable train accidents per million train-miles	The Company is an industry leader in rail safety and we are more focused than ever on protecting our people, our communities, the environment and our customers’ goods	1.35	1.21	0.99	0.85	200%

FRA Personal Injury Frequency (15%) Number of FRA-reportable injuries per 200,000 employee-hours	We make the safety of our employees our top priority	1.14	1.08	1.00	0.92	200%

Corporate performance factor for NEOs						121%

(1)

In setting Operating ratio and Operating income targets for 2025, CPKC reflected the impacts of changes to foreign exchange rates and regulatory changes made in 2024. Updates in these assumptions led to a slight year-over-year increase in operating ratio targets.

(2)

STIP Operating ratio is derived from CPKC’s Core adjusted operating ratio which is a non-GAAP measure. This measure is defined and reconciled on pages 71 – 74 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

(3)

STIP Operating income is derived from CPKC’s Core adjusted operating income, which is a non-GAAP measure. This measure is further defined and discussed in Part VII – Other Information About Non-GAAP measures.

(4)

Certain safety actuals can continue to settle over time. The Company’s 2025 achievements demonstrated in this table reflect actuals as of the time the Compensation Committee approved the overall payout.

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PART III – EXECUTIVE COMPENSATION

Long-term incentive plan (LTIP)

Our long-term incentive awards focus executives on medium- and longer-term performance to create sustainable shareholder value.

The table below summarizes the terms of our current long-term incentive plans.

	Performance share units (60% weighting)	Stock options (40% weighting)
Purpose	• notional share units to align compensation with medium-term financial and market objectives	• equity-based compensation to align executives with long-term performance of our shares and business
Term	• three years	• seven years
Vesting	• the number of units that vest is based on performance over a three-year period • cliff vest at the end of three years to the extent performance vesting conditions are met and Board approves	• vest 25 percent annually over four years beginning on the first anniversary of the grant date
Payout

•

paid out in cash based on units vested and the average closing share price for the 30-trading days prior to the end of the performance period on the TSX or NYSE

•

may be paid out in shares at the discretion of the CEO

•

accumulates quarterly dividends, subject to forfeiture on PSUs that do not vest

•

no guarantee of a minimum payout

•

if performance is exceptional on all measures the Board may approve a payout of up to 250 percent

• right to buy Company shares at a specified price after vesting • does not attract dividends • only have value if our share price increases above the exercise price
Restrictions	• must achieve threshold performance level on a measure otherwise the payout factor for that measure is zero and a portion of the award is not paid out	• no exercises can be made during a blackout period • financial assistance is not provided to facilitate the purchase of shares under the stock option plan
Assignment	• not permitted other than by operation of law

•

options will continue to vest and expire on the scheduled expiry date if the holder’s employment ends due to permanent disability. If an option holder dies, the options will expire 12 months following the date of death and may be exercised by the holder’s estate.

•

can only be assigned to the holder’s family trust, holding corporation or retirement trust, or a legal representative of a holder’s estate or a person who acquires the holder’s rights by bequest or inheritance

Termination Provisions
Resignation	• all units forfeited	• 30 days to exercise any vested options; unvested options are forfeited
Retirement	• units continue to vest provided the unit holder meets the retirement age and service requirements and has a minimum participation period of six months during the performance period	• options continue to vest provided the option holder meets the retirement age and service requirements, and expire on the earlier of five years from retirement or the original expiry date
Termination without Cause	• pro-rated to termination date with payout based on actual performance as long as unit holder has a minimum of six months of service in the performance period	• six months to exercise vested options; unvested options continue to vest for six months following termination date
Termination with Cause	• all units forfeited	• all options forfeited
Change of Control

•

if a PSU unit holder is terminated without cause following a change of control, PSUs granted prior to the change of control vest as of the termination date, and PSUs granted after the change of control are forfeited

• if the optionholder is terminated without cause following a change of control, then all options vest immediately(1)

(1)	Stock options have a double trigger clause requiring a change of control and the option holder to be terminated without cause.

2026 MANAGEMENT PROXY CIRCULAR 47

Stock options and PSUs are approved and granted to NEOs and eligible employees annually after the fourth quarter financial statement blackout period, and after the Compensation Committee has reviewed the year-end financial results.

Grants are also made during the year for special situations such as retention or new hires. Special grants can include PSUs, stock options, RSUs or DSUs. These grants to employees, excluding the executives reporting to the CEO, are made following CEO approval on the first Tuesday of the month, when there is no blackout in effect. If the Company is in a blackout period, the grant is made after the blackout has been lifted.

2025 Long-term incentive awards

To determine the appropriate value of annual long-term incentive grants provided to the NEOs, the Compensation Committee considers the practices of our comparator group and internal factors, including executive retention, dilutive impact and long-term value creation. Long-term incentive awards are granted annually to NEOs and eligible employees.

In Q2 2025, following a comprehensive review of Class 1 railroad compensation disclosures, the MRCC determined that the CEO’s pay was not as competitively positioned relative to peers as intended, particularly in light of his performance and tenure. Mr. Creel is the longest tenured CEO amongst Class 1 railroads with his appointment in January 2017 as Canadian Pacific’s CEO.

To address this misalignment, the Board approved a mid-year adjustment to the CEO’s compensation. This adjustment was entirely performance-based and delivered exclusively in the form of PSUs with identical performance criteria as the annual grant.

2025 Long-term incentives awards summary

Executive	Grant Date	Share Price on Date of Grant ($)	Award Type	Units (#)	Grant Date Award Value ($)(1)

Keith Creel(2)	February 4, 2025	US$77.12 (NYSE)	PSU	94,346	$10,170,342

		US$77.12 (NYSE)	Options	222,551	$ 6,780,204

	June 30, 2025	US$79.27 (NYSE)	PSU	16,714	$ 1,851,971

Nadeem Velani	February 4, 2025	$110.28 (TSX)	PSU	24,614	$ 2,714,432

		$110.28 (TSX)	Options	70,728	$ 1,809,626

John Brooks	February 4, 2025	US$77.12 (NYSE)	PSU	22,107	$ 2,383,098

		US$77.12 (NYSE)	Options	52,147	$ 1,588,702

Mark Redd(3)	February 4, 2025	US$77.12 (NYSE)	PSU	19,196	$ 2,069,308

		US$77.12 (NYSE)	Options	50,312	$ 1,532,798

		US$77.12 (NYSE)	DSUs(4)	2,550	$ 274,836

James Clements(3)	February 4, 2025	$110.28 (TSX)	PSU	11,793	$ 1,300,532

		$110.28 (TSX)	Options	33,887	$ 867,023

		$110.28 (TSX)	DSUs(5)	2,460	$ 271,240

(1)

See the Summary compensation table on page 59 for details on how we calculate the grant date fair values of the PSUs, stock options and DSUs, calculated in accordance with FASB ASC Topic 718. The grant value of the awards based on the NYSE trading price has been converted to Canadian dollars using a 2025 average exchange rate of $1.3978.

(2)

As per the terms of the employment agreement amendment dated March 21, 2021, Mr. Creel’s 2025 LTIP target grant value was reduced by US$2.1 million in consideration for the special upfront stock option grant Mr. Creel received on March 27, 2021. This is the last of four planned reductions to Mr. Creel’s annual LTIP award in each year of 2022, 2023, 2024 and 2025 for a total aggregate reduction of US$8.4 million. See Employment agreements on page 60 for more details. In 2025, following a comprehensive review of Class 1 railroad compensation disclosures, Mr. Creel was awarded a mid-year compensation adjustment in the form of a PSU grant on June 30, 2025.

(3)

In addition to the awards shown in the table above, Messrs. Redd and Clements deferred a portion of their 2024 STIP awards as 1,667 and 9,838 DSUs, respectively, granted on February 4, 2025 at a share price of US$77.12 on the NYSE for Mr. Redd, and $110.28 on the TSX for Mr. Clements. These DSUs had a grant date award value of $179,650 for Mr. Redd, which has been converted to Canadian dollars using a 2025 average exchange rate of $1.3978, and $1,084,960 for Mr. Clements. Since the 2024 STIP awards were already reported in the 2024 Summary compensation table under Non-equity incentive plan compensation – Annual incentive plan, these DSUs are excluded from the 2025 Summary compensation table.

(4)

Mr. Redd was granted 2,133 performance DSUs by deferring a portion of his 2025 PSU award. He was also granted 417 new matching DSUs, for a total of 2,550 DSUs. See About deferred compensation section on page 66 for more details.

(5)	Mr. Clements was granted 2,460 new matching DSUs. See About deferred compensation section on page 66 for more details.

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PART III – EXECUTIVE COMPENSATION

Performance share units (PSUs)

PSUs focus executives on achieving medium-term goals within a three-year performance period. The Board sets performance measures, thresholds and targets at the beginning of the performance period.

2025 PSU awards

For 2025, the PSU plan design includes a Free Cash Flow(1) target with a 60% weighting and relative TSR targets (S&P/TSX 60 and S&P 500 Industrials), each with a 20% weighting. There is an opportunity for a 250% payout on TSR metrics if exceptional TSR results are achieved in combination with the top TSR performance amongst the Class 1 Railroads. Threshold levels must be achieved to earn a payout. Free Cash Flow(1) and our two relative TSR performance measures have an aggregate maximum payout up to 250 percent.

Performance measure	Weighting	Rationale

Free Cash Flow(1) (three year cumulative)	60%	Incentivizes strong free cash flow generation and disciplined capital reinvestment to support the Company’s growth strategy and in turn generate shareholder value

Relative TSR - S&P/TSX 60 (includes a relative Class 1 Railroad TSR modifier)	20%	Compares our TSR on the TSX relative to the Canadian market and aligns long-term incentive compensation with long-term shareholder interests; includes a relative Class 1 Railroad TSR modifier

Relative TSR - S&P 500 Industrials (includes a relative Class 1 Railroad TSR modifier)	20%

Compares our TSR on the NYSE relative to a large group of U.S. industrial companies and aligns long-term incentive compensation with long-term shareholder interests; includes a relative Class 1 Railroad TSR modifier

(1)	Free Cash Flow is derived from CPKC’s Adjusted free cash, which is a non-GAAP measure. This measure is further defined and discussed in Part VII – Other Information About Non-GAAP measures.

At the end of the three-year performance period (January 1, 2025 to December 31, 2027), the starting point for determining relative TSR will be the 10-day average closing share price on the appropriate index prior to January 1, 2025 and the ending point will be the 10-day average closing share price on the appropriate index prior to January 1, 2028. TSR is adjusted over the period to reflect dividends paid. Awards will be interpolated if results fall between threshold and exceptional. If results are below the threshold level for any of the performance measures, units for that specific measure will not vest.

2026 PSU awards

In 2026, we will continue to use Free Cash Flow(1) as a performance measure with a 60% weighting and relative TSR (S&P/TSX 60 and S&P 500 Industrials) with a weighting of 20% each. Recognizing the capital-intensive nature of our business and shareholders’ appreciation for ROIC as a PSU financial measure, we intend to re-introduce it as a measure once we reach the appropriate stage of the CPKC integration.

Stock options

Stock options focus executives on long-term performance. The Management Stock Option Incentive plan was introduced in October 2001. Stock options granted before 2017 expire 10 years from the date of grant and generally vest 25 percent each year over four years, beginning on the first anniversary of the grant date. Options awarded on or after January 1, 2017 have a seven-year term and vest 25 percent each year over four years beginning on the first anniversary date of the grant. The grant price is the closing price of our shares on the TSX, if the option is granted in Canadian dollars, or the NYSE, if the option is granted in U.S. dollars, on the applicable grant date. Options only have value for the holder if our current share price increases above the grant price before the expiry of the option.

For all grants, if the expiry date falls within a blackout period, the expiry date will be extended to 10 business days following the last date of the blackout period. If a further blackout period is imposed before the end of the extension, the term will be extended another 10 days after the end of the additional blackout period.

Options may be granted by the Board, the Compensation Committee, the Chief Executive Officer, the Chair of the Board or the Chair of the Compensation Committee, as the case may be, as administrator of the option plan, as determined from time to time (the Administrator), to any officer, employee or consultant of the Company or any subsidiary, including a family trust, personal holding corporation and retirement trust (together, Eligible Persons).

(1)	Free Cash Flow is derived from CPKC’s Adjusted free cash, which is a non-GAAP measure. This measure is further defined and discussed in Part VII – Other Information About Non-GAAP measures.

2026 MANAGEMENT PROXY CIRCULAR 49

The exercise price of shares subject to an option will be determined or ratified by the Administrator and will not be less than the market price of the shares at the date on which an option is granted, calculated as the closing price of a board lot of the shares on the TSX (if the option is granted in Canadian dollars) or on the NYSE (if the option is granted in U.S. dollars) on (i) the last trading day preceding the grant date, if the option is granted before the close of trading on the grant date or (ii) the grant date, if the option is granted after the close of trading on the grant date. The exercise price may also be as permitted or required by the TSX or NYSE, as applicable.

CPKC is also entitled to issue share appreciation rights (SARs) pursuant to the terms of the option plan to Eligible Persons at the same time as the grant of an option.

SARs, if granted, will have the following terms (or such other terms as are consistent with the related options):

a.	the number of SARs to be granted shall, in the sole discretion of the Administrator, be:

i.	one SAR for every two optioned shares, or

ii.	one SAR for each optioned share;

b.	the reference price for a SAR will be the same as the exercise price of the related option;

c.	SARs may be exercised from time to time by an option holder as follows:

i.	on and after the second anniversary of the grant date, as to 50% of the SARs or any part thereof;

ii.	on and after the third anniversary of the grant date, as to the remaining 50% of the SARs or any part thereof;

d.	exercise of SARs will result in a reduction in the number of option shares on the basis of one optioned share for each exercised SAR;

e.	exercise of an option will result in a reduction in the number of SARs on the basis of:

i.	one SAR for each optioned share purchased in excess of 50% of the number of optioned shares, where one SAR was granted for every two optioned shares; and

ii.	one SAR for each optioned share purchased, where one SAR was granted for each optioned share; and

f.	The expiry date of a SAR will be ten years after the grant date.

CPKC did not grant any SARs in 2025 and, as of December 31, 2025, CPKC does not have any SARs outstanding.

About the stock option plan

The table below sets out the limits for issuing options under the plan:

As a percent of the number of shares outstanding

Maximum number of shares that, together with any other share compensation arrangement, may be reserved for issuance to insiders as options	10%

Maximum number of shares that may be issued under the option plan and any other share compensation arrangements to insiders in a one-year period	10%

Maximum number of shares that may be issued under the option plan and any other share compensation arrangements to any insider in a one-year period	5%
As a percent of the number of shares outstanding at the time the shares were reserved

Maximum number of shares that may be reserved for issuance to any person as options	5%

We measure dilution by determining the number of options available for issuance and the number of options outstanding as a percentage of outstanding shares. Our dilution at the end of 2025 was 2.8 percent. Notwithstanding the limits noted above, the dilution level, measured by the number of options available for issuance as a percentage of outstanding shares continues to be capped, at the discretion of the Board, at 7.0 percent.

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PART III – EXECUTIVE COMPENSATION

The table below shows the burn rate for the last three fiscal years, calculated by dividing the number of stock options granted in the fiscal year by the weighted average number of outstanding shares for the year.

as at December 31	2023	2024	2025
Number of options granted	856,332	817,609	967,335
Weighted number of shares outstanding	931,320,259	932,956,058	916,159,449
Burn rate	0.09%	0.09%	0.11%

The table below shows the options outstanding and available for grant from the Stock Option Plan as at December 31, 2025.

as at December 31, 2025	Number of options/shares	Percent of outstanding shares

Options outstanding	5,273,259	0.58%

Options available to grant	20,116,417	2.20%

Shares issued on exercise of options	1,395,289	0.15%

Options granted	967,335	0.11%

Since the launch of the stock option plan in October 2001, a total of 110,393,210 shares have been available for issuance under the plan and 85,003,534 shares have been issued through the exercise of options as at December 31, 2025. The last share pool increase to the Management Stock Option Incentive Plan was an increase of 20,000,000 shares reserved for issuance thereunder, approved at the annual meeting of shareholders of the Company held on April 27, 2022.

Making changes to the stock option plan

The Board can make the following changes to the stock option plan without shareholder approval:

•	changes to clarify information or to correct an error or omission
•	changes of an administrative or a housekeeping nature
•	changes to eligibility to participate in the stock option plan
•	terms, conditions and mechanics of granting stock option awards
•	changes to vesting, exercise, early expiry or cancellation
•	amendments that are designed to comply with the law or regulatory requirements

The Board must receive shareholder approval to make other changes, including the following, among other things:

•	an increase to the maximum number of shares that may be issued under the plan
•	a decrease in the exercise price
•	a grant of options in exchange for, or related to, options being cancelled or surrendered

The Board has made two amendments to the stock option plan since it was introduced in 2001:

•

on February 28, 2012, the stock option plan was amended so that a change of control would not trigger accelerated vesting of options held by a participant, unless the person is terminated without cause or constructively dismissed; and

•

on November 19, 2015, the stock option plan was amended to provide net stock settlement as a method of exercise, which allows an option holder to exercise options without the need for us to sell the securities on the open market, resulting in less dilution.

2026 MANAGEMENT PROXY CIRCULAR 51

Payout of 2023 PSU award

The 2023 PSU grant for the performance period of January 1, 2023 to December 31, 2025 vested on December 31, 2025 and was paid out on February 13, 2026. The NEOs and all other eligible employees received an overall performance payout factor of 91 percent on the award. The table below shows the difference between the actual payout value and the target grant value for each NEO.

How we calculated the 2023 PSU performance factor

The payout value has been calculated in accordance with the terms of the PSU plan design and 2023 award agreement. This includes provisions for routine adjustments to Free Cash Flow(1) results for items such as the impact of the KCS acquisition, differences between actual and budgeted foreign exchange rates, fuel prices, capital expenditures as well as asset monetizations and the impact of regulatory changes not fully quantifiable at the time of target setting.

2023 PSU performance measures	Threshold (50%)	Target (100%)	Stretch (200%)	Exceptional (250%)	PSU result	Weighting	PSU performance factor

Three-year cumulative Free Cash Flow(1)	$8,750	$9,150	$9,950	$10,350	$9,556	60%	151%

TSR relative to S&P/TSX 60 Index(2)	25th percentile	50th percentile	75th percentile	85th percentile	11th percentile	20%	0%

TSR relative to S&P 500 Industrials Index(2)	25th percentile	50th percentile	75th percentile	85th percentile	5th percentile	20%	0%

PSU performance factor							91%

(1)

For the period post Control Date, Free Cash Flow is derived from CPKC’s Adjusted free cash. For the period before the Control Date, Free Cash Flow is derived as CP standalone in a manner consistent with Adjusted free cash. Adjusted free cash is a non-GAAP measure, which is further defined and discussed in Part VII – Other Information About Non-GAAP measures.

(2)	TSR performance was rated against companies in the respective indices at the beginning and end of performance periods in accordance with the terms of the PSU plan and the 2023 award agreement.

52 CPKC

PART III – EXECUTIVE COMPENSATION

NEO executive profiles

Keith E. Creel	President and Chief Executive Officer

Mr. Creel became the first President and Chief Executive Officer of CPKC on April 14, 2023 with the combination of Canadian Pacific and Kansas City Southern.

Prior to the merger, he served as President and Chief Executive Officer of Canadian Pacific, a position he assumed in January 2017. Mr. Creel joined the Company in February 2013 as President and Chief Operating Officer. He began his railroad career at Burlington Northern Railway in 1992 and has held progressively more senior operating positions throughout his career at Illinois Central and later at Canadian National (CN) where he held the position of Executive Vice President and Chief Operating Officer.

Mr. Creel holds a Bachelor of Science in marketing from Jacksonville State University and completed the Advanced Management Program at Harvard Business School. He served as a commissioned officer in the U.S. Army and is a Persian Gulf War veteran.

Recognized for his leadership, he was named Railroad Innovator by Progressive Railroading in 2014 and 2024, and named Railroader of the Year by Railway Age in 2021 and 2022. He was also recognized by The Globe and Mail’s Report on Business as their CEO of the Year and Strategist of the Year in 2021.

Accomplishments in 2025

Under Mr. Creel’s leadership, CPKC delivered strong performance across safety, financial, and strategic integration priorities, demonstrating disciplined leadership in a challenging macroeconomic environment.

CPKC continues to distinguish itself as North America’s safest railway. For the third consecutive year, CPKC led the Class 1 railroad industry with the lowest FRA-reportable train accident frequency, extending Canadian Pacific’s legacy of 17 consecutive years of industry leadership in safety performance. Train accident rates were reduced, supported by continued deployment of advanced wayside detection systems, expanded use of predictive data analytics, and an enterprise-wide focus on proactive risk mitigation.

Despite external headwinds, disciplined application of the Precision Scheduled Railroading model delivered strong results. In 2025, CPKC achieved record revenues of $15.1 billion, representing a four percent increase year over year, and delivered best-in-class earnings growth. Reported operating ratio was 62.8 percent, while core adjusted operating ratio(1) improved to a record-low 59.9 percent, a 140 bps improvement from the prior year. Diluted EPS was $4.51, and core adjusted diluted EPS(1) increased eight percent to $4.61 reflecting strong cost control, network efficiencies, and disciplined capital deployment. Financial strength allowed the Company to launch a share repurchase program and increase dividends by 20%.

Precision Scheduled Railroading excellence delivered efficiency improvements in 2025, including a four percent increase in operating workload as measured by gross ton-miles, a three percent improvement in train weights and train lengths respectively, and a one percent reduction in average terminal dwell. In 2025, 100 new Tier 4 locomotives were put into service across the network.

Progress continues on the integration of Canadian Pacific and Kansas City Southern in compliance with the Surface Transportation Board’s oversight, while Mr. Creel has been actively leading CPKC’s advocacy and communications efforts related to U.S. rail industry consolidation.

Supporting long-term growth and customer demand, the company advanced key industrial development projects across the network including the Americold facility in Kansas City, leveraging the Gemini strategic alliance, and upgrades to multiple grain handling facilities to support record grain revenues. In 2025, we achieved record revenues driven by diversified growth in Grain, Automotive, Intermodal, and Energy Chemicals & Plastics.

CPKC is further positioned as an industry leader in innovation and sustainability through the formation of a joint venture with CSX Corporation (CSX) to produce hydrogen locomotives. In 2025, CPKC continued successful mainline testing and revenue generation to further validate the commercial and operational viability of hydrogen-hybrid locomotives as a potential long-term alternative to diesel. We are strengthening fuel efficiency through the adoption of 100 new Tier 4 locomotives into CPKC’s active fleet and supporting network resilience with the completion of a physical climate risk assessment covering our 20,000 mile network. Our engineering team achieved industry recognition with the Canadian Consulting Engineering Award for pioneering an AI-powered satellite-based waterbody monitoring system, strengthening risk management and asset resilience.

(1)	Refer to Footnote 1 Core adjusted operating ratio and core adjusted diluted EPS on page 45.

2026 MANAGEMENT PROXY CIRCULAR 53

In 2025, we reinforced our commitment to a high-performance, inclusive culture for our employees across the network through enhanced employee engagement initiatives, including a notable increase in Employee Pulse Survey participation, and ongoing transparent communications with regular town halls across the network. Our focus on leadership development, talent retention, inclusion efforts, and succession planning positions us for future success. For the seventh consecutive year, we were recognized as one of Alberta’s Top 85 Employers, and we were included in S&P Global’s Sustainability Yearbook 2026. Employee and community engagement were further enhanced with CPKC’s Holiday Train program which stopped in 194 communities across our network in 2025 raising over $2 million and 175,000 pounds of food in support of local food banks.

2025 Compensation

At CPKC, the STIP individual performance factor for the CEO cannot exceed the corporate performance factor. This ensures the payout factor for the CEO aligns with the Company’s overall performance.

In 2025, the Committee capped the CEO’s individual performance factor at 100%, below the corporate performance factor.

2026 Compensation

The Compensation Committee, with guidance and advice from FW Cook, conducted a comprehensive review of Mr. Creel’s compensation in conjunction with competitive market information as well as corporate and individual performance. Based on the findings of this review, the Committee adjusted Mr. Creel’s short-term incentive target and long-term incentive target for a total target direct compensation increase of US$950,000.

54 CPKC

PART III – EXECUTIVE COMPENSATION

Realized and realizable pay

The graph below compares compensation disclosed in the Summary compensation table with the average of Mr. Creel’s realized and realizable pay from 2023 to 2025. Realized and realizable LTIP is currently tracking below grant date values, demonstrating the performance orientation of our compensation programs.

Summary compensation table: Reflects average of salary earned, actual cash bonus and long-term incentives granted (see page 59).

Realized and realizable: Reflects average of salary earned, actual cash bonus, and the value of long-term incentive awards granted from 2023 to 2025 (based on the estimated current value of unvested awards, and the actual value of vested or exercised awards)

•

the value of vested 2023 PSUs paid in February 2026 was calculated using the 30-day average trading price of our shares prior to December 31, 2025 of US$72.85 on the NYSE with an overall performance multiplier of 91 percent and includes reinvested dividends up to the payment date

•

the value of unvested 2024 and 2025 PSUs are based on the closing price of our shares on December 31, 2025 of US$73.63 on the NYSE with a performance multiplier of 100 percent and includes reinvested dividends

•

the value of unvested or vested and unexercised stock options is based on the closing price of our shares on December 31, 2025 of US$73.63 on the NYSE

•

the values for salary earned and actual cash bonus are as disclosed in the Summary compensation table

•

the value of any realized and realizable PSUs and stock options have been converted into Canadian dollars using the 2025 year-end exchange rate of $1.3706

Pay linked to shareholder value

The table below shows Mr. Creel’s total direct compensation in Canadian dollars in each of the last three years, compared to its realized and realizable value as at December 31, 2025. We also compare the realized and realizable value of $100 awarded in total direct compensation to Mr. Creel in each year to the value of $100 invested in shares on the first trading day of the period, assuming reinvestment of dividends, to show a meaningful comparison of shareholder value.

Year(1)	Compensation awarded ($)	Realized and realizable value of compensation as at December 31, 2025 ($)	Period	Value of $100
				Keith Creel	Shareholder
				($)	($)

2023	19,417,513	12,823,907	Jan 1, 2023 to Dec 31, 2025	66	102

2024	22,487,795	15,057,987	Jan 1, 2024 to Dec 31, 2025	67	98

2025	24,451,289	16,945,743	Jan 1, 2025 to Dec 31, 2025	69	98

(1)

As per the terms of Mr. Creel’s employment agreement amendment dated March 21, 2021, Mr. Creel’s 2023, 2024 and 2025 LTIP target grant values were reduced by US$2.1 million in consideration for the special upfront stock option grant Mr. Creel received on March 27, 2021. There were four planned reductions to Mr. Creel’s annual LTIP award in each year of 2022, 2023, 2024 and 2025 for a total aggregate reduction of US$8.4 million. See Employment agreements on page 60 for more details.

Mr. Creel’s compensation awarded values are as disclosed in the Summary compensation table. Mr. Creel’s realized and realizable value for salary earned and actual bonus received have been converted to Canadian dollars using the following average exchange rates: $1.3497 for 2023, $1.3698 for 2024 and $1.3978 for 2025. The value of any realized and realizable long-term incentive is converted into Canadian dollars using the 2025 year-end exchange rate of $1.3706.

2026 MANAGEMENT PROXY CIRCULAR 55

Nadeem S. Velani	Executive Vice-President and Chief Financial Officer

Mr. Velani serves as a key member of the CPKC executive leadership team with duties including long-term strategic planning, financial planning, investor relations, reporting and accounting systems, as well as procurement, treasury, and tax.

Mr. Velani has served as the Chief Financial Officer from October 2016. Before joining the Company in 2013, Mr. Velani spent 15 years at CN where he worked in a variety of leadership positions in Strategic and Financial Planning, Investor Relations, Sales and Marketing, and the Office of the President and CEO.

Mr. Velani holds a Bachelor of Economics degree from Western University, and an MBA in Finance/International Business from McGill. In 2022, he completed the Advanced Management Program at Harvard Business School and received his railroad conductor certification in Canada. Mr. Velani is a well-respected CFO having been named Canada’s CFO of the Year in 2020 and recognized as one of the Top 50 Best Executives by the Globe and Mail’s Report on Business in the same year.

 2025 Performance highlights:

 •  total revenues increased by four percent to $15.1 billion from $14.5 billion in 2024. Core adjusted diluted EPS(1) was $4.61, up eight percent from 2024.

 •  ensured the disciplined deployment of $3.1 billion in capital investment supporting safety, integration, and enabling synergies. Moody’s upgraded CPKC’s credit rating to Baa1 and S&P placed CPKC on positive watch.

 •  oversaw CPKC’s shareholder return strategy, including the repurchase of 4 percent of the company’s issued and outstanding shares as well as a 20 percent dividend increase; published CPKC’s first Investor Factbook as a combined company.

 •  successfully completed integration of the company’s financial programs, systems and controls, and drove further synergies in the sourcing function.

 •  named to Extel Insights All-Canada Executive Team as Top CFO in capital goods/industrial sector in 2025.

2025 Compensation:

John K. Brooks	Executive Vice-President and Chief Marketing Officer

Mr. Brooks is responsible for CPKC’s commercial business units and leads sales and marketing professionals across North America. Mr. Brooks is also responsible for strengthening partnerships with existing customers, generating new opportunities for growth, enhancing the value of the company’s service offerings, and developing strategies to optimize CPKC’s book of business.

Mr. Brooks has served as the Chief Marketing Officer from February 2019. He began his railroading career with Union Pacific and later helped start I&M Rail Link, LLC, which was purchased by the Dakota, Minnesota and Eastern Railroad (DM&E) in 2002. Mr. Brooks was Vice-President of Marketing at the DM&E prior to it being acquired by the Company in 2007.

Mr. Brooks holds a Bachelor of Arts in Finance from the University of Northern Iowa. In 2025, he completed the Advanced Management Program at Harvard Business School.

 2025Performance highlights:

 •  delivered record total revenues of $15.1 billion, with 4% volume growth and record revenues in Grain, Automotive, and Energy Chemicals & Plastics.

 •  expanded network and services for customers through strategic initiatives and collaborations; examples include the Southeast Mexico Express, Americold cold storage, the Gemini alliance, and 41% ‘land bridge’ volume growth between Canada and Mexico.

 •  delivered 40% volume growth in our flagship Mexico Midwest Express, continuing to connect Mexico with U.S. markets via single-line rail service.

 •  completed Americold’s new refrigerated facility in Kansas City, expanding our cold chain network and transforming cross-border intermodal service for perishables.

 •  leveraged the Gemini strategic alliance between customers Hapag-Lloyd and Maersk, driving record international intermodal revenues with optimized shipping routes, increased utilization of CPKC served ports, and strong service reliability.

2025 Compensation:

(1)	Refer to Footnote 1 core adjusted diluted EPS on page 45.

56 CPKC

PART III – EXECUTIVE COMPENSATION

Mark A. Redd	Executive Vice-President and Chief Operating Officer

Mr. Redd oversees the 24/7 operations of CPKC’s North American network, including teams responsible for network transportation, operations, mechanical, engineering, training and safety.

Mr. Redd has served as Executive Vice-President Operations since September 2019 and was named Chief Operating Officer in April 2023. Mark first joined the Company in 2013. He also spent more than 20 years at Kansas City Southern, holding a variety of leadership positions in network and field operations, including Vice-President Transportation where he oversaw key operating functions in the U.S. and Mexico.

Mr. Redd holds Bachelor’s and Master’s degrees of Science in Management from the University of Phoenix and an Executive MBA from the University of Missouri – Kansas City.

2025 Performance highlights:	2025 Compensation:

 •  executed CPKC’s Precision Scheduled Railroading model by delivering a four percent increase in operating workload as measured by gross ton-miles, improved train weights and train lengths by three percent respectively, and reduced average terminal dwell by one percent.

 •  again, achieved industry-leading safety results as FRA-reportable train accident frequency decreased 16 percent to 0.85. FRA-reportable personal injury frequency decreased three percent to 0.92.

 •  successfully put 100 new Tier 4 locomotives into service as part of the capital investment program focused on safety and efficiency initiatives.

 •  CPKC’s engineering team achieved industry recognition with the Canadian Consulting Engineering Award for pioneering an AI powered, satellite-based waterbody monitoring system, strengthening risk management and asset resilience.

 •  labour stability remained in 2025 with no labour disruptions experienced during the year.

James D. Clements	Executive Vice-President Strategic Planning and Corporate Services

Mr. Clements serves as a key member of the CPKC executive leadership team with duties including strategic planning, government affairs, industrial development, operations technology, real estate, communications, as well as leadership of CPKC’s ongoing multi-year integration.

Mr. Clements has served as Executive Vice-President Strategic Planning & Corporate Services from May 2024. Prior to this role, he served as Executive Vice-President Strategic Planning and Technology. With over 25 years’ experience at CPKC, Mr. Clements has extensive understanding of the Company’s customers, processes and systems. Throughout his career, he has held a wide range of leadership roles in car management, finance, logistics, and marketing and sales.

Mr. Clements holds an MBA in International Business and Finance from McGill University and a Bachelor of Science in Computer Science and Mathematics from McMaster University.

2025 Performance highlights:	2025 Compensation:

 •  managed the ongoing integration of Canadian Pacific (CP) and Kansas City Southern (KCS) in compliance with the Surface Transportation Board’s oversight period. Integrated CP and KCS systems under one unified platform.

 •  developed the company’s advocacy and communications activities regarding rail industry consolidation in the United States.

 •  led a successful sale of CPKC’s interest in the Panama Canal Railway Company.

 •  supported facility and industrial development projects across the network, including the Americold facility in Kansas City, multiple grain facility upgrades, and a new police detachment in Laredo, Texas.

 •  formed a joint venture with CSX to produce hydrogen locomotives. Continued successful mainline testing and revenue generation further supports the viability of hydrogen-hybrid locomotives as a potential long-term replacement to diesel.

 •  drove mainline train accident reductions through continued deployment of wayside systems and data analytics algorithms.

2026 MANAGEMENT PROXY CIRCULAR 57

Share performance

The graph below shows the total shareholder return of $100 invested in CPKC shares compared to the two major market indices over the last five years ending December 31, 2025, assuming reinvestment of dividends. The graph also shows total compensation awarded to our NEOs for each of the past five years.

The cumulative total return for the five-year period ending December 31, 2025 was 19 percent on the TSX and 10 percent on the NYSE. Over this time period, management has delivered key results including the Kansas City Southern merger, delivering on commitments made to regulators and customers, operating the safest railroad in North America, and delivering a reported operating ratio of 62.8 percent while core adjusted operating ratio(1) improved to a record-low 59.9 percent, thus positioning the company for future success. While CPKC has continued to produce results that are at or near industry leading, persistent headwinds from tariffs, an ongoing freight recession, as well as potential Class 1 rail consolidation have impacted the sector and impacted shareholder returns. NEOs’ total compensation is aligned with the Class 1 railroad industry as demand for experienced railway talent remains strong. With our unparalleled network access and service offerings, we will continue to create long-term value for our shareholders.

The total compensation value for NEOs as disclosed in the Summary compensation table is 0.3 percent of our Total revenues of $15.1 billion for 2025.

Shareholder performance ($)
250
200
150
100
50
0
NEO total compensation (CAD $'000)
75,000
70,000
65,000
60,000
55,000
50,000
45,000
40,000
35,000
30,000
25,000
20,000
15,000
2020
2021
2022
2023
2024
2025
TDC ($ thousands)
CPKC TSR (C$)
CPKC TSR (US$)
S&P/TSX Composite Index (C$)
S&P 500 Index (US$)

as at December 31	2021	2022	2023	2024	2025
CPKC TSR (C$)	104	116	122	122	119
CPKC TSR (US$)	105	109	117	108	110
S&P/TSX Composite Index (C$)	125	118	132	160	211
S&P 500 Index (US$)	129	105	133	166	196
TDC ($ thousands)(I)	41,754	28,917	62,384	47,677	48,137
(I)

Total direct compensation (TDC) is the total compensation of the NEOs (excluding pension), as reported in the Summary compensation table in prior years. Compensation awarded in 2023 is higher than prior years as a result of the Synergy Awards granted to NEOs (excluding the CEO) in May 2023.

•	we used the following NEOs to calculate total direct compensation in the table above:
•	2025 and 2024: Keith Creel, Nadeem Velani, John Brooks, Mark Redd and James Clements
•	2023: Keith Creel, Nadeem Velani, John Brooks, Mark Redd and John Orr
•	2022 and 2021: Keith Creel, Nadeem Velani, John Brooks, Mark Redd and Jeffrey Ellis
•

Messrs. Creel, Brooks, and Redd were paid in U.S. dollars and their amounts have been converted using the following average exchange rates: $1.3978 for 2025, $1.3698 for 2024, $1.3497 for 2023, $1.3013 for 2022 and $1.2535 for 2021.

(1)	Refer to Footnote 1 Core adjusted operating ratio on page 45.

58 CPKC

PART III – EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION DETAILS

Summary compensation table

The table below shows annual compensation in Canadian dollars for our five NEOs for the three fiscal years ended December 31, 2025, 2024 and 2023. Messrs. Creel, Brooks, and Redd are paid in U.S. dollars and their compensation has been converted to Canadian dollars using the average exchange rates for the year: $1.3978 for 2025, $1.3698 for 2024 and $1.3497 for 2023. Messrs. Velani and Clements are paid in Canadian dollars.

					Non-equity incentive plan compensation
Executive and principal position	Year	Salary ($)(1)	Share-based awards ($)(2)	Option-based awards ($)(3)	Annual incentive plan ($)(4)	Long-term incentive plan (S)	Pension values ($)(5)	All other compensation ($)(6)	Total ($)

Keith E. Creel	2025	1,887,030	12,022,313	6,780,204	3,761,742	-	875,761	328,769	25,655,819
President and Chief	2024	1,849,230	9,536,478	6,358,812	4,743,275	-	726,586	358,221	23,572,602
Executive Officer	2023	1,822,095	8,262,088	5,506,930	3,826,400	-	302,762	359,277	20,079,552

Nadeem S. Velani	2025	1,119,750	2,714,432	1,809,626	1,228,169	-	373,846	69,053	7,314,876
Executive Vice-President	2024	1,002,660	2,595,541	1,730,790	1,755,993	-	314,338	69,613	7,468,935
and Chief Financial	2023	937,694	7,798,752	1,512,387	1,415,327	-	173,485	87,520	11,925,165
Officer

John K. Brooks	2025	1,032,974	2,383,098	1,588,702	1,200,522	-	181,632	113,895	6,500,823
Executive Vice-President	2024	978,722	2,361,117	1,574,366	1,679,354	-	215,788	109,307	6,918,654
and Chief Marketing	2023	902,475	6,405,874	1,390,716	1,385,298	-	449,531	108,024	10,641,918
Officer

Mark A. Redd	2025	1,023,975	2,344,144	1,532,798	1,190,005	-	212,526	125,410	6,428,858
Executive Vice-President	2024	970,675	2,337,922	1,519,567	1,665,321	-	122,310	103,664	6,719,459
and Chief Operating	2023	888,842	6,495,673	1,340,107	1,375,261	-	151,421	108,583	10,359,887
Officer

James D. Clements	2025	659,784	1,571,772	867,023	724,224	-	382,000	57,135	4,261,938
Executive Vice-President	2024	597,670	1,889,283	797,573	1,029,964	-	351,000	61,409	4,726,899
Strategic Planning and	2023	563,229	3,528,844	706,868	901,900	-	680,000	62,729	6,443,570
Corporate Services

(1)

Salary. Represents salary earned in the year. Messrs. Velani and Clements salaries are set in U.S. dollars and paid in Canadian dollars based on semi-annual conversion at an average exchange rate of $1.4041 in 2025.

(2)

Share-based awards. Includes PSU and DSU awards, where applicable. All award values reflect the grant date accounting fair value calculated in accordance with FASB ASC Topic 718: Compensation – Stock Compensation. See Item 8, Financial Statements and Supplementary Data, Note 24: Stock-based compensation in our Annual Report on form 10-K filed with the SEC and securities regulatory authorities in Canada on February 26, 2026 for more details. See 2025 Long-term incentive awards on page 48 for the grant date accounting fair value of the share-based awards granted to each NEO.

The Company’s NEOs are granted share-based awards using the grant date accounting fair value and the 30-day average closing share share price on the TSX or the NYSE prior to the grant date.

	Accounting Valuation Methodology

2025 PSU awards	Valuation %	Grant date fair value (TSX / NYSE)

February 4, 2025	100%	$110.28 / US$77.12

June 30, 2025	100%	US$79.27

(3)

Option-based awards. The grant date fair value of stock option awards granted to each NEO has been calculated in accordance with FASB ASC Topic 718: Compensation – Stock Compensation. See Item 8, Financial Statements and Supplementary Data, Note 24: Stock-based compensation in our Annual Report on Form 10-K filed with the SEC and securities regulatory authorities in Canada on February 26, 2026 for more details.

The Company’s NEOs are granted option-based awards using the grant date accounting fair value and the 30-day average closing share share price on the TSX or the NYSE prior to the grant date.

Accounting Valuation Methodology

2025 Stock option awards	Valuation % (TSX / NYSE)	Grant date fair value (TSX / NYSE)

February 4, 2025	23.2% / 28.3%	$25.59 / US$21.80

2026 MANAGEMENT PROXY CIRCULAR 59

(4)	Non-equity annual incentive. Cash bonus earned under our short-term incentive plan for 2025 and paid in February 2026.
(5)

Pension. Messrs. Creel and Velani participate in the Canadian defined contribution plan (DC plan) and the defined contribution supplemental plan (DC SERP). Messrs. Creel and Redd participate in the U.S. supplemental executive retirement plan. Mr. Brooks participates in the Company’s Pension Plan for U.S. Management Employees. Mr. Clements participates in the Canadian defined benefit pension plan (DB plan) and the defined benefit supplemental plan (DB SERP). See Retirement plans on page 65 for more details.

(6)

All other compensation. The NEOs receive certain benefits and perquisites which are competitive with our comparator group. The table below shows the breakdown of all other compensation for 2025. The values in the table have been converted to Canadian dollars using the 2025 average exchange rate of $1.3978.

	Perquisites						Other compensation

Executive	Personal use of company aircraft ($)(a)	Auto benefits ($)(b)	Housing allowance ($)(c)	Financial and tax planning ($)(d)	Additional medical ($)(e)	Club benefits ($)(f)	401(k) ($)(g)	Employer share purchase plan match ($)(h)	Total ($)

Keith Creel	162,655	46,966	1,405	29,081	-	34,945	16,354	37,363	328,769

Nadeem Velani		35,682		-	-	11,200	-	22,171	69,053

John Brooks		41,934		15,991	7,285	15,655	12,577	20,453	113,895

Mark Redd		41,934		15,991	-	15,655	31,555	20,275	125,410

James Clements		32,871		-	-	11,200	-	13,064	57,135

(a)

Calculated by multiplying the variable cost per air hour by the number of hours used for travel and includes costs for fuel, maintenance, landing fees and other miscellaneous costs. As Mr. Creel is required to travel frequently for business, the Company prefers the CEO use its corporate aircraft when travelling by air within continental North America, whether the travel is business related or for family visitation, in order to ensure his safety and security, and for the immediate ability to move across the Company’s network. Non-corporate use of the corporate aircraft has been limited to family visits.

(b)

All NEOs currently participate in the Company’s car allowance program. Messrs. Velani and Clements’ amounts reflect the cost of a company-leased vehicle and reimbursement of related operating costs for a portion of the calendar year 2025, before they transitioned to the car allowance program.

(c)	Reflects total costs pro-rated for the days Mr. Creel is in Calgary to provide reasonable accommodation.
(d)

Reflects the cost of executive financial counselling provided for Messrs. Creel, Brooks, and Redd. Messrs. Velani and Clements did not use the company provided service. Value of CEO’s financial counseling of $29,081 reflects the Canadian dollar conversion of US$20,805.

(e)

Under the U.S. medical benefits plan, available to all U.S. employees, the majority of the cost of a medical examination is covered by the plan. Only incremental costs for the executive medical are paid for by the Company. In Canada, executive medicals are not covered under the group benefit plan.

(f)

Included in the perquisites program available to all senior executives is a value of $11,200 in their respective home currency. Value of CEO’s club membership of $34,945 reflects the Canadian dollar conversion of US$25,000.

(g)	Reflects company contributions to the 401(k) plan for Messrs. Creel, Brooks, and Redd.
(h)

Company contributions to the Employee Share Purchase Plan (ESPP). Our NEOs participate in the ESPP on the same terms and using the same formulas as other participants. See page 64 to read more about the ESPP.

Employment agreements

Except for Mr. Creel, employment agreements for executive officers are set out in a standard offer letter template. The letters contain the standard terms, including an annual salary, participation in the short and long-term incentive plans as approved annually by the Compensation Committee, participation in the benefit plans or programs generally available to management employees and perquisites. As of the date of this proxy circular, all of our NEOs have a two-year non-compete and non-solicitation agreement tied to their Company employment.

Mr. Creel’s employment agreement includes:

•	reasonable living accommodation in Calgary
•	use of the corporate aircraft for business commuting and family visits within North America
•	non-disclosure, non-solicitation and confidentiality covenants
•	severance provisions as described on page 68
•	reimbursement for club memberships of up to US$25,000 annually
•	reimbursement for financial services of up to US$25,000 annually

On March 21, 2021, in connection with the announcement of the merger with KCS, the Company entered into a stock option agreement and amendment to Mr. Creel’s executive employment agreement with the intent to retain him until at least year 2026. If Mr. Creel voluntarily resigns or retires prior to January 31, 2026 any PSUs granted after March 1, 2021 will not be deemed retirement-eligible as previously provided in the PSU plan and his prior employment agreement. The 517,385 options granted to Mr. Creel in connection with these amendments to his executive employment agreement will expire on March 27, 2028 and will be subject to the terms and conditions of the Plan. In consideration of the Award, the Company and Mr. Creel agreed to amend his current employment agreement to reduce the value of the annual long-term incentive plan award Mr. Creel is entitled to receive by US$2.1 million in each year of 2022, 2023, 2024 and 2025 (an aggregate of US$8.4 million).

60 CPKC

PART III – EXECUTIVE COMPENSATION

Incentive plan awards

Outstanding share-based awards and option-based awards

The table below shows all vested and unvested equity incentive awards that were outstanding as of December 31, 2025. See Long-term incentive plan beginning on page 47 for more information about our stock option and share-based awards.

		Option-based awards(1)					Share-based awards(2)

Executive	Grant date	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the-money options ($)(1)	Grant type	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested ($)	Market or payout value of vested share-based awards not paid out or distributed ($)

Keith Creel(3)	31-Jan-20	287,160	53.16	31-Jan-27	8,056,613
	29-Jan-21	237,145	67.24	29-Jan-28	2,076,948
	27-Mar-21	517,385	71.64	27-Mar-28	1,411,164
	31-Jan-22	208,107	71.40	31-Jan-29	636,066
	2-Feb-23	176,323	79.29	2-Feb-30	-
	6-Feb-24	180,558	84.28	6-Feb-31	-
	4-Feb-25	222,551	77.12	4-Feb-32	-
	6-Feb-13					DSU			16,898,066
	2-Feb-23					PSU			7,175,412
	6-Feb-24					PSU	83,885	8,465,482
	4-Feb-25					PSU	95,154	9,602,659
	30-Jun-25					PSU	16,789	1,694,312
Total		1,829,229			12,180,791		195,828	19,762,453	24,073,478

Nadeem Velani	29-Jan-21	600	85.93	29-Jan-28	9,072
	31-Jan-22	64,255	90.94	31-Jan-29	649,618
	2-Feb-23	54,188	105.58	2-Feb-30	-
	6-Feb-24	55,760	113.67	6-Feb-31	-
	4-Feb-25	70,728	110.28	4-Feb-32	-
	26-Feb-14					DSU			359,148
	19-Feb-15					DSU			181,707
	24-Feb-17					DSU			329,673
	22-Feb-19					DSU			717,411
	31-Jan-20					DSU			3,946,604
	2-Feb-23					DSU			1,982,921
	2-Feb-23					PSU			594,725
	17-May-23					PSU	45,782	4,626,284
	6-Feb-24					PSU	23,187	2,343,057
	4-Feb-25					PSU	24,826	2,508,656
Total		245,531			658,690		93,795	9,477,997	8,112,189

John Brooks	14-Feb-19	14,845	40.40	14-Feb-26	676,116
	31-Jan-20	65,130	53.16	31-Jan-27	1,827,299
	29-Jan-21	49,835	67.24	29-Jan-28	436,462
	31-Jan-22	52,289	71.40	31-Jan-29	159,818
	2-Feb-23	41,926	79.29	2-Feb-30	-
	2-May-23	2,607	78.16	2-May-30	-
	6-Feb-24	44,704	84.28	6-Feb-31	-
	4-Feb-25	52,147	77.12	4-Feb-32	-
	6-Sep-12					DSU			535,285
	22-Feb-19					DSU			439,160
	29-Jan-21					DSU			409,366
	31-Jan-22					DSU			359,409
	2-Feb-23					PSU			1,661,991
	2-May-23					PSU			103,173
	17-May-23					PSU	40,168	4,053,670
	6-Feb-24					PSU	20,769	2,095,951
	4-Feb-25					PSU	22,296	2,250,079
Total		323,483			3,099,695		83,233	8,399,700	3,508,384

2026 MANAGEMENT PROXY CIRCULAR 61

		Option-based awards(1)					Share-based awards(2)

Executive	Grant date	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the-money options ($)(1)	Grant type	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested ($)	Market or payout value of vested share-based awards not paid out or distributed ($)

Mark Redd	31-Jan-20	43,935	53.16	31-Jan-27	1,232,648
	29-Jan-21	41,350	67.24	29-Jan-28	362,149
	31-Jan-22	46,360	71.40	31-Jan-29	141,696
	2-Feb-23	37,172	79.29	2-Feb-30	-
	2-May-23	5,746	78.16	2-May-30	-
	6-Feb-24	43,148	84.28	6-Feb-31	-
	4-Feb-25	50,312	77.12	4-Feb-32	-
	19-Feb-15					DSU			232,148
	22-Feb-19					DSU			372,530
	31-Jan-20					DSU			877,133
	29-Jan-21					DSU			327,336
	31-Jan-22					DSU			292,795
	2-Feb-23					DSU			190,286
	6-Feb-24					DSU			52,377
	4-Feb-25					DSU	2,571	259,495	169,622
	2-Feb-23					PSU			1,473,505
	2-May-23					PSU			227,408
	17-May-23					PSU	39,877	4,024,301
	6-Feb-24					PSU	20,046	2,022,984
	4-Feb-25					PSU	19,360	1,953,804
Total		268,023			1,736,493		81,854	8,260,584	4,215,140

James Clements	3-Sep-19	1,115	62.63	3-Sep-26	42,838
	31-Jan-20	19,920	70.31	31-Jan-27	612,341
	29-Jan-21	14,785	85.93	29-Jan-28	223,549
	31-Jan-22	21,815	90.94	31-Jan-29	220,550
	2-Feb-23	17,152	105.58	2-Feb-30	-
	2-May-23	8,105	106.43	2-May-30	-
	6-Feb-24	25,695	113.67	6-Feb-31	-
	4-Feb-25	33,887	110.28	4-Feb-32	-
	6-Sep-12					DSU			433,947
	26-Feb-14					DSU			263,356
	23-Feb-16					DSU			663,436
	24-Feb-17					DSU			138,555
	31-Jan-22					DSU			703,411
	6-Feb-24					DSU	1,102	111,330	445,320
	4-Feb-25					DSU	2,481	250,678	1,002,711
	2-Feb-23					PSU			627,537
	2-May-23					PSU			295,980
	17-May-23					PSU	22,948	2,318,868
	6-Feb-24					PSU	11,369	1,148,851
	4-Feb-25					PSU	11,895	1,201,941
Total		142,474			1,099,278		49,795	5,031,668	4,574,253

(1)

Option-based awards. Regular options granted before 2017 vest 25 percent each year for four years beginning on the first anniversary of the grant date and expire 10 years from the grant date. Grants made in 2017 and onwards have the same vesting schedule and expire seven years from the grant date. With respect to Messrs. Creel, Brooks, and Redd, exercise prices for option awards are in U.S. dollars. All of Messrs. Velani and Clements’ exercise prices are in Canadian dollars.

Value of unexercised in-the-money options. For stock options granted in Canadian dollars, the value of unexercised in-the-money options at 2025 year-end is based on $101.05, the closing share price on the TSX on December 31, 2025. For U.S. dollar stock option grants, the value of unexercised in-the-money options at 2025 year-end is based on US$73.63, the closing share price on the NYSE on December 31, 2025, converted to Canadian dollars using a year-end exchange rate of $1.3706.

(2)

Share-based awards. Values include reinvested dividends. The unvested 2023, 2024 and 2025 PSU values are based on an assumed payout at target (100 percent). For Messrs. Velani and Clements, the value of unvested PSUs and DSUs is based on $101.05, the closing share price on the TSX on December 31, 2025. For Messrs. Creel, Brooks, and Redd, the value of unvested PSUs and DSUs is based on US$73.63 our closing share price on the NYSE on December 31, 2025, converted to Canadian dollars using a year-end exchange rate of $1.3706.

The vested 2023 PSU and performance DSU values are based on an overall performance factor of 91 percent and a payout price of $101.16 and US$72.85 on the TSX and NYSE, respectively (see Payout of 2023 PSU award on page 52 for more details).

Vested and unvested DSU awards are deferred and cannot be redeemed until the NEO leaves the Company.

Messrs. Velani, Brooks, Redd and Clements were awarded a one-time, special PSU grant on May 17, 2023 to incentivize the delivery of synergies to our shareholders as disclosed in the Company’s 2024 management proxy circular.

(3)

On March 27, 2021, Mr. Creel was awarded a special stock option grant in conjunction with amendments to his executive employment agreement made on March 21, 2021. See Employment agreements on page 60 for more details.

62 CPKC

PART III – EXECUTIVE COMPENSATION

Incentive plan awards – value vested or earned during the year

The table below shows the amount of incentive compensation that vested or was earned in 2025.

Executive	Option-based awards - value vested during the year ($)(1)	Share-based awards - value vested during the year ($)(2)	Non-equity incentive plan compensation - value earned during the year ($)

Keith Creel	1,610,622	7,175,412	3,761,742

Nadeem Velani	839,779	1,982,415	1,228,169

John Brooks	363,809	1,846,589	1,200,522

Mark Redd	310,708	1,767,246	1,190,005

James Clements	250,575	1,082,945	724,224

(1)

Option-based awards—value vested during the year. Includes the aggregate dollar value that would have been realized if the options were exercised on the date of vest. It is calculated as the difference between the closing price (on each of the stock option vest dates in 2025) and the exercise price, converted to Canadian dollars where applicable using the exchange rate on the vest date.

(2)

Share-based awards—value vested during the year. Includes DSUs that have vested during the year and are valued as of the vest date and converted to Canadian dollars where applicable. Also includes the payout value of the 2023 PSUs and performance DSUs. The 2023 PSU value for Messrs. Creel, Brooks and Redd have been converted to Canadian dollars using the year-end exchange rate of $1.3706. See Payout of 2023 PSU award on page 52 and the Outstanding share-based awards and option-based awards on page 61 for more details.

Option exercises and vested stock awards

The table below shows the options exercised and sold by the NEOs in 2025.

Executive	Number of options exercised and sold	Option exercise price ($)	Value realized ($)(1)

Keith Creel	276,250	US$23.36	21,202,996
	271,010	US$41.06	12,204,726

Nadeem Velani	14,635	33.15	1,130,554
	81,565	54.30	4,570,539
	87,275	70.31	3,220,086
	57,190	85.93	1,261,967

John Brooks	37,420	US$41.06	2,053,234

Mark Redd	6,485	US$46.95	286,532
	4,000	US$53.16	155,142

James Clements	17,325	33.15	1,207,383
	15,971	51.14	993,172
	16,620	54.30	806,666

(1)	Based on the market price of shares less the option exercise price on the date of exercise; converted to Canadian dollars using the exchange rate on the exercise date for exercises on the NYSE.

2026 MANAGEMENT PROXY CIRCULAR 63

Equity compensation plan information

The table below shows the securities authorized for issuance under equity compensation plans at December 31, 2025. These include the issuance of securities upon exercise of options outstanding under the stock option plan and the director stock option plan.

The table also shows the remaining number of shares available for issuance and includes 1,700,000 shares under the director stock option plan. On July 21, 2003, the Board suspended any additional grants of options under the director stock option plan and there are no outstanding options under that plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)

Equity compensation plans approved by security holders	5,273,259	96.68	20,116,417

Equity compensation plans not approved by security holders	-	-	-

Total	5,273,259	96.68	20,116,417

See page 47 to read more about the stock option plan. You can also read about the two equity compensation plans in our audited consolidated financial statements for the year ended December 31, 2025, available on our website (investor.cpkcr.com/financials), and on SEDAR+ (www.sedarplus.ca) and EDGAR (www.sec.gov).

Employee Share Purchase Plan (ESPP)

The Company’s ESPP is available to all employees in the U.S. and Canada and provides the opportunity to purchase shares on the open market through payroll deductions which aligns employees’ interests with those of shareholders. Employees may contribute between one percent and ten percent of their base salary to the ESPP every pay period. CPKC provides a 33 percent match on the first six percent of non-unionized and specified unionized employees’ contributions which vest at the end of the four consecutive quarters. Employees must remain participants of the ESPP at the time of vesting in order to receive the CPKC match.

In 2025, approximately 51 percent of eligible employees participated in the ESPP.

64 CPKC

PART III – EXECUTIVE COMPENSATION

Retirement plans

Canadian pension plans

In 2025, Messrs. Creel and Velani participated in our DC plan and Mr. Clements participated in our DB plan. Mr. Clements also retains an account balance in the DC plan from his participation prior to joining the DB plan.

Defined contribution plan

Participants contribute between 4 and 6 percent of their base salary depending on their age and years of service, and the Company contributes between 4 and 8 percent of a participant’s base salary and annual bonus. For eligible executives, CPKC contributes an additional 6 percent of base salary and annual bonus. Total contributions are limited to the maximum allowed under the Income Tax Act (Canada) ($33,810 for 2025).

Messrs. Creel and Velani also participate, and Mr. Clements previously participated, in the DC SERP, a non-registered plan that provides notional contributions in excess of the Income Tax Act (Canada) limits at the same Company contribution rate as in the DC plan. Company contributions vest after two years of employment. Employees do not contribute to the DC SERP.

The table below shows the DC plan and DC SERP account information as at December 31, 2025.

Executive	Accumulated value at start of year ($)	Compensatory ($)	Accumulated value at year end ($)

Keith Creel	5,641,683	860,665	7,065,293

Nadeem Velani	3,095,248	373,846	3,606,344

James Clements	544,946	-	679,387

Defined benefit plan

CPKC sponsors a defined benefit pension plan comprised of a registered plan component and a supplemental plan, which provides benefits in excess of Income Tax Act (Canada) limits. The benefit is based on age, service and a percentage of final average compensation.

The pension formula uses the highest final average earnings and calculates a benefit of 1.3 percent up to the average Year’s Maximum Pensionable Earnings (YMPE) and 2.0 percent in excess of the average YMPE, and multiplies that by the years of service to a maximum of 35 years. An unreduced pension is available for all employees as early as age 55 with age plus years of service equal to at least 85, or, if earlier, as early as age 60 for eligible executives. The normal retirement benefit is otherwise payable at age 65. Pensions are partially indexed to inflation after retirement once the participant reaches age 65 and has been retired for at least five years.

The table below summarizes Mr. Clements’ participation in the DB plan and DB SERP in 2025.

	Years of credited service		Annual benefits payable		Opening present value of defined benefit obligation ($)	Compensatory change ($)	Non-compensatory change ($)	Closing present value of defined benefit obligation ($)
Executive	At December 31, 2025	At age 65	At year end ($)	At age 65 ($)

James Clements	10.00	19.08	209,000	467,000	3,045,000	382,000	37,000	3,464,000

The present value of the defined benefit obligation is based on the assumptions and methods used for financial statement reporting. The present value was determined using a discount rate of 4.96 percent and mortality adjusted actuarial assumptions.

U.S. retirement plans

Our U.S. retirement program has four elements:

•	a qualified defined benefit pension plan (closed plan) which provides annual benefit accruals funded by employer contributions determined from U.S. Internal Revenue Service (IRS) rules;
•	a non-qualified defined benefit pension plan (closed plan) for certain employees whose compensation exceeds the U.S. Internal Revenue Code limit (US$350,000 for 2025);
•	a qualified 401(k) plan with automatic employer contributions for eligible employees and an employer match on voluntary employee contributions; and
•	a non-qualified defined contribution plan for certain employees whose compensation exceeds the U.S. Internal Revenue Code limit (US$350,000 for 2025).

2026 MANAGEMENT PROXY CIRCULAR 65

CPKC pension plan for U.S. management employees (closed plan)

CPKC sponsors a defined benefit pension plan comprised of a Basic Defined Benefit Pension Plan (Basic DB Plan) and a Supplemental Pension Plan, which provides retirement benefits in excess of the Basic DB Plan. The benefit is based on age, service and a percentage of final average compensation.

The pension formula uses the final average monthly earnings and calculates a benefit of 0.5 percent up to the Tier 1 Railroad Retirement Board limit and 1.25 percent in excess of that limit, and multiplies that by the years of service to a maximum of 30 years. An unreduced pension is available for all employees under the Basic DB Plan and the Supplemental Pension Plan as early as age 62 with 30 years of service with the normal retirement benefit payable at age 65.

The table below summarizes Mr. Brooks’ participation in the Basic DB Plan and Supplemental Pension Plan in 2025. The values in the table have been converted to Canadian dollars using the 2025 average exchange rate of $1.3978.

	Years of credited service		Annual benefits payable		Opening present value of defined benefit obligation ($)	Compensatory change ($)	Non-compensatory change ($)	Closing present value of defined benefit obligation ($)
Executive	At December 31, 2025	At age 65	At year end ($)	At age 65 ($)

John Brooks	17.17	27.25	419,548	677,378	3,171,745	181,632	384,210	3,737,587

The present value of the defined benefit obligation is based on the assumptions and methods used for financial statement reporting. The present value was determined using a discount rate of 5.55 percent and mortality adjusted actuarial assumptions.

401(k) plan

Individuals can make pre-tax or post-tax (Roth) contributions to the 401(k) plan subject to limits imposed by the IRS. The Company provides a matching contribution of 50 percent on the first six percent of eligible earnings. All contributions vest immediately.

In addition, for eligible employees, the Company makes an annual contribution equal to 3.5 percent of eligible earnings, which include base salary and annual bonus. These earnings are subject to compensation limits imposed by the IRS.

Supplemental defined contribution plan (U.S. DC SERP)

The U.S. DC SERP is an unfunded, non-qualified defined contribution plan that provides a notional company contribution equal to six percent of eligible earnings without regard to the limits imposed by the IRS. Eligible earnings include base salary and annual bonus. In addition, for earnings in excess of the limits imposed by the U.S. Internal Revenue Code, an additional 3.5 percent contribution is made. Company contributions vest at the end of three years.

Messrs. Creel and Redd participated in the U.S. DC SERP in 2025. The table below shows the U.S. DC SERP account information as at December 31, 2025 with values converted to Canadian dollars using the 2025 average exchange rate of $1.3978.

Executive	Accumulated value at start of year ($)	Compensatory ($)	Accumulated value at year end ($)

Keith Creel	1,401,336	15,096	1,650,017

Mark Redd	934,785	212,526	1,352,286

About deferred compensation

Executive officers and members of senior management who have not met their share ownership requirement can choose to defer all or a portion of their short-term incentive or PSU grant as DSUs.

The short-term incentive DSUs are granted in the year the bonus is actually paid and may receive up to a 25 percent match. The deferred amount cannot exceed the DSU cap amount set by the Senior Executive Deferred Share Unit Plan. The amount is converted to bonus DSUs using the average market price of a CPKC common share for the 10 trading days immediately before December 31 of the applicable performance year. The matching units vest after three years.

66 CPKC

PART III – EXECUTIVE COMPENSATION

Eligible executives can elect to defer a portion of their PSU grant prior to the start of the performance period. These performance DSUs are subject to the same performance and vesting conditions as the corresponding PSU grant. To align with the granting practice of the PSU plan, the elected amount converted to performance DSUs is based on the market closing price of a CPKC common share for the 30 trading days prior to the grant date. The performance DSUs may receive up to a 25 percent match upon vesting (subject to a matching DSU cap), three years from the grant date.

To defer any compensation, elections must be made by June 30th of the calendar year prior to the new fiscal year. Matching DSUs cannot exceed 20 percent of the executives’ total ownership requirement.

The table below shows the number and value of DSUs outstanding as at December 31, 2025.

Executive	Unvested DSUs (#)	Vested DSUs (#)	Total Units (#)	Value as at December 31, 2025 ($)(1)

Keith Creel	0	167,445	167,445	16,898,066

Nadeem Velani	0	74,379	74,379	7,517,464

John Brooks	0	17,274	17,274	1,743,221

Mark Redd	2,571	24,914	27,485	2,773,724

James Clements	3,582	36,128	39,710	4,012,744

(1)

We valued the outstanding DSUs using $101.05, our closing share price on the TSX on December 31, 2025 for Messrs. Velani and Clements and US$73.63, our closing share price on the NYSE and converted to Canadian dollars using a year-end exchange rate of $1.3706 for Messrs. Creel, Brooks, and Redd.

DSUs are redeemed for cash after the executive retires or leaves the Company, with: (i) Canadian-resident executives being entitled to elect a date of payment between the date that is six months following their departure from the Company and December 15th of the following calendar year, in compliance with Canadian tax rules; and (ii) U.S. resident executives being paid six months after their departure from the Company, in compliance with U.S. tax regulations. We used the average market price of a share for the 10 trading days immediately before the payment date to calculate the amount, which the participant receives in a lump sum less withholding taxes.

2026 MANAGEMENT PROXY CIRCULAR 67

Termination and change in control

Termination of employment

We have policies to cover different kinds of termination of employment.

Mr. Creel is covered under the terms of his employment agreement effective January 31, 2017, as amended December 18, 2018 and March 21, 2021, that includes non-competition, non-solicitation and confidentiality restrictions. Messrs. Velani, Brooks, Redd and Clements are subject to the same terms as all other employees for resignation, retirement, termination with cause, termination without cause and change in control. Messrs. Velani, Brooks, Redd and Clements have signed non-competition and non-solicitation agreements in each year of their employment with the Company that also have confidentiality restrictions.

	Resignation	Retirement	Termination with cause	Termination without cause	Change in control
Severance	None	None	None	Mr. Creel: 24 months of base salary Other NEOs: pursuant to applicable law	None
Short-term incentive	Forfeited	Award is pro-rated to retirement date	Forfeited	Mr. Creel: equal to the target award for severance period Other NEOs: award for current year is pro-rated to termination date as per plan	None
DSUs	Unvested DSUs are forfeited	Unvested DSUs are forfeited	Unvested DSUs are forfeited	Unvested DSUs are forfeited	Unvested units vest early if the holder is terminated following change in control
Performance share units	Forfeited

Award continues to vest based on performance factors and executive is entitled to receive the full value as long as they have worked for six months of the performance period, otherwise the award is forfeited

			Forfeited	Mr. Creel: subject to retirement provisions Other NEOs: pro-rated based on active service within the performance period and based on actual performance at the end of the performance period	Only vest if the executive is terminated following a change in control PSUs vest at target, pro-rated based on active service within the performance period
Stock options	Vested options are exercisable for 30 days or until the expiry date, whichever comes first Unvested options are forfeited Performance stock options are forfeited	Options continue to vest Award expires five years after the retirement date or the normal expiry date, whichever is earlier Performance stock options are forfeited	Forfeited

Mr. Creel: subject to retirement provisions

Other NEOs: vested options are exercisable for six months following termination as well as any options that vest during the six-month period

Performance stock options are forfeited

Options only vest early if the option holder is terminated following the change in control Performance stock options are forfeited
Pension	No additional value	No additional value	No additional value	No additional value	No additional value
ESPP shares	Unvested shares are forfeited	Unvested shares vest	Unvested shares are forfeited	Unvested shares vest	Unvested shares vest
Benefits	End on last day worked	Post-retirement life insurance of $50,000 and a health spending account based on years of service (same for all employees)	End on termination date	End on last day worked	None
Perquisites	Any unused flex perquisite dollars are forfeited	Any unused flex perquisite dollars are forfeited	Any unused flex perquisite dollars are forfeited	Any unused flex perquisite dollars are forfeited	Any unused flex perquisite dollars are forfeited

68 CPKC

PART III – EXECUTIVE COMPENSATION

The table below shows the estimated incremental amounts that would be paid to Mr. Creel, if his employment had been terminated without cause on December 31, 2025. There is no extra tax gross-up provision for any termination benefit.

Name	Severance period (# of months)	Base pay ($)	Short-term incentive ($)	Additional retirement benefits ($)	Other benefits(1) ($)	Accelerated vesting of share-based and options-based awards(2) ($)	Incremental value on termination without cause ($)

Keith Creel	24	3,700,620	6,373,290	-	37,358	-	10,111,268

(1)	Reflects the value of accelerated vesting of shares purchased under the ESPP for Mr. Creel.
(2)

Pursuant to the terms of Mr. Creel’s employment agreement, as amended from time to time, if Mr. Creel’s employment had been terminated without cause on December 31, 2025, his unvested performance share units would have remained eligible for continued vesting at the end of the applicable performance periods based on the applicable performance factors, and his unvested stock options would have remained eligible for continued vesting based on their original vesting schedule. On December 31, 2025, the value of Mr. Creel’s unvested performance share units was $19,762,453 and the value of his unvested stock options was $159,014, both based on our closing share price on the NYSE on December 31, 2025 of US$73.63, converted to Canadian dollars using a year-end exchange rate of $1.3706.

CEO pay ratio

CPKC is voluntarily providing transparency and public disclosure related to CEO pay as compared to the median employee. As our proxy is governed under Canadian Securities Administrators (CSA) regulations; we are not required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) and Item 402(u) of Regulation S-K to disclose information about the ratio of the annual total compensation of our median employee and the annual total compensation (pay ratio) of Mr. Creel, our President and CEO. In support of the Board’s commitment to progressive disclosure practices we have determined and are disclosing the CEO pay ratio for 2025 in the table below.

As at December 31, 2025

CEO pay ratio	183:1

Excluding employees located in Mexico	164:1

To identify our median employee, we conducted an analysis of the total compensation of our employee population in Canada, U.S. and Mexico, other than our CEO, who were employed by the Company on December 31, 2025. We have determined that using the taxable income reported on the T4 box 14 employment income and W-2 box 1 income for employees in Canada and the U.S., provides a reasonable and consistent estimate for evaluating annual total compensation. We used aggregate payroll data to provide a reasonable estimate of the annual total compensation in Mexico. The median employee annual total compensation for 2025 of employees located in Canada, U.S. and Mexico is $140,021 while the median annual total compensation of employees located in Canada and the U.S. is $155,548 In accordance with applicable U.S. disclosure rules, we calculated 2025 annual total compensation for our median employees using the same methodology that we use to determine our NEOs’ annual total compensation in the Summary compensation table on page 59.

The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2026 MANAGEMENT PROXY CIRCULAR 69

    PART IV – CORPORATE GOVERNANCE

We are one of Canada’s oldest and most recognizable companies. CP was founded in 1881 to connect Canada. In 1887, Arthur Stilwell founded the company later known as Kansas City Southern. We take pride in the historic legacy, both of Canadian Pacific and Kansas City Southern. CPKC takes on a legacy as a business leader, with a reputation for honesty, integrity and the faithful performance of our undertakings and obligations.

On April 14, 2023, CPKC, headquartered in Calgary, Alberta, Canada, became the first single-line railway connecting the United States, Canada and Mexico. The combined company has a much larger and more competitive network, operating approximately 20,000 miles of rail, employing approximately 20,000 people.

Our ability to maintain this reputation depends on our actions and the choices we make every day. We believe that good corporate governance practices are essential to effective management and the protection of our investors, employees and other stakeholders.

Where to find it

Serving as a Director	83
Integrity	83
Share Ownership	84
Attendance	86
Skills and Development	86
Director Development	87
Director Engagement by Management	88

70 CPKC

PART IV – CORPORATE GOVERNANCE

GOVERNANCE AT CPKC

CPKC has a strong governance culture and we have adopted many leading policies and practices. As a U.S. and Canadian listed company, our corporate governance practices comply with or exceed the practices outlined by the Canadian Securities Administrators (CSA) in National Policy 58-201 — Corporate Governance Guidelines and the TSX, the SEC and the NYSE.

We regularly review our policies and practices and make changes as appropriate, so we stay at the forefront of good governance as standards and guidelines continue to evolve in Canada and the United States.

The Board and the Governance Committee are responsible for developing our approach to corporate governance. This includes periodic reviews of the corporate governance principles and guidelines which were established by the Board, as well as the terms of reference for the Board and each of the Board’s standing committees.

Our corporate governance principles and guidelines are available on our website at investor.cpkcr.com/governance.

About the Board

The Board has ultimate authority to make decisions about the Company, other than on matters that are specifically reserved for shareholders.

The Board is responsible for overseeing our business, providing overall guidance and direction to management, our long-term strategic direction, succession plans for senior officers, risk oversight and ensuring that the long-term interests of shareholders are served.

Shareholders elect directors for a term of one year at our annual meeting. The Board may also appoint directors between shareholder meetings if an increase in board size is warranted (subject to certain restrictions under the CBCA) or to fill a vacancy.

Key governance documents

The Board has approved its terms of reference as well as those for each committee and the written position descriptions for the independent Board Chair, the committee chairs and CEO, and reviews them annually. These documents are available on our website at investor.cpkcr.com/governance.

The Board is dedicated to maintaining the highest standards of corporate governance and nurturing a culture of strong business ethics and governance throughout the organization. It operates independently to ensure proper stewardship and sound decision-making. The Board is qualified with the right mix of relevant skills and experience, including transportation industry knowledge, cybersecurity, financial and accounting literacy, strategic planning, human resources, executive compensation and risk management - all of which are critical to understanding and addressing the business challenges facing the Company. The Board is also diverse by gender, age, cultural heritage and ethnicity and geography to generate different perspectives and opinions for healthy discussion and debate.

The Board has terms of reference to assist it in exercising its powers and fulfilling its duties. Each Board committee also has terms of reference to assist it in carrying out its duties and responsibilities. The Board’s terms of reference are included at Part VIII to this proxy circular. The committees’ terms of reference can be found on our website at investor.cpkcr.com/governance.

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Structure

The Board represents the interests of the Company, shareholders and other stakeholders and has five standing committees to assist it in fulfilling its duties and responsibilities.

Each committee is made up of only independent directors.

Committee membership is reviewed annually after directors are elected at the annual shareholder meeting and on an as-needed basis through the year. For additional information on what our committees did in 2025, see the 2025 Board and committee reports and overview beginning on page 29.

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The table below sets out committee membership as at December 31, 2025:

Committee Memberships

*	Chair of the Board is an ex-officio member of all committees

Mr. Creel is not a member of any Board committees because he is President and CEO and therefore not independent.

During the course of regularly scheduled board meetings, directors will usually participate in the meetings of the other committees on which they do not sit. Regularly scheduled committee meetings take place sequentially during the same days as Board meetings. Meetings are scheduled in this way to allow for attendance by all directors, including those who are not committee members. In addition to regularly scheduled meetings, the Board and the Board’s committees hold additional meetings as may be required to fulfill their mandates.

In 2025, the Board held meetings in January, February, April, July, September, October and December. The Board also held a number of informal discussions throughout the year.

Independence

The Board has adopted standards for director independence based on the criteria of the NYSE, SEC and CSA.

The Board reviews director independence continually and annually using director questionnaires as well as by reviewing updated biographical information, meeting with directors individually, and conducting a comprehensive assessment of all business and other relationships and interests of each director with respect to the Company and our subsidiaries. In 2025, the Board confirmed that each director, except for Mr. Creel, is independent in accordance with the standards for independence established by the NYSE and the CSA. Mr. Creel is not independent because of his position as President and CEO.

The Board has also confirmed that each member of the Audit and Finance Committee meets the additional independence standards for audit committee members under Section 10A(m)(3) and Rule 10A-3(b)(1) of the Exchange Act, and Section 1.5 of National Instrument 52-110 Audit Committees. All members of the Audit and Finance Committee are financially literate. In addition, four of the five members of the currently constituted Audit and Finance Committee meet the definition of audit committee financial expert, as defined by the SEC.

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Independent Board Chair

The Board Chair and President and Chief Executive Officer are separate roles at CPKC. Our current Chair of the Board, Isabelle Courville, is an independent director and has served as Chair of the Company since May 7, 2019. Ms. Courville has served on the Board since May 1, 2013.

The Chair of the Board presides at Board meetings and our shareholder meetings. The Chair also serves as an advisor to the CEO and other members of senior management.

We have a formal written mandate that sets out the key responsibilities of the Chair of the Board, which includes, among other things:

A copy of the position description is available on our website at investor.cpkcr.com/governance.

In camera and executive sessions

At each regularly scheduled Board meeting, the Board holds two in camera sessions: one that includes the President and CEO, and one that is attended only by independent directors. The independent directors meet in camera, without management or non-independent directors present, during regularly scheduled Board meetings and as required. In 2025, the independent directors held a total of six in camera sessions without management or non-independent directors present. The Company’s Audit and Finance, Compensation, Governance, and Integration Committees also hold in camera sessions of independent directors without management present, with the Chair of each committee presiding.

Independent advice

According to their terms of reference, the Board and each committee can each retain additional independent financial, legal, compensation and other advisors.

Diversity

Diversity is a core value at CPKC. We define diversity broadly, and believe that varied backgrounds, experiences, and perspectives foster creativity and innovation and diversity of thought across our organization. Our goal is to create a workplace where every railroader feels safe, valued, empowered, and encouraged to collaborate as one CPKC team.

We strive to attract, hire, develop, and retain a highly skilled and diverse workforce, to ensure equal opportunities for career advancement and professional development for all employees.

Board diversity

The Company is committed to attracting the highest-quality director nominees and values diversity among its Board members. The Board of Directors has adopted a written Board diversity policy, available on our website at investor.cpkcr.com/governance.

Under this policy, recommendations for director nominations or appointments are based on a balanced consideration of skills, experience, and knowledge and, subject to applicable law, considerations such as:

•	gender and age
•	geographic representation from regions we operate in
•	cultural heritage (including Indigenous peoples and members of visible minorities
•	different abilities (including persons with disabilities)

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The Governance Committee, periodically reviews the Board’s diversity policy, recruitment protocols and progress.

The Board diversity policy does not establish targets for representation of members of designated groups. We believe we have assembled a Board that is diverse and engaged.

Director Representation as of December 31, 2025	Number	Percentage (%)

Designated groups(1)

Women	4	33

Indigenous peoples	0	0

Visible minorities	3	25

Persons with disabilities	0	0

Other Self-Identified(2)

Military Veteran	1	8

Geographic Representation

Canadian Residents	4	33

U.S. Residents	6	50

Mexican Residents	2	17

(1)

The terms “designated groups” and “member of a visible minority” have the definitions provided in the Employment Equity Act (Canada). The information in this table are based on director self-evaluation.

(2)	Mr. Creel served as a commissioned officer in the U.S. Army and is a Persian Gulf War veteran.

For information on the representation of designated groups for the current director nominees, refer to page 16.

Leadership diversity

Our diversity and inclusion initiatives are designed to support the advancement of all employees, including women, Indigenous peoples, visible minorities and other individuals throughout the organization. These programs aim to remove barriers at all levels of the workplace and comply with the Employment Equity Act (Canada).

Although we do not set targets for senior management representation, including executive officers (as the term defined in the applicable Canadian and U.S. securities law), we continue to make meaningful progress. As of December 31, 2025:

•	three of our eleven executive officers are women (27 percent);
•	three identify as members of a visible minority group (27 percent);
•	one identifies as a person with a disability (9 percent); and
•	we do not have any executive officers who identify as Indigenous or Native American.

As of December 31, 2025, of our 30 appointed officers, Vice-Presidents and higher:

•	six identify as members of a visible minority group (20 percent);
•	one identifies as Native American (3 percent);
•	five are women (17 percent); and
•	two identify as persons with disabilities (7 percent).

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CPKC Indigenous and Tribal Relations

CPKC’s rail network traverses through 119 Indigenous communities in Canada and 60 Tribal communities in the United States. We are committed to broadening and deepening mutually respectful relationships with Indigenous and Tribal communities across our network. We believe that fostering strong and meaningful relationships enhances our ability to operate the safest rail network in North America, while providing an essential service to our customers and the North American economy.

Our Indigenous and Tribal relations stand on five pillars: operating safely, strengthening relationships, developing job and procurement opportunities, providing cross-cultural awareness training, and engaging where appropriate in government policy initiatives. In 2025 CPKC has continued to make meaningful progress across each of our five pillars.

Pillar 1: Operating safely

Operating safely is foundational to everything we do. Our industry-leading safety performance builds trust with communities where we operate, including Indigenous and Tribal communities. In 2025, for the third consecutive year, CPKC led the industry with the lowest FRA-reportable train accident frequency among Class 1 railroads, building on Canadian Pacific’s legacy of 17 consecutive years of industry leadership.

Part of safe operations is building capacity for emergency response. Since 2021, we donated more than $1 million to Indigenous communities along our network to enhance their emergency response capacity and train their responders. Our donations to Indigenous communities facing extreme weather risks in Canada have included outfitting an Indigenous operated fire department, water bladders, all-terrain vehicles with fire totes, and emergency response trailers. In the United States, we funded portable police radios for a Tribal police force.

We also help Indigenous and Tribal communities in proximity to our network when they have been impacted by extreme weather events. For example, we donated electric generators to communities that lost power and transported medical supplies urgently needed in communities that were isolated due to highway closures.

We actively participate in fire hall training nights, provide emergency response presentations and conduct emergency response exercises with Indigenous and Tribal communities across Canada and the U.S.

Pillar 2: Strengthening relationships

Our second pillar, strengthening relationships, helps build trust with Indigenous and Tribal communities. We engage Indigenous and Tribal communities in respectful, meaningful, and transparent dialogue through frequent contact. Our proactive engagement in Indigenous and Tribal communities with questions or concerns increases understanding, trust, and credibility.

We have invested considerable time and effort in engagement on ongoing operational support, such as bedload stream clearing and ballast pit operations. Strong “on the ground,” pro-active communication regarding incident awareness shows respect, demonstrates our transparency, and underscores our commitment to building trust. Similarly, track maintenance notifications and the transportation of dangerous goods presentations help increase understanding, transparency, and credibility.

Pillar 3: Developing job and procurement opportunities

Our third pillar is developing job and procurement opportunities for Indigenous and Tribal peoples and businesses.

CPKC is a major employer in many remote communities with significant Indigenous populations, such as across northwestern Ontario. It is a tradition in many of those communities to join the CPKC family and work for the railroad. We are building on that tradition by attending and promoting employment opportunities at Indigenous job fairs across Canada.

A diverse supply base is an important part of our procurement strategy. We believe that increasing Indigenous and Tribal participation in our supply chain can unlock value for the Company and while supporting economic opportunity in the Indigenous and Tribal communities where we operate. There is a considerable Indigenous and Tribal interest in being a supplier to CPKC. To

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better convert this interest into tangible opportunity, we have joined the Canadian Council for Indigenous Business (CCIB) Supply Change program(1), providing us access to 1,500 plus Indigenous-owned business to grow our supplier options and strengthen our supplier diversity.

We have also made it easier for Indigenous businesses to connect with CPKC by providing pinpointed information for prospective suppliers and a dedicated application form for diversity suppliers, including Indigenous suppliers(2).

In 2025, CPKC was proud to be among the first Canadian corporate debt issuers to partner with Cedar Leaf Capital(3), Canada’s first majority Indigenous-owned investment dealer. Cedar Leaf Capital was founded to advance meaningful Indigenous participation in Canada’s capital markets, and CPKC is pleased to support this important objective through our partnership.

Pillar 4: Providing cross-cultural awareness training

Our fourth pillar focuses on improving employee awareness of Indigenous and Tribal history and culture. We provide opportunities for employees to learn from Indigenous leaders and we act on opportunities for collaboration.

In 2025, we renewed our funding agreement with the Orange Shirt Society to 2029. Through the renewed agreement, the “Every Child Matters” branded locomotive(4) will continue to operate across our Canadian, American, and Mexican networks. Since 2021, it has helped raise awareness of the inter-generational impacts of Indian residential schools in Canada. This special locomotive reminds all who see it of the need to remember the victims and honour the survivors of the tragic legacy of residential schools in Canada.

In 2025 under the renewed agreement, Orange Shirt Society founder Phyllis Webstad hosted a fourth town hall meeting where she engaged our employees and shared her experience at the Saint Joseph Mission Residential School. The loss of her orange shirt(5), a story first told to Canada’s Truth and Reconciliation Commission in 2013, inspired the orange shirt movement in Canada and our “Every Child Matters” locomotive. We estimate more than 1,000 employees have attended her townhall meetings since 2021.

We also highlight Indigenous talent though our CPKC Holiday Train program(6), which tours our network each November and December spreading holiday cheer and raising money, food, and awareness for people struggling with food insecurity. For the third year in a row, the Buffalo Boys drum group(7), from Mother Teresa Middle School in Regina, Sask. launched our Holiday Train shows in Regina and Moose Jaw.

Through cultural awareness training, the CPKC Police Service has enhanced their ability to promote community safety by gaining an understanding of, and appreciation for, the right of Indigenous peoples to cross railway tracks for traditional purposes.

CPKC’s comprehensive business ethics policy requires a commitment from all employees to respect the cultures, customs, and values of the communities in which CPKC operates, including respecting the rights of Indigenous peoples(8).

Pillar 5: Engaging where appropriate in government policy initiatives

Finally, we engage where and as appropriate in government policy initiatives, including consultations regarding legislative and regulatory changes. Our relationships with Indigenous and Tribal communities, and their feedback where appropriate, helps shape our corporate input into these initiatives. For example, we solicit feedback from Indigenous community members and leaders in Canada regarding our Extreme Weather Fire Risk Mitigation Plan, a regulatory requirement in Canada(9). The feedback improves our insight and understanding, helping us prepare for, and respond to, the threats created by extreme weather.

(1)	Canadian Council for Indigenous Business, Supply Change, retrieved from https://www.ccib.ca/supply-change/ on January 6, 2026.
(2)	CPKC, Become a Supplier, retrieved from https://www.cpkcr.com/en/suppliers/Become-a-Supplier on January 26, 2026.
(3)	Cedar Leaf Capital, Welcome to Cedar Leaf Capital, retrieved from https://www.gbm.scotiabank.com/en/our-dna/diversity-and-inclusion/cedar-leaf-capital.html on February 2, 2026
(4)	CPKC, Every Child Matters locomotive, retrieved from https://www.cpkcr.com/en/community/every-child-matters-locomotive on January 26, 2026.
(5)	Orange Shirt Society, Phyllis’ Story, retrieved from https://orangeshirtday.org/phyllis-story/#story on January 26, 2026.
(6)	CPKC Holiday Train, retrieved from https://www.cpkcr.com/en/community/HolidayTrain on January 26, 2026.
(7)	Mother Teresa Middle School, Buffalo Boys and First Nations Dancers, retrieved from https://lp.constantcontactpages.com/cu/LmoHU9l/buffaloboys on January 26, 2026.
(8)

CPKC Code of Business Ethics (revised November 15, 2023), 9. Respectful workplace and human rights, retrieved from https://s21.q4cdn.com/736796105/files/doc_governance/2025/Sep/23/CPKC-Code-of-Business-Ethics-ENGLISH-d91469.pdf on January 26, 2026.

(9)	CPKC Extreme Weather Fire Risk Mitigation Plan, retrieved from https://www.cpkcr.com/en/safety/Extreme-Weather-Fire-Risk-Mitigation-Plan on January 26, 2026.

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Together, these five pillars underpin CPKC’s strong approach to Indigenous and Tribal relations. Our Indigenous and Tribal relations support our operations and growth across North America.

Serving on other boards

Members of our Board must be able to commit the necessary time and energy to fulfill their duties and responsibilities to the Board and the committees on which they serve.

When we recruit new director candidates, we make sure potential candidates understand the scope of responsibilities and the time commitment required, and we review the other boards they sit on as part of the vetting process.

We consider an outside board to be any board of directors of a public company other than the Company or Canadian Pacific Railway Company, our wholly owned subsidiary.

Overboarding

The Board considers a director to be “overboarded” if the time commitments required by sitting on other company boards affect their ability to meet their commitments to our Board. It also considers the guidelines of proxy advisory firms in Canada and the United States. The Company’s current policy is that chief executive officers or other senior executives of public companies sit on no more than two public company boards. For non-executive directors, the Board requires directors to hold no more than four public company directorships in total (including CPKC).

The Board considers overboarding on a case-by-case basis:

•	the Chair of the Board and chair of the Governance Committee review potential overboarding before a director can accept another public company directorship; and
•

the Governance Committee reviews the public company directorships of all potential directors, and reviews every director’s Board memberships as part of the nomination process every year. None of our nominated directors are considered to be overboarded.

The Board believes that all of our directors have consistently demonstrated the ability to devote sufficient time and attention to fulfilling their responsibilities. We understand, however, that certain proxy advisory firms may consider Mr. Gutiérrez to be overboarded. CPKC does not believe that Mr. Gutiérrez’s current roles as CEO of Arca Continental and director of KKR limit his ability to dedicate sufficient time and attention to his duties as a director of CPKC, as explained in our 2025 management proxy circular at pages 79-80. Mr. Gutiérrez has demonstrated, and will continue to demonstrate, his skills, qualifications, expertise and commitment to the Board. He attended all (100%) board and committee meetings in 2025.

Audit and Finance Committee members

A member of the Audit and Finance Committee cannot serve on the audit committees of more than three public companies (including CPKC), unless the Board determines it will not affect the director’s ability to be an effective member of the Company’s Audit and Finance Committee. Other than Ms. Peverett, none of the members of our Audit and Finance Committee currently serve on more than three public company audit committees.

Ms. Peverett serves on three other public company audit committees in addition to being a member of the Audit and Finance Committee. In accordance with the Terms of Reference of the Audit and Finance Committee, the Board, upon recommendation of the Governance Committee, has considered Ms. Peverett’s professional qualifications, former experience as a chief financial officer, and commitment to the Board, and determined that such simultaneous service does not impair Ms. Peverett’s ability to effectively serve on the Company’s Audit and Finance Committee.

Interlocks

Several of the director nominees are also directors of other public companies. Information regarding the other public company directorships of the Director Nominees can be found under each of their biographies under the heading “Director Nominee Profile Highlights” beginning on page 16. The Governance Committee considers it to be good governance to avoid interlocking relationships. No Board nominees sit on the same board of directors of any outside public or private company.

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Key responsibilities

Strategic planning

The Board oversees the development, execution and fulfillment of our strategic goals, which are set out in a multi-year strategic plan.

The Board sets aside one meeting each year, typically in the fall, for a strategic planning session with management. The strategic planning meeting also includes, in many cases, site visits or engaging with industry speakers. Management develops the strategic plan, which includes their proposed strategy, plans and objectives to support continuous improvement in our operating performance.

The Board reviews the strategic plan and discusses various aspects of the strategy, plans and objectives, including key issues, assumptions, risks and opportunities. The Board also considers our key priorities and the overall risk impact of the strategic plan, and reviews and approves the financial objectives including significant allocations of capital, before approving the strategic plan.

The Board oversees the implementation of the strategic plan and monitors our performance against our objectives and receives updates from management at each regular meeting of the Board.

Leadership development and succession planning

The Compensation Committee and the Board are involved in the succession planning process.

This involves reviewing the depth and diversity of succession pools for the CEO, CFO, senior operations executive and other key leadership roles, including contingency plans in case there is an unexpected turn of events. It also includes reviewing leadership and development strategies, succession plans and development programs for senior talent.

The Board provides opportunities for directors to get to know employees who have been identified as succession candidates. These employees make presentations to the Board and are invited to functions where they can interact with the directors more informally.

The Compensation Committee reviews, reports on and, where appropriate, provides recommendations to the Board on incentive compensation plans, performance objectives for senior officers and succession planning.

Cybersecurity Oversight and Practices

The Board of Directors, through the Audit and Finance Committee, oversees CPKC’s cybersecurity risk management program. The Committee receives quarterly briefings from senior management, including the Chief Information Officer (CIO) and Chief Information Security Officer (CISO), on the Company’s cybersecurity risks, program effectiveness, and emerging threat landscape.

CPKC’s cybersecurity program is founded on the National Institute of Standards and Technology (NIST) Cybersecurity Framework. We conduct periodic risk assessments and engage independent third parties for external audits and penetration testing—including real-world simulated attacks—to validate our controls and enhance our security posture.

CPKC implements comprehensive third-party risk management processes, including vendor vetting and ongoing monitoring.

All employees and contractors are required to complete information security awareness training upon onboarding and participate in ongoing, regularly updated programs to reinforce information security best practices throughout our operations.

CPKC has not experienced any material cybersecurity breaches internally or through third-party incidents within the past three years. Our incident response procedures are routinely tested and refined, ensuring CPKC is equipped to detect, respond to, and recover from potential cybersecurity incidents efficiently.

For further information on CPKC’s cybersecurity risk management program, including its governance and oversight, refer to “Cybersecurity” in Part I, Item 1C. of our 2025 Annual Report on Form 10-K. You can find our Annual Report on Form 10-K in our 2025 annual report on our website (investor.cpkcr.com/financials), on SEDAR+ (www.sedarplus.ca) and on EDGAR (www.sec.gov).

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Risk oversight

The Board, with the assistance of the Risk and Sustainability Committee and its other committees, has overall responsibility for risk oversight.

This includes overseeing risks specifically related to our business operations, health, safety, security and the environment, including those risks relating to the implementation of business plans and opportunities, rail plans and disaster planning. This also includes reviewing and discussing key issues, assumptions, risks, opportunities and strategies related to the development and implementation of our operations.

All five standing committees have a role in risk oversight, as set out below:

Committee	Risk oversight responsibility	Specific risk oversight

Audit and Finance	Oversees financial risks and contingent exposure that may have a material impact on the Company.

Monitors risks that may have a material effect on financial reporting and disclosure, including internal controls over financial reporting, Sarbanes-Oxley Act compliance and disclosure controls and procedures. Monitors our whistleblower regime.

Reviews and monitors the Company’s cyber risk exposures and management’s implementation of appropriate strategies to manage such risks.

Compensation	Oversees risks related to our compensation, succession and human resources strategies with the goal of preventing excessive or undue risk-taking.	Oversees risks relating to compensation, talent management and succession.

Governance	Monitors the oversight of corporate governance risk and Board composition.

Oversees compliance with corporate governance requirements, legal and regulatory requirements and best practices.

Oversees the process to determine the competencies and personal qualities required for new directors to add value to the Company.

Risk and Sustainability	Oversees strategic and integrated risk practices, the robustness of safety and environmental processes and systems and the long-term sustainability model for the conduct of our business.

Reviews our strategic policies, practices and procedures, and management’s identification of our strategic risks and implementation of appropriate strategies to manage or mitigate such risks.

Reviews the Company’s program to obtain appropriate insurance to mitigate or transfer risks.

Reviews rail technology and innovations and their role in managing risk and enhancing safety.

Integration	Oversees strategic and integrated risk practices.

Oversees and monitors compliance with STB conditions.

Monitors achievement of revenue and expense synergies of the combined company, CPKC.

Monitors the integration plan and addresses any issues arising therefrom.

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Director compensation for 2025

Our director compensation program shares the same objective as our executive compensation program: to attract and retain qualified directors and to align the interests of directors and shareholders.

Flat fee retainer

We pay directors a flat fee retainer, which reflects the director’s ongoing oversight and responsibilities throughout the year and attendance at Board and committee meetings.

Directors receive 100 percent of their annual retainer in Director Deferred Share Units (DDSUs) until they have met their share ownership requirements. After that they must receive at least 50 percent of their retainer in DDSUs, and can receive the balance in cash. Directors must make their election before the beginning of each calendar year.

Directors must meet their share ownership requirements within five years of joining the Board.

The table below shows the flat fee retainers for 2025. In 2025, Canadian directors’ fees were converted to Canadian dollars and the number of DDSUs received was based on the trading price of our shares on the TSX. U.S. directors were paid in U.S. dollars and the number of DDSUs they received was based on the trading price of our shares on the NYSE.

Aligning director and shareholder interests

Directors receive their annual retainer in deferred share units so they have an ongoing stake in our future success, aligning their interests with those of our shareholders.

About DDSUs

DDSUs are granted to directors under the director deferred share unit plan. Only non-employee directors participate in the plan. DDSU’s are only granted in lieu of cash fees on a value-for-value basis.

A DDSU is a bookkeeping entry that has the same value as one common share. DDSUs earn additional units as dividend equivalents at the same rate as dividends paid on our shares. DDSUs vest immediately.

2025 Annual Director Compensation	Annual Retainer(1)

Compensation – All Directors	US$300,000

Additional retainer – Chair of Governance Committee, Risk and Sustainability Committee and Integration Committee	US$30,000

Additional retainer – Chair of Audit and Finance Committee and Compensation Committee	US$40,000

Additional retainer – Board Chair	US$225,000

(1)	Reflects annual amounts as approved in April 2025. For actual amounts received by each director in 2025, see 2025 Director Compensation on page 27.

We reimburse directors for travel and out-of-pocket expenses related to attending their Board and committee meetings and other business on behalf of the Company.

Mr. Creel does not receive any director compensation because he is compensated in his role as President and CEO.

Benchmarking

CPKC’s comparator group was amended in 2024 to reflect five Class 1 railroad peers and 14 capital-intensive North American companies. Director compensation was last updated in 2025.

Independent advice

The Governance Committee makes its own decisions, which may reflect factors and considerations other than the information and recommendations provided by its external consultant.

Board assessment and evaluation process

The Governance Committee annually reviews and recommends best practices relating to corporate governance, succession planning, shareholder engagement, and director education. The Board conducts a comprehensive annual assessment of its effectiveness, including peer and self-evaluation of individual directors (which the Governance Committee uses to assess their ability to perform core duties and overall effectiveness), reviews committee mandates and leadership, and solicits feedback from senior management. The results of the assessment are reviewed with the full Board and used to inform Board development and improvement.

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Board succession

The Board balances the need for experienced directors who are familiar with our business and new directors who bring fresh perspectives and well-considered questions that allow the Board to assess management and its recommendations. The Board uses a comprehensive assessment process for evaluating the performance, skills and contribution of each director annually, and does an ongoing assessment of the outside activities of each director to ensure that each director continues to meet the standards and requirements of the Board. As part of the Board diversity policy, the Board also takes into account diversity considerations such as gender, age, geographical representation from the regions in which we operate, cultural heritage (including Indigenous peoples and Tribal communities and members of visible minorities) and different abilities (including persons with disabilities) in each case, subject to applicable law.

The current Board represents a mix of railroading experience, finance, energy, financial services, transportation, regulatory experience, heavy industry, corporate leadership, environmental policy, not for profit sector and other Board experience.

Term limits and retirement

The Board does not have term limits and eliminated the mandatory retirement age for directors in November 2013. The Board has decided instead to retain the discretion to review the tenure of a committee Chair after five to seven years and review a director’s tenure at age 75. Currently, the average age of all director nominees is 66 and of the directors who served on our board during 2025, the average tenure is 7.1 years, with most having served on our Board for over five years.

Board Chair

Ms. Courville joined the Board in May 2013 and has served as Chair of the Board since May 7, 2019. The Board Chair is appointed on an annual basis after the election of directors at the annual shareholders meeting. A recommendation to the independent members of the Board is made by the Governance Committee, taking into account factors such as the current needs of the Company, the tenure of the current Board Chair, the results of the past year’s director assessments and consultations with the independent directors. The Board Chair recuses herself from discussions relating to the appointment and the appointment is overseen by the Chair of the Governance Committee.

Board Vice-Chair

As part of the Board’s ongoing board succession planning, Gordon Trafton, a current member of the Company’s Board, was appointed Vice-Chair of the Board on January 28, 2026. Mr. Trafton has been a member of Board since January 1, 2017 and retired in 2010 from Canadian National, completing at 33-year career that also included time at Illinois Central and Burlington Northern Railroad. On the Company’s Board, Mr. Trafton chairs the Risk and Sustainability Committee, serves on the Management Resources and Compensation Committee, and previously served on the Integration Committee.

Nominating directors

The Governance Committee annually reviews the composition of the Board to ensure it embodies a strong mix of backgrounds, experiences, and perspectives, as well as the necessary skills for effective stewardship. A skills matrix is used to assess current expertise and identify any gaps. In identifying and considering candidates for nomination, the Committee takes into account the competencies, experience, and personal qualities of both existing and prospective directors, along with Board size, effectiveness, and diversity. Consideration of diversity is guided by our Board Diversity Policy and applicable law, which includes, among other factors, gender, visible minorities, Indigenous peoples, and persons with disabilities. For additional details about our Board Diversity Policy and approach, please refer to page 74 of this proxy circular.

Potential nominees are identified by the Governance Committee, which may use an external search firm and will also consider recommendations from shareholders. The Board currently does not impose term limits on its members, but regularly reviews its renewal practices and composition to ensure continued effective governance.

Advance notice of director nominations

At our annual meeting of shareholders on May 14, 2015, shareholders confirmed By-Law No. 2, which sets out the framework for advance notice of nominations of directors by shareholders. Amendments to By-Law No.2 (Amended and Restated By-Law No. 2) were approved by the Board on October 22, 2024, and is effective as of such date. Amended and Restated By-Law No. 2 was approved by shareholders in April 2025.

This year, if a shareholder plans to nominate someone for election, other than under a shareholder proposal, nominations must comply with the procedures set out in Amended and Restated By-Law No. 2. A copy of Amended and Restated By-Law No. 2 available on our website at investor.cpkcr.com/governance.

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SERVING AS A DIRECTOR

We expect our directors to act ethically and responsibly, and always in the best interests of the Company.

Integrity

The Company has a culture of ethical business conduct, high business standards, integrity and respect – and that starts with the Board.

Code of Business Ethics and Business Ethics Reporting Policy

The CPKC Code of Business Ethics (Code) sets out our expectations for ethical conduct and applies to all directors, officers, employees (unionized and non-unionized), and contractors in Canada and the United States. The Code addresses confidentiality, protection of assets, avoidance of conflicts of interest, fair dealing with third parties, compliance with applicable laws, environmental protection, rules and regulations, as well as reporting any illegal or unethical behaviour, among other things. The Code applies to directors, officers, employees (unionized and non-unionized) and contractors who work for us. Directors, officers and non-union employees must annually acknowledge that they have read, understand and agree to comply with the Code. A separate Code of Ethics for CPKC employees in Mexico (Mexico Code) covers the same principles, with differences primarily relating to cross-referencing Mexico-specific policies and presentation in Spanish.

Monitoring Compliance

The Governance Committee is responsible for monitoring compliance with the Code. In 2025, 100 percent of non-union employees completed their annual certification, demonstrating our commitment to maintaining the highest ethical standard.

Our Business Ethics Reporting Policy outlines the processes established for all personnel and stakeholders to report any concerns regarding conduct within the Company, including questionable management and/or corporate practices, the potential violation of any applicable law, or the Code, and other unethical behaviour. The Policy provides confidential and, where permitted by law, anonymous avenues for reporting through an independently managed hotline. All reports are promptly and thoroughly investigated, and appropriate remedial action is taken as warranted. Retaliation against anyone who, in good faith, reports a concern or participates in an investigation is strictly prohibited.

The Business Ethics Reporting Policy applies to employees in Canada and the United States. We have a separate but largely identical policy for our Mexico based employees (Mexico Business Ethics Reporting Policy), with key differences being reference to Mexico based policies and presentation in Spanish.

We have also adopted a supplemental code of ethics for the CEO and other senior financial officers (including the Executive Vice-President and Chief Financial Officer, the Vice-President Capital Markets, Senior Vice-President of Accounting, Planning and Procurement and the Assistant Vice-President and Controller) which sets out our long-standing principles of conduct for these senior roles.

The most recent versions of the Code and the Business Ethics Reporting Policy are available on our website at (investor.cpkcr.com/governance). Only the Board or Governance Committee (Audit and Finance Committee in the case of the CEO and senior financial officers) may waive an aspect of the Code, and any such waivers are posted on our website. No waivers were requested or granted in 2025.

Insider trading and disclosure policies

Our Disclosure and Insider Trading/Reporting Policy applies to actions by directors, executive officers and employees, and reflects our commitment to providing timely, factual and accurate communications to the investing public and includes guidelines on how we interact with analysts and the public to avoid selective disclosure. Our Disclosure and Insider Trading/Reporting Policy is reviewed annually or more frequently if required and is compliant with applicable U.S. and Canadian regulatory requirements.

We also have a Disclosure Policy Committee, which is made up of our Executive Vice-President and Chief Financial Officer, Vice-President, Chief Legal Officer and Corporate Secretary and Senior Vice-President and Chief Risk Officer. The Disclosure Policy Committee reports to the Board. The Disclosure Policy Committee is responsible for overseeing and monitoring disclosure matters generally and implementing additional policies as appropriate. It also reviews all of the Company’s main disclosure documents,

2026 MANAGEMENT PROXY CIRCULAR 83

which are also approved by one or more Board committees, as applicable, before they are submitted to the Board for its review and approval. The Disclosure Policy Committee, under the direction of the CEO and Executive Vice-President and Chief Financial Officer, also oversees our disclosure controls and procedures. A copy of our Disclosure and Insider Trading/Reporting Policy is posted on our website at investor.cpkcr.com/governance.

Related party transactions

Directors, officers and employees are required to report any related party transactions in accordance with CPKC policies. The Company considers its related party transactions obligation seriously and reviews related party transactions for all employees at the level of General Manager and above. Our accounting and legal departments work together to review any related party transactions reported by officers and employees. Our internal audit department validates the work done at the VP level and above.

In 2025, there were no transactions between the Company and a related person as described in Item 404 of Regulation S-K.

The Board reviews related party transactions when it does its annual review of director independence. Any director who has a material interest in a transaction or agreement involving the Company must disclose the interest to the CEO and the Chair of the Board immediately and does not participate in any discussions or votes on the matter.

Share ownership

We require our independent directors to hold equity in the Company so they have a stake in our future success and their interests are aligned with those of our shareholders. They must hold five times their annual board retainer or US$1,500,000 in common shares or DDSUs ($2,055,900 at December 31, 2025 based on an exchange rate of $1.3706) within five years of joining the Board. The Chair of the Board is required to hold in shares five times their annual board and chair retainer in shares or DDSUs or US$2,625,000 ($3,597,825 at December 31, 2025 based on an exchange rate of $1.3706), within five years of appointment as Board Chair. Any shares a director owns directly or indirectly outside of their director compensation also count towards their ownership requirement.

84 CPKC

PART IV – CORPORATE GOVERNANCE

The table below sets out each independent director’s share ownership for the last two years and the total value of their holdings at the end of 2025 calculated as described below.

Director	Year	Shares (#)	DDSUs (#)	Total shares and DDSUs (#)	Total value of shares and DDSUs(1) ($)	Current holdings (as a multiple of the ownership requirement)(1) (x)	Minimum requirement(2) ($)	Amount needed to meet the ownership requirement ($)	Meets ownership requirement
Hon. John Baird, P.C.	2025	-	50,938	50,938	5,147,285	2.50	2,055,900		Yes
	2024	-	46,272	46,272	4,815,990
	Change	-	4,666	4,666	331,295
Isabelle Courville	2025	-	71,060	71,060	7,180,613	2.00	3,597,825		Yes
	2024	-	67,150	67,150	6,988,972
	Change	-	3,910	3,910	191,641
Amb. Antonio Garza (Ret)	2025	12,828	10,006	22,834	2,304,345	1.12	2,055,900		Yes
	2024	12,828	6,058	18,886	1,966,659
	Change	-	3,948	3,948	337,686
Arturo Gutierrez	2025	-	4,542	4,542	458,366	0.22	2,055,900	1,597,534	No - to be met in 2029
	2024	-	636	636	66,229
	Change	-	3,906	3,906	392,137
Hon. Edward Hamberger	2025	-	24,897	24,897	2,512,537	1.22	2,055,900		Yes
	2024	-	20,438	20,438	2,128,274
	Change	-	4,459	4,459	384,263
Janet Kennedy	2025	7,944	10,889	18,833	1,900,575	0.92	2,055,900	155,325	No - to be met in 2028
	2024	7,944	6,406	14,350	1,494,311
	Change	-	4,483	4,483	406,264
Henry Maier	2025	26,206	6,314	32,520	3,281,830	1.60	2,055,900		Yes
	2024	26,206	4,330	30,536	3,179,811
	Change	-	1,984	1,984	102,019
Matthew Paull	2025	18,690	54,798	73,488	7,416,209	3.61	2,055,900		Yes
	2024	18,690	49,974	68,664	7,150,202
	Change	-	4,824	4,824	266,007
Jane Peverett	2025	-	34,566	34,566	3,492,894	1.70	2,055,900		Yes
	2024	-	32,359	32,359	3,367,925
	Change	-	2,207	2,207	124,969
Andrea Robertson	2025	-	21,782	21,782	2,201,071	1.07	2,055,900		Yes
	2024	-	19,676	19,676	2,047,878
	Change	-	2,106	2,106	153,193
Gordon Trafton	2025	-	34,533	34,533	3,484,976	1.70	2,055,900		Yes
	2024	-	32,131	32,131	3,345,904
	Change	-	2,402	2,402	139,072

(1)	We use our closing share price to value their DDSUs and shareholdings:

•

for 2024, we used the closing price of our shares on December 31, 2024 on the TSX ($104.08) and the NYSE (US$72.37), which was converted to Canadian dollars using the year-end exchange rate of $1.4389.

•

for 2025, we used the closing price of our shares on December 31, 2025 on the TSX ($101.05) and the NYSE (US$73.63), which was converted to Canadian dollars using the year-end exchange rate of $1.3706.

(2)	In 2025, the Chair of the Board and Directors must hold five times their annual retainer of $3,597,825 and $2,055,900 respectively (at December 31, 2025 based on an exchange rate of $1.3706).

See page 37 for details about Mr. Creel’s ownership level which is calculated to March 9, 2026.

2026 MANAGEMENT PROXY CIRCULAR 85

Attendance

Each director is expected to attend every Board meeting, each of their committee meetings and the annual meeting of shareholders. Director nominees that served on the Company’s board for 2025 attended 99 percent of all Board and committee meetings on an aggregated basis. You can find the 2025 attendance record for each nominated director on page 17. All directors are invited to and typically attend meetings of the other committees. Committee meetings are scheduled sequentially to allow attendance from other directors.

Skills and development

Skills matrix for 2026 director nominees

The Governance Committee oversees our Board skills matrix and monitors the Board’s skills and expertise and to identify any gaps. The Board also reviewed the skills matrix to determine its director nominees for the 2026 annual meeting. Below is the skills matrix for our director nominees.

All returning members of the Audit and Finance Committee completed a financial literacy and financial expertise questionnaire and all members of the Audit and Finance Committee are financially literate. On the basis of the responses, the Audit and Finance Committee and Board determined which members of the Audit and Finance Committee have the experience to be designated as “audit committee financial experts” as defined by the SEC. Directors designated as “audit committee financial experts” have also agreed to be so designated.

Skills and qualifications	Hon. John Baird, P.C.	Isabelle Courville	Keith Creel	Amb. Antonio Garza (Ret.)	Arturo Gutierrez Hernandez	Hon. Edward Hamberger	Janet Kennedy	Henry Maier	Marc Parent	Matthew Paull	Jane Peverett	Andrea Robertson	Katharine Stevenson	Gordon Trafton
Accounting/Financial Literacy – directors are financially literate, based on the definitions of financial literacy for members of the Audit and Finance Committee under securities laws	●	●	●	●	●	●	●	●	●	●	●	●	●	●
Accounting/Financial Expertise – based on the SEC's definition of "audit committee financial expert" for current members of the Audit and Finance Committee		●					●			●	●		●	
Environment, Health and Safety, and Climate expertise – experience in oversight of environmental, health and safety matters, environmental policy, corporate responsibility or sustainable development	●	●	●	●	●	●			●		●	●		●
Executive Compensation/Human Resources – experience in oversight of compensation design and decision-making; experience with talent management, leadership development, succession planning and executive recruitment		●	●		●	●	●	●	●	●	●	●	●	●
Transportation Industry Knowledge – experience in, or knowledge of, the transportation industry, including strategic context and business issues facing the transportation industry	●	●	●	●		●	●	●	●			●		●
Information Technology – experience or knowledge relating to information technology or cybersecurity practices							●		●				●	
Investment Management – experience in overseeing complex financial transactions, real estate and investment management	●				●		●			●			●	
Governance – experience in, or understanding of, governance practices in a public company; experience leading a culture of accountability and transparency	●	●	●	●	●	●	●	●	●	●	●	●	●	●
Government/Regulatory affairs and Legal – experience in government affairs, public policy, government relations, or law and compliance in complex regulatory regimes	●	●	●	●	●	●			●	●	●	●	●	●
Risk Management – experience in, or understanding of, risk assessments and systems and mitigation measures to oversee the management of risk	●	●	●	●	●	●	●	●	●	●	●	●	●	●
Sales and Marketing – experience as a senior executive in a product, service, or distribution company or experience in supply chain management		●	●		●		●	●	●					●
Senior Executive Leadership – broad business experience as a senior executive or director of a public company or other major organization	●	●	●	●	●	●	●	●	●	●	●	●	●	●
Strategic Oversight – experience driving strategic direction and leading growth	●	●	●	●	●	●	●	●	●	●	●	●	●	●

86 CPKC

PART IV – CORPORATE GOVERNANCE

Director development

The Board believes in the importance of orientation for new directors and continuing education for all directors to provide a strong foundation for informed decision-making. One of its priorities is making sure that all directors understand the business of the Company and the railway industry.

Orientation

We provide orientation for director candidates and those who are newly elected or appointed to the Board. Director nominees receive background information on the role of the Board and committees, the nature of the rail industry and our business and operations. We also provide copies of the Board and committee minutes to incoming directors and to give them a broad understanding of the scope of responsibilities and commitments as a director of the Company. Currently, all directors are members of the Institute of Corporate Directors (Canada). Our Chair of the Board, Isabelle Courville, holds an F.ICD designation and three of our director nominees, Jane Peverett, Andrea Robertson, and Katharine Stevenson hold an ICD.D designation. New directors attend a formal orientation session at one or more of our operations facilities for a detailed program on the fundamentals of railway operations. They also have an opportunity to interact with management, particularly in areas that relate specifically to the committees the new director serves on.

Continuing education

Our continuing education program consists of site visits and education sessions. We also provide directors with key governance documents, policies and procedures. In addition, Board education sessions keep directors up to date with the necessary information to carry out their duties.

Education sessions – Directors participate in a variety of education sessions about the Company and the railway industry. Other participants include management and external advisors who make presentations on topical issues in preparation for key business decisions during strategic planning meetings and in response to director requests. The table below lists the education sessions including those that we provided to directors in 2025.

Category	Topic	Presented/Hosted by	Attended by

Audit/Finance	Foreign Exchange Overview	Accounting	All directors

Sustainability/Risk	Sustainability Updates	Environment and Risk	All directors

	Cybersecurity	Information Services	All directors

	CPKC Wayside Detection Technology	Engineering and Railway Technology	All directors

	Operations Technology	Engineering and Railway Technology	All directors

	Mexico Security	Risk Management	All directors

	CPKC Insurance Program Presentation	Risk Management	All directors

Investor Relations	Annual Shareholder Engagement Program	Investor Relations	I.Courville, M. Paull, G. Trafton

	IS Transformation 2026 and Beyond: Platform for Future and Leveraging Current Technologies	Loblaws	All directors

	Future of Industry Presentation	TD Cowen	All directors

Legal/Government	Proxy Circular Board Disclosure Presentation	Legal	All directors
Affairs	Judiciary Reform in Mexico	Legal	All directors

Regulatory	U.S. and Canadian Political & Trade Policy Updates	Strategic Planning	All directors

	Mexican Government Updates	Strategic Planning	All directors

2026 MANAGEMENT PROXY CIRCULAR 87

Category	Topic	Presented/Hosted by	Attended by

Other	Setting up for Cyber Resilience: From Rapid Response to Recurring Readiness	National Association of Corporate Directors	A.Garza

	Technology Oversight in the Age of AI: Risks and Opportunities	National Association of Corporate Directors	A.Garza

	Railtrends Conference, NYC	Progressive Railroading	E. Hamberger

	NARS Conference, Chicago	North American Rail Shippers & Traffic Club of Chicago	E. Hamberger

	Crisis Leadership: Improving Board Readiness	National Association of Corporate Directors	M. Paull

	Convergence Imperative: Board Readiness for Advancing AI Intelligence	National Association of Corporate Directors	M. Paull

	Trends and Key Issues in Governance	Institute of Corporate Directors	J. Peverett

	AI, Quantum and Beyond	Directors’ Network	J. Peverett

	Artificial Intelligence – The State and Evolution of Artificial Intelligence	CPP Investments Insights Institute	G. Trafton

Director engagement by management

The Board receives a report from the CEO, CFO, Chief Risk Officer, Chief Marketing Officer, Chief Operating Officer, Executive Vice-President, Strategic Planning and Corporate Services, and the Chief Legal Officer at each of its Board meetings. Management updates the Board on the Company’s operations, marketing, finance, legal and risk matters. These sessions allow the Board to interact with management on a continuing basis and to ask questions and/or seek further clarification and education on the Company’s operations, business, strategy, finance and risk. The Board also receives regular reports and presentations from the senior executives about the regulatory and business environment. Members of management are also invited to attend Board meetings from time to time to present on various issues.

Board members receive periodic updates on business matters, quarterly analyst reports, a daily media scan which covers important news, a monthly update on industry ESG developments, developments about the Company and the rail industry in general and subscriptions to key rail industry publications. We also encourage directors to attend external events that are relevant to their role on the Board and pay the cost of director attendance at these sessions.

In addition, at every scheduled in-person Board meeting, the Board members have the opportunity to meet with the CEO and other senior executives in an informal setting, learn more about the Company’s business and strategic direction and strengthen the collegial working relationship between management and the Board.

Key governance documents

CPKC’s key governance documents are maintained on the Board’s electronic portal. The key governance documents are reviewed regularly and, if necessary, updated and include copies of the Board and committee terms of reference, our Board Chair and committee Chair mandates, an organizational chart outlining our structure and subsidiaries, a current list of directors and officers, information about directors’ and officers’ liability insurance, our corporate governance principles and guidelines, the Code, our business ethics reporting policy and code of ethics for CEO and senior financial officers. In addition, the Company’s committee terms of reference, position descriptions, corporate governance principles and guidelines, the Code and the business ethics reporting policy are found online at investor.cpkcr.com/governance.

Standard procedures

CPKC provides the Board with access to a centralized electronic board portal that assists the Board in managing board responsibilities in a timely, efficient manner and secure environment.

88 CPKC

PART V – UPDATE ON OUR CLIMATE APPROACH

MESSAGE FROM THE VICE CHAIR OF THE BOARD AND CHAIR OF THE RISK AND SUSTAINABILITY COMMITTEE

Fellow Shareholders,

Amid challenging macroeconomic conditions and a rapidly shifting policy and regulatory landscape in North America, the Company delivered solid financial and operational results in 2025. These outcomes reflect disciplined execution, operational resilience and a continued focus on long-term value creation. Throughout the year, your Board and management worked together, maintaining a responsible approach to advancing CPKC’s business strategy while recognizing the value of robust sustainable business practices in navigating this landscape. The Risk and Sustainability Committee supported key management initiatives to further embed these practices into CPKC’s operations, strategy and risk management.

Taking action on climate change

These initiatives included advancing the Company’s climate strategy—an area of focus on the Committee’s agenda in 2025. The Committee received updates from management on notable developments and milestones related to the Hydrogen Locomotive Program, the Company’s $400 million investment in and deployment of 100 new Tier 4 Wabtec Evolution Series diesel electric locomotives as part of CPKC’s fleet renewal program and the Company’s GHG emissions reduction goals. Collectively, these updates and engagement with management supported the Committee’s oversight of climate-related matters at CPKC.

In early 2026, the Company published our Climate Insights report and Climate Mileposts report, with updates on short- and long-term initiatives to support the Company in preparing for the transition to a low-carbon future.(1) Together, these disclosures provide a more comprehensive overview of the work that has informed CPKC’s approach to climate change—including the results of a climate scenario analysis conducted for CPKC’s full North American network—as well as ongoing carbon reduction and physical climate risk management initiatives. The Climate Mileposts report also includes an update on management’s decision to defer formal validation of a 1.5°C-aligned target through the SBTi following a strategic review in 2025. Deferring SBTi validation recognizes the current complexities and uncertainties associated with target-setting but does not diminish management’s commitment to advancing CPKC’s climate actions, which are described on pages 91-94 of this proxy circular.

Shareholder advisory vote: say on climate

The Company’s strategic approach to climate change continued to be a topic of engagement with our shareholders, including through our advisory say on climate vote, which received 91.66 percent support in 2025. This year, we are again inviting shareholders to provide feedback through our advisory say on climate vote as described on page 13 of this proxy circular. I encourage you to vote in favour of the resolution.

Through our shareholder engagement program, CPKC also held a series of meetings with shareholders in 2025 to provide updates on key strategic priorities. Shareholders expressed interest in several topics, including corporate governance, sustainability, safety, technology integration and cybersecurity, the Hydrogen Locomotive Program and the Company’s strategic approach to climate change. In Q1 2026, we met with shareholders who collectively represented approximately 30 percent of shares outstanding.

The Board places significant value on our regular engagement with shareholders, and the insights we gain from these conversations continue to inform our governance and sustainability priorities. Investors have reaffirmed the importance of our say on climate vote as a useful forum for transparency and oversight. At the same time, we have heard clearly that the long-term nature of sustainability planning and non-linear progress towards reducing emissions makes an annual vote unnecessary.

(1)

Copies of the Climate Mileposts and Climate Insights reports are available on our website at cpkcr.com/sustainability. Information on our website (including Climate Insights and Climate Mileposts reports) is not incorporated by reference and is not a part of this proxy circular. The information included in or implied by the Climate Mileposts and Climate Insights reports, including our planned activities, timing, goals and strategies, are subject to significant uncertainties due to a variety of factors as described in the Climate Mileposts and Climate Insights reports. The information in this paragraph and elsewhere in this proxy circular summarizing the Climate Mileposts should be read taking into account such factors and uncertainties.

2026 MANAGEMENT PROXY CIRCULAR 89

Reflecting this feedback, the Board will continue to provide comprehensive sustainability disclosures and to report our sustainability progress annually to shareholders, while transitioning the say on climate vote to a three-year cycle. Following this year, the next say on climate vote will take place at the Company’s annual meeting in 2029.

We appreciate the feedback we have received from shareholders on CPKC’s climate-related disclosures, including our 2025 Climate Mileposts report. We look forward to providing further updates as we continue to advance our strategic approach to climate change.

CPKC’s success would not be possible without our nearly 20,000-strong team of railroaders. I want to thank our entire three-nation team for meeting the year’s challenges with dedication, resilience and an unwavering commitment to safety.

If you have any questions about the Company’s sustainability priorities and programs or our progress on climate actions, you can contact me through the Office of the Corporate Secretary, or by sending an email to shareholder@cpkcr.com.

Yours Sincerely,

Gordon Trafton

Board Vice-Chair and Chair, Risk and Sustainability Committee

90 CPKC

PART V – UPDATE ON OUR CLIMATE APPROACH

Sustainability at CPKC

The Company is committed to reporting annually to shareholders on our strategic approach and progress with respect to our sustainability objectives, including our response to climate change. Our sustainability program includes board and executive-level oversight, engagement with our stakeholders and regular and transparent sustainability disclosures, which are informed by recognized disclosure frameworks and best practices.

CPKC periodically conducts sustainability materiality assessments(1) involving internal and external stakeholders to identify the sustainability topics that are most relevant to our business and stakeholders. We disclose information about our approach to sustainability objectives, practices and data in our annual corporate sustainability reports and other corporate disclosures. Our sustainability disclosures are informed by the Global Reporting Initiative (GRI) Universal Standards, Sustainability Accounting Standards Board (SASB) Rail Transportation Standard and the International Financial Reporting Standards (IFRS) S2 Disclosure Standard (which incorporates the disclosure recommendations of the TCFD). We continue to monitor the evolution of sustainability disclosure frameworks, including frameworks developed by the International Sustainability Standards Board (ISSB) and Task Force on Nature-Related Financial Disclosures (TNFD), and the actual or proposed adoption of sustainability disclosure requirements by governments and securities regulators that may be applicable to our business. CPKC is committed to providing high-quality information to our stakeholders. As part of this commitment, we engage an independent third party verifier to provide assurance of our estimated GHG emissions that we have identified as relevant to CPKC’s operations. Information about CPKC’s approach to sustainability, related disclosures and GHG emissions assurance statements can be found on our website at cpkcr.com/sustainability.(2)

Governance

The Company has established a governance structure that is intended to effectively communicate and respond to relevant sustainability topics, while proactively assessing and implementing our commitments and initiatives. The Board, through its committees, is responsible for the oversight and monitoring of the Company’s key risks, strategies and sustainability topics.

The Risk and Sustainability Committee of the Board reviews the Company’s short- and long-term sustainability objectives and monitors emerging trends. As outlined in the Committee’s Terms of Reference, the Risk and Sustainability Committee is responsible for reviewing performance against sustainability objectives, plans to improve sustainability practices and reporting, and strategic plans and opportunities to align sustainability objectives with the Company’s long-term sustainability considerations. An overview of the Risk and Sustainability Committee’s engagement with management on sustainability topics in 2025 can be found in the corresponding committee report on page 31 of this proxy circular.

With oversight from the President and CEO, implementation of CPKC’s sustainability objectives, including as they relate to climate change, is guided by a cross-functional executive Sustainability Steering Committee (SSC). The SSC reports progress and advances recommendations on the Company’s sustainability objectives, policies and management approach to the Risk and Sustainability Committee.

To drive the Company’s focus on decarbonization, we have established a Carbon Reduction Task Force (CRTF), composed of engineers and various experts at the Company. Reporting to the SSC, the CRTF evaluates, recommends and implements climate action measures that are intended to reduce GHG emissions and drive performance on our science-based target. The CRTF engages with various stakeholders, including climate experts, to conduct research and implement pilot and demonstration-level projects, which support innovation and development of solutions for the rail sector.

Strategic approach to climate change

Climate change presents risks and opportunities to CPKC’s network, markets and long-term performance. We believe that an appropriate approach to addressing these challenges and potential benefits is critical to preserving the long-term value of our business. To that end, in early 2026 we released CPKC’s Climate Insights report, a consolidated resource that brings together key CPKC climate-related information in an accessible place. The report was informed by leading disclosure standards, including the IFRS S2 (which incorporates the TCFD disclosure recommendations), and details our climate governance, strategic approach, risk management processes, performance metrics and emissions targets.

(1)

Throughout this section of the proxy circular, the terms “materiality” and “materiality assessment” are used specifically to refer to the process we use to identify the sustainability topics most significant to our business or our stakeholders. The specific meaning of the term “materiality” in this context may differ from the meaning of the terms “material” or “materiality” when used in connection with public disclosure of material financial information, including filings with securities regulators.

(2)

Information on our website (including, information in relation to CPKC’s approach to sustainability, related disclosures and GHG emissions assurance statements) is not incorporated by reference and is not a part of this proxy circular.

2026 MANAGEMENT PROXY CIRCULAR 91

CPKC’s strategic approach to climate change prioritizes action across five distinct pillars.

The Company utilizes climate scenario analysis (CSA) to assess the interconnections between our business and the most relevant climate impacts, risks and opportunities. These assessments are conducted periodically and may either take a comprehensive view, covering a wide range of physical and transition risks, or focus on specific aspects such as physical impacts of climate change on CPKC’s rail infrastructure. Each iteration builds upon previous analyses and is intended to enhance our organizational understanding and inform strategic decision making.

To guide our carbon reduction efforts, in 2023 we established a SBTi-validated 2030 GHG emissions reduction target for our locomotive operations. At the same time, we announced a commitment to establish an emissions reduction target aligned with a 1.5°C future. Following a strategic review in 2025, we have chosen to defer formal validation of a 1.5°C-aligned target through the SBTi. This decision reflects several key considerations, including that SBTi continues to update its Corporate Net-Zero Standard 2.0 (which is currently in draft form), and the fact that SBTi has not yet developed a freight rail-specific methodology that supports an intensity-based approach aligned with the 1.5ºC pathway. We also considered the evolving and diverging expectations from governments, regulators, standard-setters, investors and other stakeholders across the jurisdictions in which we operate, as well as the availability of commercially viable low-emission technologies for the freight rail sector at this time.

In light of considerations including the ones referenced above, we believe deferring SBTi validation is a deliberative and responsible choice for CPKC at this time. This choice does not change our ongoing climate actions. CPKC remains committed to advancing meaningful emissions reductions and continues to pursue opportunities to modernize our locomotive fleet, reduce GHG emissions and invest in the development of low-carbon technologies. We also continue to assess our target-setting practices in this area on an ongoing basis and we uphold a strong standard of transparency in reporting our progress.

CPKC remains actively engaged in shaping robust climate reporting frameworks and advocating for pragmatic, sector-relevant approaches that reflect the unique challenges and opportunities within the transportation industry.

92 CPKC

PART V – UPDATE ON OUR CLIMATE APPROACH

Reducing our carbon emissions

CPKC continues to evaluate and implement initiatives to reduce our operational emissions, including exploring and investing in the lower-carbon solutions best suited to meet the demands of our business. Approximately 95 percent of CPKC’s direct GHG emissions are associated with the operation of the diesel-powered fleet of locomotives that drive our business. We are actively exploring opportunities to reduce locomotive GHG emissions across several potential pathways. Implementing solutions to further reduce or abate GHG emissions from rail operations remains a challenge, which is why our approach includes a focus on piloting solutions technologies. Additional details on our carbon reduction efforts are available in CPKC’s Climate Mileposts report available on our website cpkcr.com/sustainability and include1:

Fuel efficiency

Locomotive GHG emissions are directly correlated with fuel efficiency, and as such CPKC has long focused on initiatives to improve fuel efficiency. These efforts include, where appropriate, the deployment of advanced technologies such as automatic engine start-stop systems, energy management software, adherence to horsepower-per-trailing-ton guidelines and comprehensive locomotive fleet modernization programs. CPKC’s Fuel Centre of Excellence, established in 2024, is focused on integrating fuel and operational data to drive performance through train handling improvements, including through initiatives such as isolating trailing locomotives and our HyperMiler program (which was expanded to our U.S. operations, further incentivizing fuel-efficient train handling).

Fleet renewal

CPKC is strategically renewing its locomotive fleet to strengthen our commitment to customer service, reduce emissions and position the fleet for potential future decarbonization initiatives. In 2025, we integrated 100 new Tier 4 diesel-electric locomotives into our freight rail operations. This acquisition enables the replacement of several line-haul locomotives nearing the end of their service life while also supporting the business for potential future growth. The addition of Tier 4 locomotives has the potential to lower emissions compared to older models because they are designed to improve fuel efficiency and meet the most stringent EPA standards currently available. These new locomotives are expected to significantly reduce air pollutants, nitrous oxides and particulate matter compared to Tier 3 diesel locomotives. Additionally, these locomotives offer flexibility to integrate emerging technologies and alternative fuels as they may become commercially viable.

Renewable fuels

In 2023 CPKC launched a biofuel trial in British Columbia, in cooperation with industry peers and locomotive suppliers, to validate the real-world performance and operational impacts of advanced renewable fuel blends in heavy rail operations. As part of this initiative, we deployed 10 locomotives powered by a B20 blend-20 percent biodiesel and 80 percent conventional diesel. Over 2025, these locomotives completed more than 1,100 fueling events consuming approximately 10.2 million liters of B20 locomotive fuel. Following 24 months of biodiesel use, two locomotives underwent emissions testing, which contributed to the original equipment manufacturer granting conditional approval of B20-a critical milestone for broader biofuel adoption. This trial demonstrates CPKC’s commitment to exploring lower-carbon fuel alternatives and improving the efficiency of freight rail operations, contributing to progress toward more sustainable rail transportation solutions across North America. Building on this success, we continue our biofuel trial in British Columbia and are actively evaluating potential opportunities to expand testing of renewable fuel use in our operation.

Alternative fuels

Launched in 2020, CPKC’s Hydrogen Locomotive Program involves retrofitting diesel locomotives with hydrogen fuel cells and battery technology to drive the locomotive’s electric traction motors. Developing these locomotives requires groundbreaking innovation, supported by years of research and rigorous testing across diverse operating conditions to confirm suitability for the integrated North American freight rail network. This testing evaluates safety, reliability and performance over time in a wide range of real-world operating conditions, including various commodities in all kinds of weather and terrains. We believe that these tests are important for CPKC to build confidence among our stakeholders, including investors, regulators, customers and industry partners, prior to potential large-scale deployment. Additionally, CPKC and CSX have launched Hyion Technologies, a joint venture focused on developing modern, low-horsepower locomotives powered by hydrogen and fuel cell battery systems.

Climate-related capital expenditure

CPKC continues to strategically invest capital to advance our climate strategy and reduce emissions. These investments are toward initiatives that are intended to reinforce our long-term climate resilience, facilitate our transition to a lower carbon economy and align with our strategic approach to climate change. These climate-related investments have been made alongside our broader capital programs focused on safety, network capacity and operational performance-reflecting an integrated approach to building a more sustainable, efficient and future-ready operation.

(1)

Information on our website (including CPKC’s Climate Mileposts reports) is not incorporated by reference and is not a part of this proxy circular. The information included in or implied by the Climate Mileposts report, including our planned activities, timing, goals and strategies, are subject to significant uncertainties due to a variety of factors as described in the Climate Mileposts report. The information in this paragraph and elsewhere in this proxy circular summarizing the Climate Mileposts should be read taking into account such factors and uncertainties.

2026 MANAGEMENT PROXY CIRCULAR 93

Our Engineering team is also advancing fuel efficiency by improving network infrastructure. Through siding extensions and track upgrades, we are reducing fuel use and enhancing train flow across key corridors. In line with our commitments to the U.S. Surface Transportation Board following the CPKC combination, we have allocated significant capital to upgrade portions of our network between Chicago, Illinois, and Beaumont, Texas-investments that we believe will strengthen operational efficiency and support long-term sustainability.

Emissions reduction initiatives for non-locomotive operations: CPKC also evaluates opportunities to reduce the climate impact of our non-locomotive operations. Recent initiatives include:

•

building on the success of our first passive solar heating system or SolarWall in Winnipeg in 2023, which has resulted in $17,000 in annual savings, in 2025 we installed a second SolarWall to support our Winnipeg operations. These systems use solar radiation to preheat air for indoor heating systems in cold climates, significantly reducing energy demand for space heating.

•

CPKC began introducing electric vehicles and charging infrastructure in 2023. To date, CPKC has deployed 30 electric light duty vehicles and installed charging infrastructure to support our employee, visitor and CPKC fleet vehicles at 27 of our operating locations in Canada, the U.S. and Mexico.

•	in 2025, LED upgrades at CPKC buildings delivered $24,400 in annual savings at Winnipeg operations and reduced power consumption by a total 9,157W at CPKC locations in Ontario and Quebec.
•

in 2025, we also upgraded ventilation systems in the Mount Macdonald Tunnel-North America’s longest railway tunnel—with high efficiency fans, modernized controls and enhanced air monitoring. These upgrades are expected to reduce fan energy demand by approximately 40% (about 5.6 GWh annually) while improving safety and reliability.

•	in 2024, we opened our U.S. operations centre in Kansas City, incorporating 596 bi-facial solar panels to support facility operations.

Engaging with our stakeholders

The North American freight rail sector is highly integrated, featuring efficient operations that rely on inter-operable equipment and technologies. Reducing GHG emissions from rail operations will require sector-wide efforts to lower locomotive emissions and develop complex fueling infrastructure. The feasibility and timeline of these efforts will depend on how quickly cross-industry efforts can enable breakthrough technologies and mobilize investment in lower-carbon locomotives and supporting infrastructure.

CPKC is actively exploring opportunities to reduce locomotive GHG emissions, including:

Customer and supplier engagement

One way that CPKC supports our customers on climate action is through tools like our web-based rail transport Carbon Emissions Calculator. This tool is designed to provide current and prospective customers with estimates of the potential GHG emissions savings of shipping freight versus heavy haul trucking across users-elected origin and destination pairs for a wide variety of commodities commonly shipped by rail. The tool supports customers across the CPKC network and has had over 4,750 distinct users since its release in 2023. In addition, we are implementing processes for assessing and monitoring broader sustainability risks across our supply chain. Supplier agreements require alignment with our Supplier Code of Conduct. In addition, through a supplier registration questionnaire, we collect information on environmental practices-including climate-related topics-from critical Tier 1 suppliers to strengthen our understanding of Scope 3 emissions.

Engagement with governments and NGOs

In 2022, we became the first North American Class 1 railroad to participate in the UN Global Compact. In 2023, we supported the development of a memorandum of understanding (MOU) between the Rail Association of Canada and Transport Canada designed to further reduce GHG emissions across Canada’s rail transportation sector.(1) Building on prior iterations, the renewed MOU supports the alignment of government and industry efforts to reduce emissions from the Canadian rail sector. In 2025, CPKC joined Calgary Economic Development as it launched the Calgary Region Hydrogen Hub formed to position the region at the forefront of the clean hydrogen sector.

Climate-related disclosures

CPKC has a strong track record of reporting on our efforts to reduce our operational GHG emissions and engaging with industry partners and value chain stakeholders to research, develop and test potential climate solutions. Our reporting is informed by the core disclosure pillars of the IFRS 2 disclosure standard (which incorporates the TCFD disclosure recommendations). These disclosures are included in our annual sustainability reports, other corporate filings, and our annual responses to the CDP Climate Change questionnaire. In early 2026, we published the Climate Insights and Climate Mileposts reports, both of which are available for review on our website. Collectively, these disclosures outline our current practices for climate-related governance, strategy, risk management, metrics and emissions reduction targets. For more information on our governance, strategic approach, actions and progress, please see the Climate Insights and Climate Mileposts reports on cpkcr.com/sustainability.

(1)

For more information on the MOU, please see Transport Canada’s publication: 2023-2030 Memorandum of Understanding between Transport Canada and the Railway Association of Canada for Reducing Locomotive Emissions.

94 CPKC

PART V – UPDATE ON OUR CLIMATE APPROACH

Management of climate risk

CPKC utilizes climate-related scenario analysis to assess the interconnections between environmental impacts, risks and opportunities. These assessments are conducted periodically and may either take a comprehensive view, covering a wide range of physical and transition risks, or focus on specific aspects such as the physical impacts of climate change on CPKC’s rail infrastructure. Each iteration builds upon previous analyses, enhancing our organizational understanding and informing strategic decision making.

We also conducted a climate scenario analysis for the combined CPKC network, including under a 1.5°C global warming scenario. The results of this analysis are included in our recently released Climate Mileposts report and will further inform our climate-related risk management practices. Our current practices and initiatives include:

Assessing physical climate risks

CPKC continues to advance its understanding of physical climate risks across our network through targeted studies and data-driven analysis. In 2024, with funding support from Transport Canada’s Rail Climate Change Adaptation Program, we completed a physical climate risk assessment of our entire Canadian network. In 2025, this effort was further extended to our U.S. and Mexico networks, incorporating climate data and field observations to evaluate potential vulnerabilities. These assessments are instrumental in guiding enhancements to resilient rail infrastructure and informing climate-related disclosures.

Maintaining resilient rail assets

CPKC takes a proactive and robust stance to protect the integrity of our assets and rail network. We are building resiliency into our operations by applying risk-based management principles when evaluating and designing infrastructure improvements, planning for emergencies and monitoring and mitigating potential risks from asset failures, severe weather and natural disasters. Through our 2025 capital expenditure program, we completed 25 siding projects, along with yard and industry lead upgrades, increasing capacity, reducing dwell time and supporting more fluid train operations. Last year, we installed more than 240 miles of centralized traffic control, improving efficiency, reducing delays and enhancing safety.

Seasonal and business continuity plans

As part of our Winter Contingency Plan, CPKC reviews winter weather prediction models and data from multiple meteorological services and deploys systems to monitor real-time conditions across our rail network. This enables us to assess potential risks and their likelihood, supporting proactive mitigation measures. CPKC also maintains a fully integrated Business Continuity Centre to ensure operational resilience in the event of natural disasters, fires, cyber-attacks, or other threats. These measures complement our seasonal and business continuity plans, which are designed to minimize the impact of severe weather on operations and safety. In addition, we maintain and regularly update emergency preparedness and response plans for natural disasters and severe weather-related events that may impact our network. In 2025, CPKC organized or participated in over 200 emergency response training events involving more than 8,700 participants in Canada, the U.S. and Mexico.

Integrating climate factors into our business

The CRTF is tasked with identifying, evaluating and prioritizing potential opportunities to reduce CPKC’s GHG emissions in alignment with the demands of our business and the 2030 science-based emissions target referenced in “Metrics and targets” below. Members of the CRTF oversee the implementation of planned emissions reduction levers, practices and tools, including an evaluation of carbon pricing for capital investment projects, implementation of alternative fuel trials, development of renewable energy projects (e.g., on-site solar power), deployment of electric vehicles, network efficiency modifications and development of hydrogen propulsion for locomotives. In 2025, CPKC’s Engineering team achieved industry recognition with the Canadian Consulting Engineering Award for pioneering an AI-powered, satellite-based water body monitoring system, strengthening risk management and asset resilience.

2026 MANAGEMENT PROXY CIRCULAR 95

Metrics and targets

GHG emissions reduction targets

In 2023 we announced a goal to reduce CPKC’s well-to-wheel(1) locomotive GHG emissions intensity by 36.9 percent by 2030, from a 2020 base year, which is intended to adhere to a pathway that limits global warming to well below 2°C. CPKC’s 2030 target was validated by the SBTi under its Sectoral Decarbonization Approach for the freight rail sector.

Climate-related metrics

CPKC prepares an annual inventory of Scope 1, Scope 2, and Scope 3 GHG emissions across our operations. Emissions data is managed through an integrated data management system that is designed to enhance quality, consistency, accountability and auditability in our reporting. We believe this process enhances the effectiveness of our monitoring and tracking of emissions across our operational footprint.

CPKC is committed to transparent reporting and continuous assessment of our climate-related metrics and target. We continue to evaluate, among other things, evolving standards and stakeholder expectations. Current information about our climate-related metrics, GHG emissions reduction target and progress is available in our most recent Sustainability Data Report(2) on our website cpkcr.com/sustainability.

As with many companies in energy-intensive industries, CPKC’s pathway to reducing GHG emissions may not follow a linear or consistent year-over-year trajectory. As external data, market conditions, regulatory expectations, target-setting methodologies and approaches to climate-related analysis and the availability of climate solutions continue to evolve, we expect to refine our strategic approach to climate change-including reassessing the suitability of both existing and future targets. Additionally, as technology advances and our understanding of hydrogen locomotive deployment deepens, we may adjust our objectives, priorities, investments, and initiatives in this area.

(1)

Well-to-wheel emissions include all GHG emissions related to fuel production, processing, distribution, and use. In the case of locomotive diesel, emissions are produced while extracting petroleum from the earth, refining it, distributing the fuel to CPKC storage tanks, and burning it in locomotives.

(2)

Information on our website (including CPKC’s Sustainability Data Report) is not incorporated by reference and is not a part of this proxy circular. The information included in or implied by the Sustainability Data Report, including our planned activities, timing, goals and strategies, are subject to significant uncertainties due to a variety of factors as described in the Sustainability Data Report. The information in this paragraph and elsewhere in this proxy circular summarizing the Sustainability Data Report should be read taking into account such factors and uncertainties.

96 CPKC

PART VI – DELIVERY OF MEETING MATERIALS AND VOTING INFORMATION

This section provides important information about how to vote your shares.

Notice and access

In our continuing effort to reduce environmental impacts and increase sustainability, we have adopted the “notice and access” procedure permitted under applicable Canadian securities laws and pursuant to exemptions from the sending of financial statements and proxy solicitation requirements granted by the Director of Corporations Canada for distribution of the proxy circular and other related meeting materials to both registered and non-registered (beneficial) shareholders. Under the notice and access procedure, instead of sending paper copies of the proxy circular and meeting materials, shareholders of record as of March 9, 2026, will be able to access and review these materials online.

Shareholders will receive a package in the mail with a notice explaining how to access this proxy circular electronically and how to request a paper copy. A form of proxy for registered shareholders or a voting instruction form for non-registered (beneficial) shareholders will be included with the notice with instructions on how to vote your shares. The principal benefit of the notice and access procedure is that it reduces costs and the environmental impact of producing and distributing large quantities of paper documents that are ultimately discarded.

How to access the proxy circular electronically

•

on our website: investor.cpkcr.com

•

on the website of our registrar and transfer agent, Computershare Trust Company of Canada (Computershare): www.envisionreports.com/CPKC2026

•

on SEDAR+: www.sedarplus.ca

•

on SEC through EDGAR: www.sec.gov/edgar/search

How to request a paper copy of this proxy circular and meeting materials

You may request paper copies of this proxy circular and our 2025 annual report at no cost up to one year from the date that this proxy circular was filed on SEDAR+. In order to receive a paper copy before the date of the Meeting, your request should be received at least 10 business days prior to the date of the Meeting.

Before the Meeting		Following the Meeting

Registered shareholders (15-digit control number)	Call Computershare toll-free at 1-866-962-0498 (Canada/U.S.) or 1-514-982-8716 (International) and enter your Control Number as indicated on your form of proxy	Call Broadridge at 1-877-907-7643 (Canada/U.S.) or direct/International at (303) 562-9305 (English) and (303) 562-9306 (French)
Non-Registered (beneficial) shareholders (16-digit control number)

Visit proxyvote.com or call 1-877-907-7643 (Canada/U.S.) and enter your Control Number located on the voting instruction form provided to you. If calling outside of Canada/U.S. or you do not have a 16-digit control number, call 1-303-562-9305 (English) or 1-303-562-9306 (French)

If you request a paper copy of this proxy circular, you will not receive a new form of proxy or voting instructions form, so you should keep the original form sent to you in order to vote at the Meeting.

Questions?

If you have any questions about notice and access, please call 1-844-916-0609 or from outside North America 1-303-562-9305 for service in English. For service in French, please call 1-844-973-0593 or from outside North America 1-303-562-9306. Shareholders may also contact Kingsdale Advisors, the Corporation’s strategic advisor by telephone at 1-866-879-7649 (toll-free in North America) or 1-647-251-9709 (text and call enabled outside North America), or by email at contactus@kingsdaleadvisors.com.

2026 MANAGEMENT PROXY CIRCULAR 97

Who can vote?

If you held shares of CPKC as at the close of business on March 9, 2026 (record date), you are entitled to receive notice of and vote your shares at our Meeting on April 29, 2026, or at a reconvened meeting if the Meeting is postponed or adjourned. Each share carries one vote on each item to be voted on at the Meeting. As of the record date, there were 897,303,704 shares issued and outstanding.

How do I participate in the Meeting?

We are holding the Meeting in a virtual only format that will be conducted via live webcast online. Shareholders will not be able to attend the Meeting in person.

While the conduct of the Meeting is governed primarily by corporate law and CPKC’s organizational documents, securities law requirements in respect of disclosure at shareholder meetings can also have an impact on the administration of the Meeting. Reporting issuers must comply with their obligations under securities legislation and encourage best practices for shareholder participation at virtual meetings.

Participating in the Meeting online allows registered shareholders and duly appointed proxyholders, including non-registered (beneficial) shareholders who have appointed themselves or another person as a proxyholder, to participate at the Meeting and ask questions, all in real time. Questions not answered at the Meeting (due to time constraints) will be addressed via email after the Meeting. Registered shareholders and duly appointed proxyholders can vote at the appropriate time during the Meeting. All Meeting materials along with an audio recording of the Meeting will be available on CPKC’s website following the Meeting.

Guests, including non-registered beneficial shareholders who have not duly appointed themselves or another person as a proxyholder, can log in to the Meeting as set out below. Guests will be able to listen to the Meeting but cannot vote or ask questions. To access the Meeting, follow the instructions below, as applicable to you:

•	log in online at https://meetings.lumiconnect.com/400-909-565-002

•	click “Join” and then enter your Control Number (see below) and Password “CPKC2026” (note the password is case sensitive); OR

•	click “Guest” and then complete the online form.

In order to find the Control Number to access the Meeting:

•	registered shareholders: The control number located on the form of proxy or in the email notification you received is your Control Number.

•

proxyholders: Duly appointed proxyholders, including non-registered (beneficial) shareholders that have appointed themselves or another person as a proxyholder, will receive the Control Number from Computershare by email after the proxy voting deadline has passed.

We recommend that you log in at least one hour before the start time of the Meeting. It is important to ensure you are connected to the internet at all times if you participate in the Meeting online in order to vote when balloting commences. You are responsible for ensuring internet connectivity for the duration of the Meeting.

For additional details and instructions on accessing the Meeting online from your tablet, smartphone or computer, see the Virtual AGM User Guide accompanying the meeting materials.

Technical Assistance

If Shareholders (or their proxyholders) encounter any difficulties accessing the Meeting during the check-in, they may attend the Meeting by clicking “Guest” and completing the online form. The virtual meeting platform is fully supported on Android, iOs, Chrome, Firefox, Edge and Safari. Internet explorer is not supported. Shareholders (or their proxyholders) should ensure that they have a strong Internet connection if they intend to attend and/or participate in the Meeting. Participants should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Meeting. Internet network security protocols including firewalls, and VPN connections may block access to the virtual meeting platform. If you are experiencing any difficulty

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PART VI – DELIVERY OF MEETING MATERIALS AND VOTING INFORMATION

connecting or watching the meeting, ensure your VPN setting is disabled or use a computer on a network not restricted to security settings of your organization. Technical support can also be accessed at: support-ca@lumiglobal.com. For all other general inquiries, shareholders may also contact Computershare at 1-877-427-7245 (Canada) or 1-514-982-7555 (International/direct dial)

Submitting Questions

Questions or comments can be submitted in the Messaging tab of the webcast platform throughout the Meeting. During the Meeting, shareholders will also be able to provide direct feedback to management during the questions and answer segment of the Meeting. Questions that relate to a specific motion must indicate which motion they relate to at the start of the question (e.g., “Directors”) and must be submitted prior to voting on the motion so they can be addressed at the appropriate time during the Meeting. If questions do not indicate which motion they relate to or are received after voting on the motion, they will be addressed during the general question and answer session, after the formal business of the Meeting and the President and Chief Executive Officer’s remarks.

CPKC values shareholder feedback and expects that shareholders will have substantially the same opportunity to ask questions of the Board and management as if the Meeting were conducted in-person. Consistent with in-person shareholder meetings, the Chair of the Meeting has broad authority and discretion to conduct the meeting in an orderly manner, including the order in which questions are answered, the amount of time devoted to answering any one question and the appropriateness of a question in accordance with the rules of conduct in effect at the Meeting.

Any questions relevant to the Meeting that cannot be answered during the Meeting (due to time constraints) will be addressed via email after the Meeting. All Meeting materials along with an audio recording of the Meeting will be available on CPKC’s website following the Meeting.

How to vote?

You can vote by proxy ahead of the Meeting using all of the voting channels that have been available in the past; this has not changed.

You can vote online during the Meeting by following the instructions below. The voting process is different for registered or non-registered (beneficial) shareholders:

•

you are a registered shareholder if your name appears on your share certificate or a DRS statement registered in your name. Registered shareholders may vote at the Meeting by completing a ballot online during the Meeting.

•

you are a non-registered (beneficial) shareholder if your shares are registered in the name of your nominee (trustee, financial institution or securities broker). Non-registered (beneficial) shareholders must appoint themselves as proxyholder in order to vote at the Meeting. This is because the Company and its transfer agent do not have a record of the non-registered shareholders, and, as a result, will have no knowledge of your shareholdings or entitlement to vote unless you appoint yourself as proxyholder. See the instructions at page 101. If you are a non-registered (beneficial) shareholder and do not appoint yourself as proxyholder, you will still be able to participate as a guest.

Canadian nominees (and their agents or nominees) can only vote your shares if they have received your voting instructions. U.S. brokers and their agents or nominees, however, can vote your shares to appoint the auditor, but are prohibited from voting your shares to elect directors or participate in the advisory vote on executive pay without your voting instructions.

Voting by proxy

Voting by proxy means you appoint someone to be your proxyholder to attend the Meeting and vote your shares for you. Your proxyholder must vote or withhold your shares according to your instructions. Further, if you specify a choice with respect to any matter to be acted upon, the shares will be voted accordingly.

You can appoint a CPKC representative to be your proxyholder, or you can appoint someone else (or an entity). This person does not need to be a shareholder and must be properly appointed to be able to participate as a proxyholder. Simply print the name of the person or entity you would like to appoint in the space provided on the proxy form. Make sure they understand that you have appointed them and that they must participate in the Meeting and vote your shares for you in order for your vote to be counted.

2026 MANAGEMENT PROXY CIRCULAR 99

If you are appointing a proxyholder other than the Management nominees, you must go to http://www.computershare.com/CPKC_AGM by 9:00 a.m. (Mountain Daylight Time) on April 28, 2026, and provide Computershare with the required information for your chosen proxyholder so that Computershare may provide the proxyholder with a Control Number via email. This Control Number will allow your proxyholder to log in and vote at the meeting. Without a Control Number, your proxyholder will only be able to log in to the meeting as a guest and will not be able to vote.

If you appoint a CPKC representative to act as your proxyholder and you do not provide specific voting instructions, they will vote:

FOR	Appoint the auditor The Board recommends you vote FOR the appointment of Ernst & Young LLP as the Company’s auditors.
FOR

Have a say on the Company’s approach to executive pay (advisory vote)

We continue to engage with investors with respect to our compensation program. The Board recommends you vote FOR our approach to executive compensation.

FOR

Have a say on the Company’s approach to climate change (advisory vote)

We continue to engage stakeholders including our shareholders, on our climate objectives and actions. The Board recommends that you vote FOR our approach to climate change.

FOR

Elect 14 directors

You will be asked to elect 14 directors to serve on our Board this year. Each director nominee is qualified, experienced and committed to serving on the Board. The Board recommends you vote FOR each nominee.

Please register for electronic delivery of shareholder materials

Shareholders who have already signed up for electronic delivery of our annual report will continue to receive it by email. If you have not signed up for electronic delivery, please refer to the instructions below:

Registered shareholders – If your shares are registered directly in your name with our transfer agent Computershare Trust Company of Canada, please register for electronic delivery at www.investorcentre.com/cpkc using your personalized Holder Account Number which can be found on the form of proxy.

Non-registered (beneficial) shareholders – Beneficial Shareholders are asked to consider signing up for electronic delivery (E-delivery) of the Meeting materials. E-delivery has become a convenient way to make distribution of materials more efficient and is an environmentally responsible alternative by eliminating the use of printed paper and the carbon footprint of the associated mail delivery process. Signing up is quick and easy, go to www.proxyvote.com and sign in with your control number, vote for the resolutions at the meeting and following your vote confirmation, you will be able to select the electronic delivery box and provide an email address. Having registered for electronic delivery, going forward you will receive your Meeting materials by email and will be able to vote on your device by simply following a link in the email sent by your financial intermediary, provided your intermediary supports this service.

We are not sending notice of the Meeting or meeting materials directly to non-objecting beneficial owners (NOBOs). Instead, we have distributed meeting materials to intermediaries for onward distribution to non-registered shareholders. Intermediaries are required to forward these materials along with a voting instruction form to all NOBOs for whom they hold shares unless the NOBO has waived the right to receive them. We do not pay for intermediaries to deliver meeting materials to objecting beneficial owners (OBOs). OBOs will not receive meeting materials unless their intermediary assumes the costs of delivery.

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PART VI – DELIVERY OF MEETING MATERIALS AND VOTING INFORMATION

The table below provides details about the voting process for registered and beneficial shareholders.

	Registered shareholders	Non-registered (beneficial) shareholders

	Your package includes a proxy form	Your package includes a voting instruction form or a proxy form restricted to the number of shares you own and executed by your nominee

Vote your shares by proxy

You can vote by phone, mobile device or on the internet, 24 hours a day, seven days a week at www.investorvote.com. You will need your Control Number (found on your form of proxy).

Or complete the enclosed proxy form, sign and date it and mail it in the envelope provided.

You or your authorized attorney must sign the proxy for it to be valid. If the shares are held by a corporation, the form must be signed by an authorized officer or representative.

Note:

•

to appoint someone other than the CPKC representatives to be your proxyholder and vote your shares at the Meeting, you may do so by mail or on the internet only.

Your form explains the methods for voting. Carefully follow the instructions provided by your nominee because each nominee has its own procedures. Make sure you allow enough time for your nominee to receive the voting instructions if you’re mailing the form.

Non-registered shareholders who do not object to their name being made known to the Company may be contacted by our proxy solicitors to assist in conveniently voting their CPKC shares directly by telephone. CPKC may also utilize the Broadridge QuickVoteTM service to assist such shareholders with voting their CPKC shares.

If you participate in our ESPP, your shares are held in a custodial account until withdrawn according to the terms of the plan. You either received a voting information form or details about how you can access the materials electronically. Make sure you submit your voting instructions by the deadline so Computershare can vote your shares for you.

Vote your shares online during the Meeting	Your Control Number for the Meeting will be located on the proxy form or received via email. Follow the instructions above to access the Meeting and cast your ballot online during the designated time.

If you wish to vote online during the Meeting, you must appoint yourself as your proxyholder.

To appoint yourself as proxyholder, print your name in the space provided on the proxy or voting instruction form sent to you and follow the instructions provided by your intermediary before the deadline provided.

Follow the instructions above to access the Meeting and cast your ballot online during the designated time. You will receive the Control Number for the Meeting from Computershare by email after the proxy voting deadline has passed.

If another matter is properly brought before the Meeting, your proxyholder has discretionary authority to vote on the item as they see fit. As of the date of this proxy circular, management is not aware of an amendment, variation or other matter that may be brought before the Meeting.

Voting deadline

To be effective, your proxy must be received before 9:00 a.m. (Mountain Daylight Time) on Tuesday, April 28, 2026 or not less than 24 hours (excluding Saturdays, Sundays and holidays) prior to the time fixed for holding any adjournments of the Meeting. The time limit for the deposit of proxies may be waived or extended by the Chair of the Meeting at his or her discretion without notice. CPKC reminds shareholders that only the most recently dated voting instructions will be counted and any prior dated instructions will be disregarded.

2026 MANAGEMENT PROXY CIRCULAR 101

Tabulating the votes

As our registrar, Computershare will count and tabulate the proxies for us. They will keep the individual shareholder votes confidential, except if there are proxies that have comments that are clearly intended for management or to meet legal requirements.

Changing your vote

You can revoke your proxy at any time, by voting again on the internet or by phone, by submitting a new completed proxy form or voting information form not less than 24 hours prior to the time fixed for holding the Meeting, or in accordance with the following instructions:

If you are a beneficial shareholder and you are submitting a new voting instruction form, make sure you allow enough time for the new form to be delivered to your nominee and for them to act on your instructions. If you have any questions, please contact your nominee directly.

Registered holders can also revoke their previous instructions by sending a notice in writing from themselves or their authorized attorney (or a duly authorized officer or attorney if the shareholder is a corporation) to the Office of the Corporate Secretary, Canadian Pacific Kansas City Limited, 7550 Ogden Dale Road S.E., Calgary, Alberta T2C 4X9 at any time before 9:00 a.m. (Mountain Daylight Time) on Tuesday, April 28, 2026 or 24 hours (excluding Saturdays, Sundays, and holidays) prior to the time fixed for the holding of any adjournment of the Meeting, or in any other manner permitted by law. If you have followed the process for participating in and voting at the Meeting online, casting your vote online during the Meeting will revoke your previous proxy.

Registrar and transfer agent

You can contact Computershare, our registrar and transfer agent, by telephone, on the internet or by mail:

Call	1.877.427.7245 (within Canada and the United States) from 8:30 a.m. to 8:00 p.m. Eastern Time, or 1.514.982.7555 (international direct dial)
Email	service@computershare.com
Go to www.investorcentre.com/cpkc Send your letter to Computershare, 320 Bay Street, 14th Floor, Toronto, Ontario M5H 4A6

Questions on how to vote?

Contact Kingsdale Advisors, our strategic shareholder advisor:

Call	1.866.879.7649 (call toll free in North America) 647.251.9709 (call and text enabled outside of North America)
Email	contactus@kingsdaleadvisors.com

Or you can write to them at:

Kingsdale Advisors

120 Front Street East

2nd Floor

Toronto, Ontario MSA 4L9

Need additional information or assistance?

For additional information regarding voting by proxy before the meeting, voting online, attending the virtual meeting (including technical and logistical issues related to accessing the virtual meeting) or other general proxy matters, please contact Computershare at 1.877.427.7245 (Canada/U.S.) or 1.514.982.7555 (international/direct dial).

102 CPKC

    PART VII – OTHER INFORMATION

Internal controls and certification

The Board and Audit and Finance Committee oversee the integrity of our internal control and management information systems and those of our subsidiaries.

The internal control and systems have been designed by the CEO, CFO and Senior Vice-President, Accounting, Planning and Procurement, and are reviewed regularly by them as well as the internal audit department and our external auditor.

Each organizational owner is required to review the operation of the key internal controls in their area of responsibility every quarter, report any changes to the Office of the Senior Vice-President Accounting, Planning and Procurement, and confirm the effectiveness of the controls.

In accordance with the requirements of Section 404 of the Sarbanes-Oxley Act, management has assessed the effectiveness of the internal controls over financial reporting in accordance with the criteria set out by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control – Integrated Framework (2013). Management has determined that we have maintained effective control over financial reporting as of December 31, 2025 and reported its findings to the Audit and Finance Committee.

The CEO and CFO certify annually and quarterly that they are responsible for establishing and maintaining disclosure controls and procedures and internal control over financial reporting for CPKC and CPRC. We have filed the certifications with the SEC as an exhibit to our 2025 annual report on Form 10-K and file them as an exhibit to our quarterly reports on Form 10-Q. We are an issuer listed in Canada and the United States, and we meet the Canadian requirements by filing these certifications annually and quarterly.

Senior management and our Disclosure Policy Committee review the financial statements and other financial disclosure prior to the review and approval by the Audit and Finance Committee and the Board and prior to filings with applicable regulators. The CEO and CFO also certify that the information filed does not contain any untrue statements of material fact, or omit to state a material fact, and that the financial statements and other financial information included in the annual and quarterly filings fairly present, in all material respects, our financial condition, results of our operations and cash flows.

Pre-approval of audit services and fees

The Audit and Finance Committee has a written policy for pre-approving audit and non-audit services by the external auditors and their fees, in accordance with the applicable laws and requirements of stock exchanges and securities regulatory authorities.

The policy sets out the following governance procedures:

•	the Audit and Finance Committee pre-approves the terms of the annual engagement of the external auditors.
•	the Audit and Finance Committee is responsible for pre-approving annual audit and non-audit services, as well as pre-approving the external auditors’ compensation for audit and non-audit services.
•

the Senior Vice-President, Accounting, Planning and Procurement submits reports at least quarterly to the Audit and Finance Committee listing the services that were performed or planned to be performed by the external auditors.

•

any additional services to be provided by the external auditors that were not included in the list of pre-approved services or any services to be performed that will exceed the budgeted amount by more than 10 percent must each be pre-approved by the Audit and Finance Committee or the committee chair. The committee chair must report any additional pre-approvals at the next committee meeting.

•	the Audit and Finance Committee reviews the policy as necessary to make sure it continues to reflect our needs.
•	our Chief Internal Auditor monitors compliance with the policy.

The Audit and Finance Committee or committee chair must be satisfied that any services it pre-approves will not compromise the independence of the external auditors. The committee pre-approved all services performed by the external auditors in 2025, in accordance with the policy.

2026 MANAGEMENT PROXY CIRCULAR 103

Loans to directors and officers

As at the date of this proxy circular, there were no loans or indebtedness outstanding to any directors, executive officers employees and former executive officers, directors and employees of the Company or any of its subsidiaries. This includes guarantees, support agreements, letters of credit or other similar arrangements or understandings provided by the Company or any of our subsidiaries.

Directors’ and officers’ insurance

The Company has liability insurance to protect its directors, officers (and employees in certain circumstances) and subsidiaries, from losses they may incur as a result of wrongful acts actually, or allegedly committed or attempted in, the course of their acting for CPKC.

About Non-GAAP measures

The Company presents Non-GAAP measures to provide a basis for evaluating underlying earnings and liquidity trends in the Company’s current period’s financial results that can be compared with the results of operations in prior periods. Management believes these Non-GAAP measures facilitate a multi-period assessment of long-term profitability.

These Non-GAAP measures have no standardized meaning and are not defined by GAAP and therefore, may not be comparable to similar measures presented by other companies. The presentation of these Non-GAAP measures is not intended to be considered in isolation from, as a substitute for, or as superior to the financial information presented in accordance with GAAP.

Beginning in 2025, Core adjusted OI, Core adjusted OR, Core adjusted income, Core adjusted diluted EPS, Core adjusted ROIC, Adjusted free cash, and Adjusted net debt to adjusted EBITDA ratio have been used in continuity of the Non-GAAP measures previously known as Core adjusted combined OI, Core adjusted combined OR, Core adjusted combined income, Core adjusted combined diluted EPS, Core adjusted combined ROIC, Adjusted combined free cash, and Adjusted combined net debt to adjusted combined EBITDA ratio, respectively. No adjustments are required to the previously presented Non-GAAP measures as reported in 2024 to present them on a comparable basis, as KCS was consolidated within the Company’s results throughout the whole year and therefore, no combination adjustments exist.

The Company uses Core adjusted OI, Core adjusted OR, Core adjusted income, and Core adjusted diluted EPS to evaluate the Company’s operating performance and for planning and forecasting future business operations and future profitability. In addition to the Non-GAAP performance measures noted above, other Non-GAAP performance and liquidity measures include Core adjusted ROIC, Adjusted free cash, and Adjusted net debt to adjusted EBITDA ratio.

Management believes these Non-GAAP measures provide meaningful supplemental information about our financial results and improved comparability to past performance because they exclude certain significant items that are not considered indicative of future or past financial trends either by nature or amount. As a result, these items are excluded for management’s assessment of operational performance, allocation of resources, and preparation of annual budgets. These significant items may include, but are not limited to, restructuring and asset impairment charges, individually significant gains and losses from sales of assets, acquisition-related costs, adjustments to provisions and settlements of Mexican taxes, a gain on sale of an equity investment, discrete tax items, changes in income tax rates, changes to uncertain tax items, and certain items outside the control of management. Acquisition-related costs include legal, consulting, integration costs including third-party services and system migration, restructuring and special termination benefits cost, employee retention and synergy incentive costs. These items may not be non-recurring, and may include items that are settled in cash. Specifically, due to the magnitude of the KCS acquisition, its significant impact to the Company’s business and complexity of integrating the acquired business and operations, the Company continues to expect to incur acquisition-related costs beyond the year of acquisition. Management believes excluding these significant items from GAAP results provides an additional viewpoint which may give users a consistent understanding of the Company’s financial performance when performing a multi-period assessment including assessing the likelihood of future results. Accordingly, these Non-GAAP financial measures may provide additional insight to investors and other external users of the Company’s financial information.

In addition, these Non-GAAP measures exclude KCS purchase accounting. KCS purchase accounting represents the amortization of basis differences being the incremental depreciation and amortization in relation to fair value adjustments to properties and intangible assets, incremental amortization in relation to fair value adjustments to KCS’s investments, amortization of the change

104 CPKC

PART VII – OTHER INFORMATION

in fair value of debt of KCS assumed on the Control Date, and depreciation and amortization of fair value adjustments that are attributable to the non-controlling interest, as recognized within “Depreciation and amortization”, “Other (income) expense”, “Net interest expense”, and “Net loss attributable to non-controlling interest”, respectively, in the Company’s Consolidated Statements of Income. All assets subject to KCS purchase accounting contribute to income generation and will continue to amortize over their estimated useful lives. Excluding KCS purchase accounting from GAAP results provides financial statement users with additional transparency by isolating the impact of KCS purchase accounting.

Core adjusted income is calculated as Net income attributable to controlling shareholders reported on a GAAP basis adjusted for significant items less KCS purchase accounting. Core adjusted diluted EPS is calculated using Diluted EPS reported on a GAAP basis adjusted for significant items less KCS purchase accounting. Core adjusted OI and Core adjusted OR are calculated from reported GAAP revenue and operating expenses adjusted for, where applicable, (1) significant items (acquisition-related costs and adjustments to provisions and settlement of Mexican taxes) that are reported within OI, and (2) KCS purchase accounting recognized in “Depreciation and amortization” and “Purchased services and other”.

Core adjusted ROIC is calculated as Core adjusted return divided by Core adjusted average invested capital. Core adjusted ROIC excludes significant items reported in the Company’s Consolidated Financial Statements, as these significant items are not considered indicative of future financial trends either by nature or amount, the impact of KCS purchase accounting excluding amortization of the change in fair value of KCS’s debt recognized in “Net interest expense”, interest expense, net of tax, and the unamortized discount from the fair value adjustment of KCS debt in the ending debt balance for the periods presented to incorporate returns on the Company’s overall capitalization. CPKC uses Core adjusted ROIC to measure how productively the Company uses its long-term capital investments, representing indicators of good operating and investment decisions made by management. Core adjusted ROIC is reconciled from Return on average shareholders’ equity, the most comparable measure calculated in accordance with GAAP. Core adjusted return is defined as Net income attributable to controlling shareholders adjusted for interest expense, tax effected at the Company’s core adjusted annualized effective tax rate, and significant items and KCS purchase accounting excluding amortization of the change in fair value of KCS’s debt recognized in “Net interest expense”, tax effected at the applicable tax rate. Core adjusted average invested capital is defined as the sum of total Shareholders’ equity, Long-term debt, and Long-term debt maturing within one year, as presented in the Company’s Consolidated Financial Statements, each averaged between the beginning and ending balance over a trailing twelve-month period, adjusted for the impact of the unamortized fair value adjustment made to debt upon the acquisition of KCS, the impact of significant items and KCS purchase accounting, and tax effected at the applicable tax rate, on closing balances as part of this average.

Adjusted free cash is calculated as Net cash provided by operating activities, less Net cash used in investing activities, adjusted for changes in Cash and cash equivalents balances resulting from FX fluctuations, the cash flow impacts of acquisition-related costs associated with the KCS acquisition, settlements of Mexican taxes, settlement of foreign currency forward contracts, net of tax, and net proceeds from the sale of an equity investment, net of tax. The acquisition-related costs associated with the KCS acquisition, settlements of Mexican taxes, and settlement of foreign currency forward contracts, net of tax, are not indicative of operating trends and have been excluded from Adjusted free cash. Net proceeds from the sale of an equity investment, net of tax, is not indicative of investment trends and has also been excluded from Adjusted free cash. Adjusted free cash is useful to investors and other external users of the Company’s Consolidated Financial Statements as it assists with the evaluation of the Company’s ability to generate cash to satisfy debt obligations and other activities such as dividends, share repurchase programs, and other strategic opportunities, and is an important performance criterion in determining certain elements of the Company’s long-term incentive plan. Adjusted free cash should be considered in addition to, rather than as a substitute for, Net cash provided by operating activities.

Adjusted net debt to adjusted EBITDA ratio is calculated as Adjusted net debt divided by adjusted EBITDA. The Adjusted net debt to adjusted EBITDA ratio is a key credit measure used to assess the Company’s financial capacity. The ratio provides information on the Company’s ability to service its debt and other long-term obligations from operations, excluding significant items, and is an important performance criterion in determining certain elements of the Company’s long-term incentive plan. The Adjusted net debt to adjusted EBITDA ratio is reconciled from the Long-term debt to Net income attributable to controlling shareholders ratio, the most comparable measure calculated in accordance with GAAP. Adjusted net debt is defined as Long-term debt, and Long-term debt maturing within one year as reported on the Company’s Consolidated Balance Sheets adjusted for pension plans’ deficit, operating lease liabilities, Cash and cash equivalents, and the fair value adjustment to KCS debt on the Control Date which is recognized under Long-term debt on the Company’s Consolidated Balance Sheets. Adjusted net debt is used as a measure of debt and long-term obligations as part of the calculation of Adjusted net debt to adjusted EBITDA ratio. Adjusted EBITDA is calculated as Net income attributable to controlling shareholders before Net interest expense, Income tax expense, Depreciation

2026 MANAGEMENT PROXY CIRCULAR 105

and amortization, and Operating lease expense recognized on the Company’s Consolidated Statement of Income, excluding significant items reported in “Operating income”, and “Other (income) expense”, less “Other components of net periodic benefit recovery” recognized on the Company’s Consolidated Statement of Income. Adjusted EBITDA is used as a performance measure derived from operating results, excluding significant items, as part of the calculation of Adjusted net debt to adjusted EBITDA ratio.

For reconciliations of Core adjusted diluted EPS and Core adjusted OR to the closest comparable GAAP measures, see Non-GAAP Measures at pages 71 - 74 in our 10-K for the year ended December 31, 2025. You can find our Annual Report on Form 10-K in our 2025 annual report on our website (investor.cpkcr.com/financials), on SEDAR+ (www.sedarplus.ca) and on EDGAR (www.sec.gov).

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC and the securities commissions or similar regulatory authorities in Canada, and the exhibits filed with the report, are available on the Company’s website at investor.cpkcr.com/financials, on SEDAR+ (www.sedarplus.ca) and on EDGAR at www.sec.gov. Financial information relating to the Company is included in the Company’s Audited Consolidated Financial Statements for the fiscal year ended December 31, 2025, and the related Management’s Discussion and Analysis is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Information on or connected to our website, even if referred to in this proxy circular, is not part of this proxy circular.

106 CPKC

    PART VIII – BOARD TERMS OF REFERENCE

Canadian Pacific Kansas City Limited and Canadian Pacific Railway Company

Board of Directors Terms of Reference

The term “Corporation” herein shall refer to each of Canadian Pacific Kansas City Limited (“CPKC”) and Canadian Pacific Railway Company (“CPRC”), and the terms “Board”, “Directors” and “Board of Directors” shall refer to the Board, Directors or Board of Directors of CPKC or CPRC, as applicable.

A.	Board of Directors and Procedures

1.	Purpose

The Canada Business Corporations Act (“CBCA”) provides that the Board shall manage, or supervise the management of, the business and affairs of the Corporation subject to any unanimous shareholder agreement, and further that every Director and officer shall: act honestly and in good faith with a view to the best interests of the Corporation; and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

As the Board has overall plenary power, these Terms of Reference are intended not to limit the powers of the Board but to assist the Board in the exercise of its powers and the fulfillment of its duties.

2.	Composition of the Board of Directors

The members of the Boards of both CPKC and CPRC shall be identical. The election of Directors is by the shareholders; however, it is a policy of the Board that a substantial majority of the Directors shall meet all applicable standards with respect to being independent and unrelated to the Corporation, set forth in applicable securities laws, Canadian Securities Administrators’ policies and the rules of any stock exchange on which the Corporation’s securities are listed for trading (the “Independent Directors”). Determinations as to whether a particular Director satisfies the requirements for Board membership shall be affirmatively made by the full Board based on a broad consideration of all relevant facts and circumstances required or permitted to be considered under applicable laws, policies or rules.

3.	Election of Directors

The Board shall propose, upon recommendation by its Corporate Governance, Nominating and Social Responsibility Committee (the “CGNSRC”), nominees to the Board for election by shareholders at the Corporation’s annual meeting of shareholders.

4.	Appointment of Board Chair

The Board shall appoint a Chair, who shall meet the independence requirements set forth in paragraph 2 of these Terms of Reference and shall not be an officer of the Corporation or any of its affiliates.

5.	Meetings of Independent Directors

The independent Directors on the Board shall have an in-camera session at each regularly scheduled meeting of the Board without management participation. The independent Directors shall designate, and the Corporation shall disclose in the Corporation’s management proxy circular the name of the Director who will preside at such executive sessions.

6.	Attendance of Others at Board Meetings

At the invitation of the Chair of the Board, individuals who are not Directors may attend any meeting of the Board.

7.	Directors’ Duties

Each Director is expected to attend each meeting of the Board and the Board committees of which he or she is a member. Information relevant to the Board’s or a committee’s consideration of matters to be discussed at a meeting will, whenever possible, be distributed to Directors sufficiently in advance of the meeting date to permit Directors to prepare for a discussion of such matters. Sensitive subject matters may be discussed at meetings of the Board or relevant committee without written materials being distributed to Directors. Directors may consider the interests of constituencies such as employees, customers, suppliers and the public at large in determining the long and short-term interests of the Corporation and its shareholders.

2026 MANAGEMENT PROXY CIRCULAR 107

Each Director is expected to maintain or enhance his or her skills and abilities as a director, including skills and abilities related to his or her duties on Board committees.

8.	Remuneration of Directors

Except for Directors who are also officers of the Corporation, no Director shall receive from the Corporation any compensation other than the fees to which he or she is entitled as a Director of the Corporation or a member of a committee of the Board. Directors who are also officers of the Corporation shall not be entitled to receive any Directors’ fees or other compensation in respect of their duties as Directors of the Corporation.

9.	Use of Outside Legal, Accounting or Other Advisers

Individual members of the Board may engage outside, legal, accounting or other advisers, at the expense of the Corporation, to obtain advice and assistance in respect of matters relating to their duties, responsibilities and powers as Directors, provided such engagement is first approved by the CGNSRC.

B.	Mandate

10.   Management is responsible for the management of the Corporation. The Board is responsible for the stewardship of the Corporation and for monitoring the actions of, and providing overall supervision of, and guidance and direction to, management.

In fulfilling its mandate, the Board shall, among other things:

Committees and Committee Terms of Reference

(a)

establish an Audit and Finance Committee (the “AFC”), a Management Resources and Compensation Committee (the “MRCC”), a Risk and Sustainability Committee (the “RSC”) and the CGNSRC, each comprised entirely of independent Directors, and an Integration Committee for as long as the Board deems necessary, and may establish such other committees as it deems necessary or desirable, to assist it in the fulfillment of its duties and responsibilities, with such terms of reference as the Board may determine, and may delegate from time to time to such committees or other persons any of the Board’s responsibilities that lawfully may be delegated. The Board shall determine whether Directors satisfy the requirements for membership on each such committee;

(b)	consider recommendations of the CGNSRC from time to time regarding the composition and terms of reference of the committees of the Board;

Corporate Governance

(c)

consider recommendations of the CGNSRC regarding the Corporation’s approach to governance issues and the adoption of corporate governance principles and guidelines for the Corporation, as well as the disclosure thereof in the Corporation’s annual report or management proxy circular;

(d)	consider recommendations of the CGNSRC regarding the adoption or amendment of:

•

a code of business ethics applicable to Directors, officers and employees of the Corporation prescribing standards that are reasonably designed to promote integrity and honest and ethical conduct and deter wrongdoing, and

•

a code of ethics applicable to the Chief Executive Officer (“CEO”) and senior financial officers of the Corporation prescribing standards that are reasonably designed, in addition to deterring wrongdoing and promoting integrity and honest and ethical conduct, to promote full, fair, accurate, timely and understandable disclosure in accordance with applicable legal requirements, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations of such code, and accountability for adherence to such code, and monitor any waivers granted by the CGNSRC from the aforementioned codes;

(e)

develop and annually review a disclosure and insider trading and reporting policy for the Corporation that, inter alia: addresses how the Corporation shall interact with analysts and the public; and contains measures for the Corporation to avoid selective disclosure;

(f)	develop and periodically review policies with respect to decisions and other matters requiring Board approval;

(g)	develop and periodically review policies and procedures for receiving feedback from shareholders with respect to the affairs of the Corporation;

108 CPKC

PART VIII – BOARD TERMS OF REFERENCE

Strategy, Operations and Sustainability

(h)	receive regular reports from the Integration Committee with respect to the integration of the Corporation and Kansas City Southern;

(i)

adopt a strategic planning process and annually approve the Corporation’s strategic plan, which takes into account, among other things, the opportunities, risks and sustainability of the Corporation’s business;

(j)	with the input from the RSC, oversee management in its execution of the Corporation’s operational activities/plans;

Audit and Finance

(k)	authorize and direct the AFC to assist the Board in overseeing:

(i)	the review of the annual and interim financial statements of the Corporation;

(ii)	the integrity and quality of the Corporation’s financial reporting and systems of internal control and risk management;

(iii)	the Corporation’s compliance with applicable legal and regulatory requirements;

(iv)	the qualifications, independence, engagement, compensation and performance of the Corporation’s external auditors, including preapproval of all audit and non-audit services and fees;

(v)	the performance of the Corporation’s internal audit function;

(vi)	the Corporation’s financial plans and programs relating to treasury operations, credit facilities and credit ratings, and financial risks and contingent exposures; and

(vii)	the pension plans sponsored by the Corporation and/or some of its subsidiaries from time to time;

(l)	monitor the integrity of the Corporation’s internal control over financial reporting, disclosure controls and procedures and management information systems;

Finance Matters

(m)	provide oversight of the Corporation’s capital structure and capital allocation;

(n)	provide oversight of the Corporation’s dividend policy and actions related thereto;

(o)	annually review and approve the Corporation’s budget, including planned capital and operating expenditures, financing plans and strategies;

(p)	review and monitor throughout the year the Corporation’s actual expenditures in relation to the approved budget;

(q)	consider and approve, in accordance with the CBCA, any repurchase of shares of CPKC; and

(r)	with the input from the RSC, oversee strategic options and opportunities for the Corporation, including acquisitions and divestitures.

Environmental and Safety Matters

(s)

consider reports and recommendations of management and the RSC with respect to the Corporation’s environmental and safety policies and procedures and any issues relating to environmental and safety matters and management’s response thereto;

Succession Planning

(t)	develop, upon recommendation of the MRCC, and monitor a succession plan for senior officers of the Corporation, including appointing, training and monitoring overall performance of senior management;

Oversight and Compensation of Management

(u)	consider recommendations of the MRCC with respect to:

(i)	the appointment of officers of the Corporation and the compensation of Senior Vice Presidents and above, other than the CEO (whose compensation must be approved by the independent Directors);

(ii)	the compensation philosophy and programs of the Corporation generally;

2026 MANAGEMENT PROXY CIRCULAR 109

(iii)	the adoption of any incentive compensation and equity-based plans, including stock option, stock purchase or other similar plans, in which officers are or may be eligible to participate;

(iv)

the adoption of and amendments to, if any, a clawback policy that is compliant with the U.S. Securities and Exchange Commission’s Dodd-Frank Clawback Rule and related listing standards adopted by the New York Stock Exchange;

(v)	the adoption of and amendments to, if any, any other clawback policy of the Corporation;

(vi)	the establishment of performance objectives and the conduct of performance evaluations for the senior officers referenced in clause (i) of this paragraph (t); and

(vii)	the amendment of the Corporation’s retirement plans;

(v)

to the extent feasible, satisfy itself as to the integrity of the CEO and other executive officers and that the CEO and other executive officers create a culture of integrity throughout the organization;

(w)	communicate to management and periodically review the Board’s expectations regarding management’s performance and conduct of the affairs of the Corporation;

Risks

(x)

with the assistance of the RSC and other Board committees, review the principal risks of the Corporation’s business and oversee the implementation of appropriate risk assessment and risk management policies and processes to manage these risks, and review and, with the assistance and upon recommendation of the RSC, provide guidance to management on any outcomes, findings and issues arising in connection with the risk assessment and risk management policies and processes;

Directors Qualifications, Compensation, Education and Orientation

(y)	consider the advice and input of the CGNSRC regarding:

(i)	the competencies and skills that the Board, as a whole, should possess;

(ii)	the competencies, skills and personal and other qualities that the existing Directors possess;

(iii)

a process to determine, in light of the opportunities and risks facing the Corporation, what competencies, skills and personal qualities are required for new Directors in order to add value to the Corporation; and

(iv)	a policy respecting the size and composition of the Board, with a view to facilitating effective decision-making;

and propose nominees for election as Directors;

(z)	consider recommendations of the CGNSRC with respect to the level and forms of compensation for Directors, which compensation shall reflect the responsibilities and risks involved in being a Director;

(aa)

develop a program for the orientation and education of new Directors, and to ensure that prospective candidates for Board membership understand the role of the Board and its committees and the contributions that individual Directors are expected to make, and develop a program of continuing education for all Directors, so that they may maintain or enhance their skills and abilities as directors and ensure that their knowledge and understanding of the Corporation’s business remains current;

Position Descriptions

(bb)

together with CGNSRC, develop clear position descriptions for the Chair of the Board and the Chairs of each of the Board committees and, together with the CEO, develop a clear position description for the CEO which delineates management’s responsibilities; and

Assessment of Board and Committee Effectiveness

(cc)

consider recommendations of the CGNSRC for the development and monitoring of processes for assessing the effectiveness of the Board, the committees of the Board and the contribution of individual Directors, which assessments shall be made annually.

Current as of:
October 29, 2025

110 CPKC

QUESTIONS?
NEED HELP
VOTING?

CONTACT US

North American

Toll Free Number

1.866.879.7649

E-mail: contactus@kingsdaleadvisors.com

Fax: 416.867.2271

Toll Free Facsimile: 1.866.545.5580
Outside North America, Banks and Brokers
Call Collect or Text: 647.251.9709

CPKC

7550 Ogden Dale Road S.E.
Calgary, AB T2C 4X9
Canada
cpkcr.com

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Computershare Trust Company of Canada
Transfer Agent for Canadian Pacific Kansas City Limited
320 Bay Street, 14th Floor
Toronto, ON M5H 4A6
www.investorcentre.com/cpkc

Security Class

Holder Account Number

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Form of Proxy - Annual Meeting of Shareholders to be held on April 29, 2026 (the “Meeting”)

This Form of Proxy (the ‘’Proxy’’) is solicited by and on behalf of Management of Canadian Pacific Kansas City Limited.

Notes to proxy

1.

This proxy is solicited by Management of Canadian Pacific Kansas City Limited (“CPKC” or the “Corporation”). Shareholders are directed to CPKC’s Management Proxy Circular dated March 10, 2026 as may be amended (the “Proxy Circular”) and the Notice of Annual Meeting of Shareholders dated March 10, 2026 (the “Notice”) for more detailed information.

2.

You have the right to appoint a proxyholder, who need not be a shareholder, to participate and act on your behalf at the Meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). In addition, you must go to http://www.computershare.com/CPKC_AGM by 9:00 a.m. MDT on April 28, 2026, and provide Computershare with the required information for your chosen proxyholder so that Computershare may provide the proxyholder with a Control Number via email. This Control Number will allow your proxyholder to log in and vote at the Meeting. Without a Control Number, your proxyholder will only be able to log in to the Meeting as a guest and will not be able to vote.

3.

If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated. If you are voting on behalf of a corporation you are required to provide your name and designation of office, e.g., ABC Inc. per John Smith, President.

4.	This Proxy should be signed in the exact manner as the name(s) appear(s) on the Proxy.

5.	If this Proxy is not dated, it will be deemed to bear the date on which it is received by or on behalf of the Corporation.

6.

The Common Shares represented by this Proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for and, if the shareholder has specified a choice with respect to any matter to be acted upon, the Common Shares will be voted accordingly. This Proxy confers discretionary authority on the proxyholder to vote as such proxyholder sees fit in respect of each matter set forth herein if no choice is specified and in respect of any amendments or variations to matters identified in the Notice and in respect of other matters that may properly come before the Meeting. If you do not specify a choice with respect to any matter, the proxyholder designated in this Proxy will vote FOR each of items 1, 2, and 3 and FOR the election of each of the Director Nominees in item 4.

Proxies submitted must be received not less than 24 hours (excluding Saturdays, Sundays and holidays) prior to the time fixed for the Meeting

(or any adjournment thereof) in order to be used at the Meeting.

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VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

• Call the number listed BELOW from a touch tone telephone. 1-866-732-VOTE (8683) Toll Free	• Go to the following web site: www.investorvote.com • Smartphone? Scan the QR code to vote now.	• You can enroll to receive future securityholder communications electronically by visiting www.investorcentre.com.	• You can attend the Meeting virtually by visiting the URL provided on the back of this proxy. • For further information on the virtual Meeting see the Proxy Circular.

Instead of mailing this Proxy, you may choose one of the two other voting methods outlined above to vote this proxy.

If you choose to vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the management nominees named on the reverse of this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER

025JHA

This Proxy is solicited by and on behalf of Management of CPKC and will be used at the Annual Meeting of Shareholders to be held via live webcast online at https://meetings.lumiconnect.com/400-909-565-002 on Wednesday, April 29, 2026 at 9:00 a.m. (Mountain Daylight Time) and any adjournment or postponement thereof.

Appointment of Proxy
I/We, being holder(s) of Common Shares of Canadian Pacific Kansas City Limited hereby appoint: Keith Creel, or failing him, Cassandra P. Quach, or failing her, Nadeem Velani	OR	Print the name of the person or company you are appointing if it is a person or company other than the Management appointees listed herein.

Note: If you are appointing a proxyholder other than the Management nominees, YOU MUST go to http://www.computershare.com/CPKC_AGM by 9:00 a.m. MDT on April 28, 2026 and provide Computershare with the required information for your appointee so that Computershare may provide the appointee with a Control Number via email. Without a Control Number, your proxyholder will only be able to log in to the Meeting as a guest and will not be able to vote.

as the proxyholder of the undersigned, to attend and act on behalf of the undersigned at the Meeting, with the power of substitution and with all the powers that the undersigned could exercise with respect to the said Common Shares if personally present and with authority to vote at the said proxyholder’s discretion except as otherwise specified herein and to vote and act in said proxyholder’s discretion with respect to amendments or variations to matters referred to in the Notice and with respect to other matters that may properly come before the Meeting. In the absence of any instructions in respect of any matter, the proxyholder designated in this Proxy is hereby instructed to vote FOR each of items 1, 2, and 3 and FOR the election of each of the Director Nominees in item 4. Reference should be made to the Notice and the Proxy Circular.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

		For	Withhold

1.	Appointment of the Auditor as named in the Proxy Circular.
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		For	Against

2.	Advisory vote to approve the Corporation’s approach to executive compensation as described in the Proxy Circular.

		For	Against

3.	Advisory vote to approve the Corporation’s approach to climate change as described in the Proxy Circular.

4.	Election of Directors: You may vote “For” up to fourteen (14) nominees for election as director in total.

DIRECTOR NOMINEES	For	Against		For	Against		For	Against

01. Hon. John Baird P.C.			02. Isabelle Courville			03. Keith Creel

04. Amb. Antonio Garza (Ret.)			05. Arturo Gutiérrez Hernández			06. Hon. Edward Hamberger

07. Janet Kennedy			08. Henry Maier			09. Marc Parent

10. Matthew Paull			11. Jane Peverett			12. Andrea Robertson
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13. Katharine Stevenson			14. Gordon Trafton

The undersigned confirms that it is the express wish of the undersigned that the documents relating hereto, including the Proxy Circular and this form of proxy, have been and shall be drawn up in English only. Le (la) soussigné(e) confirme sa volonté expresse que les documents se rapportant aux présentes, y compris la circulaire ainsi que le présent formulaire de procuration, soient rédigés en anglais seulement.

Signature of Proxyholder	Signature(s)	Date

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, and the proxy appoints the Management Nominees, this Proxy will be voted as recommended by Management.

DD / MM /YY

If you are voting on behalf of a corporation you are required to provide your name and designation of office, e.g., ABC Inc. per John Smith, President.
Signing Capacity

Interim Financial Statements	Annual Report	Management Proxy Circular
Mark this box if you would like to receive interim financial statements and accompanying Management’s Discussion and Analysis by mail.	Mark this box if you would NOT like to receive the Annual Report and accompanying Management’s Discussion and Analysis by mail. By marking the box, you agree that this instruction shall continue in force from year to year (unless revoked). You may revoke or change this instruction at any time by notifying our transfer agent at 1-877- 427-7245 or by mail at 320 Bay Street, 14th Floor, Toronto, ON M5H 4A6.	Mark this box if you would like to receive the Management Proxy Circular by mail for next securityholders meeting.

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

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